                      AGREEMENT AND PLAN OF REORGANIZATION

                          DATED AS OF FEBRUARY 4, 1996

                                 BY AND BETWEEN

                                W. R. GRACE & CO.

                                       AND

                                  FRESENIUS AG


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                                TABLE OF CONTENTS

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                                    RECITALS

           A.       Defined Terms ........................................     1
           B.       Newco ................................................     1
           C.       The Contribution .....................................     1
           D.       The Distribution .....................................     1
           E.       The Recapitalization .................................     1
           F.       The Mergers and the Recapitalization .................     1
           G.       Financing ............................................     2
           H.       Intention of the Parties .............................     2
           I.       Approvals ............................................     2

                                    ARTICLE I

                   THE REORGANIZATION; CLOSING; EFFECTIVE TIME

Section 1.1.        The Distribution, Newco and the
                               Contribution ..............................     2
Section 1.2.        The Recapitalization and the Mergers .................     3
Section 1.3.        Effective Time .......................................     3
Section 1.4.        Closing ..............................................     3

                                   ARTICLE II

                    CERTIFICATE OF INCORPORATION AND BY-LAWS

Section 2.1.        Grace Certificate of Incorporation ....................    3
Section 2.2.        Grace By-laws .........................................    4
Section 2.3.        Fresenius USA Articles of Organization ................    4
Section 2.4.        Fresenius USA By-laws .................................    4

                                   ARTICLE III

                             DIRECTORS AND OFFICERS

Section 3.1.        Grace Directors .......................................    4
Section 3.2.        Grace Officers ........................................    4
Section 3.3.        Fresenius USA Directors ...............................    4
Section 3.4.        Fresenius USA Officers ................................    4
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                                   ARTICLE IV

                MERGER CONSIDERATION; CONTRIBUTION CONSIDERATION;
               CONVERSION OR CANCELLATION OF SHARES IN THE MERGERS

Section 4.1.        Grace Merger Consideration; Conversion or
                       Cancellation of Grace Capital Stock .................   4
Section 4.2.         Fresenius USA Merger Consideration; Conversion or
                        Cancellation of Fresenius USA Capital Stock ........   5
Section 4.3.         Fresenius AG Consideration ............................   6
Section 4.4.         Exchange of Old Certificates for New
                        Certificates .......................................   6
                             (a)    Appointment of Exchange Agent ..........   6
                             (b)    Exchange Procedures ....................   6
                             (c)    Fractional Shares ......................   7
                             (d)    Distributions with Respect to
                                       Unexchanged Shares ..................   8
                             (e)    No Transfers ...........................   8
                             (f)    No Liability ...........................   8
                             (g)    Withholding Rights .....................   8
                             (h)    Transfer Taxes .........................   9
                             (i)    Stock Options and Warrants .............   9

Section 4.5.         Dissenters' Rights ....................................   9


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

Section 5.1.                 Representations and Warranties of Grace .......  10
                             (a)    Capital Stock ..........................  10
                             (b)    Corporate Organization and
                                        Qualification ......................  11
                             (c)    Corporate Authority ....................  11
                             (d)    Governmental Filings; No Violations ....  11
                             (e)    SEC Documents; Financial Statements;
                                       No Undisclosed Liabilities ..........  12
                             (f)    Absence of Certain Events and Changes ..  13
                             (g)    Compliance with Laws ...................  14
                             (h)    Title to Assets ........................  14
                             (i)    Litigation .............................  14
                             (j)    Taxes ..................................  14
                             (k)    Employee Benefits ......................  15
                             (l)    Environmental Matters ..................  17
                             (m)    Rights Plan ............................  17
                             (n)    Takeover Statutes ......................  17
                             (o)    Brokers and Finders ....................  17
                             (p)    Tax Matters ............................  17
                             (q)    Information in Disclosure Documents
                                       and Registration Statements .........  17
                             (r)    Trademarks, Patents and Copyrights .....  18
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                             (s)    Assets                                    18
                             (t)    Disclosure .............................  18

Section 5.2.                 Representations and Warranties of Fresenius
                                        USA ................................  18
                             (a)    Capital Stock ..........................  18
                             (b)    Corporate Organization and
                                        Qualification ......................  19
                             (c)    Corporate Authority ....................  20
                             (d)    Governmental Filings; No Violations ....  20
                             (e)    SEC Documents; Financial Statements;
                                       No Undisclosed Liabilities ..........  21
                             (f)    Absence of Certain Events and Changes ..  22
                             (g)    Compliance with Laws ...................  22
                             (h)    Title to Assets ........................  22
                             (i)    Litigation .............................  23
                             (j)    Taxes ..................................  23
                             (k)    Employee Benefits ......................  23
                             (l)    Environmental Matters ..................  25
                             (m)    Takeover Statutes ......................  25
                             (n)    Brokers and Finders ....................  25
                             (o)    Information in Disclosure
                                       Documents and Registration
                                          Statements .......................  25
                             (p)    Trademarks, Patents and Copyrights .....  26
                             (q)    Disclosure .............................  26

Section 5.3.                 Representations and Warranties of
                                   Fresenius AG ............................  26
                             (a)    Corporation Organization and
                                       Qualification .......................  26
                             (b)    Corporate Authority ....................  27
                             (c)    Governmental Filings; No Violations ....  27
                             (d)    Takeover Statutes ......................  28
                             (e)    Brokers and Finders ....................  28
                             (f)    Contribution ...........................  28
                             (g)    Tax Matters ............................  28
                             (h)    Information in Disclosure
                                       Documents and
                                       Registration Statements .............  28
                             (i)    Disclosure .............................  29

Section 5.4.                 Representations and Warranties for the
                                 FWD Business ..............................  29
                             (a)    Corporate Organization and
                                       Qualification .......................  29
                             (b)    Corporate Authority ....................  29
                             (c)    Capitalization .........................  29
                             (d)    Financial Statements; No Undisclosed
                                       Liabilities .........................  30
                             (e)    Absence of Certain Events and Changes ..  30
                             (f)    Compliance with Laws ...................  30
                             (g)    Title to Assets ........................  31
                             (h)    Litigation .............................  31
                             (i)    Taxes ..................................  31
                             (j)    Environmental Matters ..................  32
                             (k)    Governmental Filings; No Violations ....  32
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                             (l)    Contracts and Commitments ..............  33
                             (m)    Employee Benefit Plans .................  33
                             (n)    Lease                                     34
                             (o)    Trademarks, Patents and Copyrights .....  34
Section 5.5.                 Certain Definitions Relating to the
                                 FWD Business ..............................  35
                             (a) FWD Business ..............................  35
                             (b) FWD Business Assets .......................  35
                             (c) FWD Business Subsidiaries .................  35
                             (d) Fresenius AG Restructuring ................  35

                                   ARTICLE VI

                                    COVENANTS

Section 6.1.                 Interim Operations ............................  35
Section 6.2.                 Newco Capital .................................  37
Section 6.3.                 Acquisition Proposals .........................  38
Section 6.4.                 Information Supplied ..........................  39
Section 6.5.                 Shareholder Approvals .........................  39
Section 6.6.                 Filings; Other Actions ........................  40
Section 6.7.                 Audited Financial Statements ..................  41
Section 6.8.                 Access ........................................  43
Section 6.9.                 Notification of Certain Matters ...............  43
Section 6.10.                Publicity .....................................  43
Section 6.11.                [Intentionally Omitted] .......................  43
Section 6.12.                Employee Benefits .............................  43
Section 6.13.                Expenses and Liquidated Damages ...............  44
Section 6.14.                Grace Rights Agreement ........................  45
Section 6.15.                Antitakeover Statutes .........................  45
Section 6.16.                Securities Act Compliance .....................  45
Section 6.17.                Stock Exchange Listing ........................  45
Section 6.18.                Transaction Agreements ........................  45
Section 6.19.                Tax Matters ...................................  45


                                   ARTICLE VII

                                   CONDITIONS

Section 7.1.                 Conditions to Each Party's Obligation .........  46
                             (a)    Shareholder Approval ...................  46
                             (b)    Governmental and Regulatory Consents ...  46
                             (c)    Third-Party Consents ...................  46
                             (d)    Litigation .............................  46
                             (e)    Grace Tax Opinion ......................  46
                             (f)    Registration Statements ................  47
                             (g)    Financing ..............................  47
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                             (h)    The Distribution .......................  47
                             (i)    Stock Exchange Listing .................  47
                             (j)    Fresenius AG Debt ......................  47
                             (k)    Grace Debt .............................  47
Section 7.2.                 Conditions to Obligation of Grace .............  47
                             (a)    Representations and Warranties .........  47
                             (b)    Performance of Obligations .............  47
                             (c)    Pooling Agreement Opinion...............  47
                             (d)    Fresenius AG Tax Opinion ...............  48
Section 7.3.                 Conditions to Obligation
                                        Concerning Fresenius USA ...........  48
                             (a)    Representations and Warranties .........  48
                             (b)    Performance of Obligations .............  48
                             (c)    Pooling Agreement Opinion ..............  48
Section 7.4.                 Conditions to Obligation of Fresenius AG ......  48
                             (a)    Representations and Warranties .........  48
                             (b)    Performance of Obligations .............  48


                                  ARTICLE VIII

                                   TERMINATION

Section 8.1.                 Termination by Mutual Consent .................  49
Section 8.2.                 Termination by any Party Hereto ...............  49
Section 8.3.                 Termination by Grace ..........................  49
Section 8.4.                 Termination by Either Fresenius Party .........  49
Section 8.5.                 Effect of Termination and Abandonment .........  49


                                   ARTICLE IX

                            MISCELLANEOUS AND GENERAL

Section 9.1.                 Survival ......................................  50
Section 9.2.                 Modification or Amendment .....................  50
Section 9.3.                 Waiver of Conditions ..........................  50
Section 9.4.                 Counterparts ..................................  50
Section 9.5.                 Governing Law .................................  50
Section 9.6.                 Notices .......................................  50
Section 9.7.                 Entire Agreement, etc. ........................  51
Section 9.8.                 Definitions of "Subsidiary" and "Significant
                                Subsidiary" ................................  51
Section 9.9.                 Captions ......................................  52
Section 9.10.                Specific Performance ..........................  52
Section 9.11.                Severability ..................................  52
Section 9.12.                No Third-Party Beneficiaries ..................  52
Section 9.13.                Fresenius AG Covenant .........................  52
Section 9.14.                Further Assurances ............................  52
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


Annex A                Defined Terms

Exhibit A              Distribution Agreement
Exhibit B              [Intentionally omitted]
Exhibit C              Certain Terms of NY Preferred Shares
Exhibit D              Certain Terms of Newco Pooling Agreement
Exhibit E              Contribution Agreement
Exhibit F              [Intentionally omitted]
Exhibit G              Tax Matters Certificates
Exhibit H              Form of Grace Tax Opinions
Exhibit I              Form of Fresenius AG Tax Opinion

                  AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 4, 1996 (this "Agreement" or the "Reorganization Agreement"), by and between W. R. GRACE & CO., a New York corporation ("Grace"), and FRESENIUS AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany ("Fresenius AG").

                                    RECITALS

                  A. Defined Terms. Certain capitalized terms used herein shall have the meanings set forth in Annex A hereto.

                  B. Newco. Prior to the Effective Time, Fresenius AG intends
(a) to convert a wholly owned GmbH subsidiary into an Aktiengesellschaft organized under the laws of the Federal Republic of Germany ("Newco"), having charter documents (the "Newco Charter Documents") and other organizational documents consistent with the terms set forth in Exhibit D hereto and subject to the approval of each party hereto, and (b) to enter into a Pooling Agreement consistent with the terms set forth in Exhibit D hereto and subject to the approval of each party hereto (the "Newco Pooling Agreement").

                  C. The Contribution. Prior to the Effective Time, Fresenius AG intends to contribute its worldwide dialysis business (including its shares of capital stock of Fresenius USA) to Newco (the "Contribution") pursuant to the Contribution Agreement attached hereto as Exhibit E (the " Contribution Agreement"), and shall retain and lease to Newco its real property and buildings in the Federal Republic of Germany to the extent used in connection with the FWD Business pursuant to a lease (or leases) (the "Lease") consistent with the terms set forth in Exhibit B to the Contribution Agreement, and subject to the approval of each party hereto, and shall retain and license to Newco its name and certain related marks pursuant to a license consistent with the terms set forth in Exhibit C to the Contribution Agreement, and subject to the approval of each party hereto.

                  D. The Distribution. Simultaneously herewith, W. R. Grace & Co.-Conn., a Connecticut corporation ("Grace-Conn."), are entering into the Distribution Agreement attached hereto as Exhibit A (the "Distribution Agreement") and, prior to the Effective Time, intend to consummate the transactions contemplated thereby. Prior to the Effective Time, Grace intends to transfer to (or retain in) Grace-Conn. all non-healthcare assets and liabilities, its interests in the Amicon bioseparations business and GN Holdings, Inc. and certain other assets, as contemplated by the Distribution Agreement, and to effect a distribution to its common shareholders of all of its equity interest in Grace-Conn. (the "Distribution").

                  E. The Recapitalization. Immediately prior to the Effective Time, but following the Distribution, Grace shall be recapitalized (the "Recapitalization") so that each holder of a Grace Common Share shall thereafter hold one Grace Common Share and one one-hundredth of a NY Preferred Share.

                  F. The Mergers. At the Effective Time, the parties intend to effect a merger of a wholly owned New York corporate subsidiary of Newco ("Grace Merger Sub") with and into Grace, with Grace being the surviving corporation (the "Grace Merger"), and that the Certificate of Incorporation of Grace shall be amended (the "Grace Amendment") to change the name of Grace to a name mutually acceptable to the parties hereto. Also at the Effective Time, the parties intend to effect a merger of a wholly owned Massachusetts corporate subsidiary of Newco ("Fresenius USA Merger Sub") with and into Fresenius USA, Inc., a Massachusetts corporation ("Fresenius USA" and, together with Fresenius AG, the "Fresenius Parties"), with Fresenius USA being the surviving corporation (the "Fresenius USA Merger" and, together with the Grace Merger, the "Mergers"), and Fresenius AG has committed to vote its shares of Fresenius USA in favor of the Fresenius USA Merger, as provided herein.

                  G. Financing. It is the intention of the parties hereto that, prior to the Distribution: (i) Grace and Grace-Conn. shall use reasonable efforts to cause NMC to arrange new credit facilities so that the transactions contemplated by the Transaction Agreements may be consummated; (ii) Fresenius AG shall use reasonable efforts to arrange new credit facilities for the FWD Business so that the transactions contemplated by the Transaction Agreements may be consummated; and (iii) the parties shall cooperate with one another with respect to the foregoing.

                  H. Intention of the Parties. It is the intention of the parties to this Agreement that for United States federal income tax purposes (a) the Contribution shall qualify as a tax-free exchange under the Code, (b) the Distribution shall qualify as a tax-free distribution under the Code, (c) the Recapitalization shall be tax-free to Grace under the Code and (d) each of the Mergers shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

                  I. Approvals. The Board of Directors of each party hereto has determined that this Agreement is in the best interests of such party and its shareholders and has duly approved this Agreement and authorized its execution and delivery.

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                   THE REORGANIZATION; CLOSING; EFFECTIVE TIME

                  SECTION 1.1. The Distribution, Newco and the Contribution. (a) Subject to the terms and conditions of the Distribution Agreement, prior to the Effective Time, the parties thereto shall effect the various transactions contemplated thereby including, immediately prior to the Effective Time, the Distribution.

                  (b) Prior to the Effective Time, Fresenius AG shall cause Newco to adopt the Newco Charter Documents (which shall be satisfactory to the other parties hereto), shall cause Newco to adopt other organizational documents as may be necessary or advisable (which shall be satisfactory to the other parties hereto) and shall enter into, and shall cause Newco to enter into, the Newco Pooling Agreement (which shall be satisfactory to the other parties hereto).

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                  (c) Subject to the terms and conditions of the Contribution
Agreement, prior to the Effective Time, Fresenius AG shall effect the various transactions contemplated by the Contribution Agreement including the Contribution.

                  SECTION 1.2. The Recapitalization and the Mergers. (a) Subject to the terms and conditions of this Agreement, immediately prior to the Effective Time, but following the Distribution, Grace shall consummate the Recapitalization.

                  (b) At the Effective Time, Grace and Grace Merger Sub shall consummate the Grace Merger in which Grace Merger Sub shall be merged with and into Grace and the separate corporate existence of Grace Merger Sub shall thereupon cease. Grace shall be the surviving corporation of the Grace Merger (the "Grace Surviving Corporation") and shall continue to be governed by the laws of the State of New York.

                  (c) Subject to the terms and conditions of this Agreement, at the Effective Time, Fresenius USA and Fresenius USA Merger Sub shall consummate the Fresenius USA Merger in which Fresenius USA Merger Sub shall be merged with and into Fresenius USA and the separate corporate existence of Fresenius USA Merger Sub shall thereupon cease. Fresenius USA shall be the surviving corporation of the Fresenius USA Merger (the "Fresenius USA Surviving Corporation") and shall continue to be governed by the laws of the Commonwealth of Massachusetts.

                  SECTION 1.3. Effective Time. Fresenius USA and Fresenius USA Merger Sub shall cause a certificate of merger to be submitted to the Department of State of the Commonwealth of Massachusetts as provided in the MBCL (the "Massachusetts Certificate"). The Fresenius USA Merger shall become effective at such time as the Massachusetts Certificate has been filed by the Department of State of the Commonwealth of Massachusetts in accordance with the provisions of the MBCL or at such other time as may be specified in the Massachusetts Certificate in accordance with applicable law. The date and time when the Fresenius USA Merger shall become effective is referred to herein as the "Effective Time." Grace and Grace Merger Sub shall cause articles of merger to be submitted to the Department of State of the State of New York as provided in the NYBCL (the "New York Certificate "). The New York Certificate shall provide that the Grace Merger shall become effective at the Effective Time in accordance with applicable law.

                  SECTION 1.4. Closing. The closing of the Reorganization (the "Closing") shall take place at the offices of Wachtell, Lipton, Rosen & Katz, New York, New York, at 10:00 A.M. on the first business day on which all the conditions set forth in Article VII can be fulfilled or are waived, or at such other place and/or time as the parties hereto may agree. The date upon which the Closing shall occur is herein called the "Closing Date."

                                   ARTICLE II

                    CERTIFICATE OF INCORPORATION AND BY-LAWS

                  SECTION 2.1. Grace Certificate of Incorporation. The certificate of incorporation of Grace, as in effect at the Effective Time and taking into account the Grace Amendment, shall be the certificate of incorporation of the Grace Surviving Corporation

(the "Grace Certificate of Incorporation"), until duly amended in accordance with the terms thereof and the NYBCL.

                  SECTION 2.2. Grace By-laws. The By-laws of Grace, as in effect at the Effective Time, shall continue as the By-laws of the Grace Surviving Corporation until duly amended in accordance with the terms thereof, the Grace Certificate of Incorporation and the NYBCL.

                  SECTION 2.3. Fresenius USA Articles of Organization. The articles of organization of Fresenius USA, as in effect at the Effective Time, shall be the articles of organization of the Fresenius USA Surviving Corporation (the "Fresenius USA Articles of Organization"), until duly amended in accordance with the terms thereof and the MBCL.

                  SECTION 2.4. Fresenius USA By-laws. The By-laws of Fresenius USA, as in effect at the Effective Time, shall continue as the By-laws of the Fresenius USA Surviving Corporation, until duly amended in accordance with the terms thereof, the Fresenius USA Articles of Organization and the MBCL.


                                   ARTICLE III

                             DIRECTORS AND OFFICERS


                  SECTION 3.1. Grace Directors. Immediately after the Effective Time, the directors of Grace Merger Sub shall be the directors of the Grace Surviving Corporation.

                  SECTION 3.2. Grace Officers. Immediately after the Effective Time, the officers of Grace Merger Sub shall be the officers of the Grace Surviving Corporation.

                  SECTION 3.3. Fresenius USA Directors. Immediately after the Effective Time, the directors of Fresenius USA Merger Sub shall be the directors of the Fresenius USA Surviving Corporation.

                  SECTION 3.4. Fresenius USA Officers. Immediately after the Effective Time, the officers of Fresenius USA Merger Sub shall be the officers of the Fresenius USA Surviving Corporation.


                                   ARTICLE IV

                MERGER CONSIDERATION; CONTRIBUTION CONSIDERATION;
               CONVERSION OR CANCELLATION OF SHARES IN THE MERGERS

                  SECTION 4.1. Grace Merger Consideration; Conversion or Cancellation of Grace Capital Stock. At the Effective Time, by virtue of the Grace Merger and without any action on the part of the holder of any capital stock of Grace:

                  (a) Subject to Section 4.4(c), each Grace Common Share issued and outstanding immediately prior to the Effective Time (other than any Grace Common

         Share owned by Fresenius AG or its subsidiaries or Fresenius USA or its subsidiaries or any Grace subsidiary or held in Grace's treasury or any Grace Common Dissenting Share) shall be converted at the Effective Time into the right to receive the Grace Consideration Per Share.

                  (b) Each Grace Preferred Share and each NY Preferred Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Grace Merger.

                  (c) All Grace Common Shares shall cease to be outstanding, shall be cancelled and retired and shall cease to exist, and each holder of an Old Grace Common Certificate (other than holders of Old Grace Common Certificates representing Grace Common Dissenting Shares) shall there after cease to have any rights with respect to such Old Grace Common Certificates, except the right to receive, without interest, upon exchange of such Old Grace Common Certificates in accordance with Section 4.4, the Newco Ordinary Share Certificates and payments to which such holder is entitled pursuant to this Article IV.

                  (d) Each Grace Common Share issued and outstanding immediately prior to the Effective Time and owned by Fresenius AG or its subsidiaries or Fresenius USA or its subsidiaries or any Grace subsidiary or held in Grace's treasury shall cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

                  (e) Each share of Grace Merger Sub common stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Grace Surviving Corporation.

                  SECTION 4.2. Fresenius USA Merger Consideration; Conversion or Cancellation of Fresenius USA Capital Stock. At the Effective Time, by virtue of the Fresenius USA Merger and without any action on the part of the holder of any capital stock of Fresenius USA:

                  (a) Subject to Section 4.4(c), each Fresenius USA Common Share issued and outstanding immediately prior to the Effective Time
         (other than any Fresenius USA Common Share owned by
         Fresenius AG or its subsidiaries or Grace or its subsidiaries or any Fresenius USA subsidiary or held in Fresenius USA's treasury or any Fresenius USA Common Dissenting Share) shall be converted at the Effective Time into the right to receive the Fresenius USA Consideration Per Share.

                  (b) All Fresenius USA Common Shares and Fresenius USA Preferred Shares shall cease to be outstanding, shall be cancelled and retired and shall cease to exist, and each holder of an Old Fresenius USA Common Certificate (other than holders of Old Fresenius USA Common Certificates representing Fresenius USA Common Dissenting Shares) shall thereafter cease to have any rights with respect to such Old Fresenius USA Common Certificates, except the right to receive, without interest, upon exchange of such Old Fresenius USA Common Certificates in accordance with Section 4.4, the Newco Ordinary Share Certificates and payments to which such holder is entitled pursuant to this Article IV.

                  (c) Each Fresenius USA Common Share issued and outstanding immediately prior to the Effective Time and owned by Grace or its subsidiaries or Fresenius AG or its subsidiaries or Newco or any Fresenius USA subsidiary or held in Fresenius USA's treasury, and each Fresenius USA Preferred Share, shall cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor (except, as provided in Section 4.3) and shall cease to exist.

                  (d) Each share of Fresenius USA Merger Sub capital stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Fresenius USA Surviving Corporation.

                  (e) Prior to the vote of holders of Fresenius USA Common Shares to be held with respect to the Fresenius USA Merger, Fresenius AG shall advise Grace in writing as to the aggregate consideration to be given to Fresenius USA shareholders (other than Fresenius AG and its subsidiaries) in the Fresenius USA Merger (the "Aggregate Fresenius
         USA Common Share Consideration"); provided that (i) to the extent that the Aggregate Fresenius USA Common Share Consideration includes any Newco Ordinary Shares, such shares shall be allocated to the holders of Fresenius USA Common Share Equivalent (other than Fresenius AG and its subsidiaries) in lieu of Newco Ordinary Shares which would otherwise have been allocated to Fresenius AG under Section 4.3; (ii) holders of Grace Common Share Equivalents shall be allocated in the Reorganization, in the aggregate, 44.8% of Newco's equity securities outstanding immediately following the Reorganization on a fully diluted basis; (iii) Fresenius AG shall be allocated in the Reorganization, in the aggregate, no less than 51% of Newco's equity securities outstanding immediately following the Re organization on a fully diluted basis; (iv) such transaction shall not adversely affect the tax-free nature of the Distribution, the Contribution or the Grace Merger; and (v) no additional costs or expenses (including applicable taxes) shall be borne by Grace, Fresenius USA or Newco as a result thereof, other than costs and expenses for which Fresenius AG has agreed to reimburse Grace, Fresenius USA or Newco, as applicable, at the Closing.

                  SECTION 4.3. Fresenius AG Consideration. At the Effective Time, in consideration of the Contribution and the contribution to Newco of the Fresenius USA Common Shares and the Fresenius USA Preferred Shares owned by Fresenius AG and its subsidiaries (as provided in the Contribution Agreement), and in consideration of the Fresenius USA Merger, Fresenius AG shall be allocated 55.2% of the Newco Ordinary Shares that will be outstanding immediately following consummation of the Reorganization on a fully diluted basis.

                  SECTION 4.4. Exchange of Old Certificates for New Certificates. (a) Appointment of Exchange Agent. From and after the Effective Time until the end of the six-month period following the Effective Time, the Surviving Corporations shall make available or cause to be made available to an exchange agent appointed prior to the Effective Time by Newco with the approval of each of Grace and Fresenius AG (the "Exchange Agent") Newco Ordinary Share Certificates and cash in amounts sufficient to allow the Exchange Agent to make all deliveries of Newco Ordinary Share Certificates and payments that may be required in exchange for Old Certificates pursuant to this Article IV.

                  (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporations shall cause the Exchange Agent to mail or deliver to each person (other than any party hereto or its subsidiaries and any holder of Dissenting Shares) who was, at the Effective Time, a holder of record of Grace Common Shares or, if applicable, Fresenius USA Common Shares a form (the terms of which shall be mutually agreed upon by the parties hereto prior to the Effective Time) of letter of transmittal containing instructions for use in effecting the surrender of the Old Certificates in exchange for ADRs or Newco Ordinary Share Certificates and payments pursuant to this Article IV. Upon surrender to the Exchange Agent of an Old Certificate for cancellation together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Old Certificate shall be entitled to receive in exchange therefor ADRs or a Newco Ordinary Share Certificate representing the Newco Ordinary Shares, and a check in the amount to which such holder is entitled pursuant to this Article IV, and the Old Certificate so surrendered shall forthwith be cancelled. No interest shall be paid or shall accrue on the amount payable upon surrender of Old Certificates. If any ADR or Newco Ordinary Share Certificate is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of such ADR or Newco Ordinary Share Certificate in a name other than that of the registered holder of the Old Certificate surrendered, or shall establish to the satisfaction of the applicable Surviving Corporation that any such taxes have been paid or are not applicable. Six months after the Effective Time, each Surviving Corporation shall be entitled to cause the Exchange Agent to deliver to it any applicable ADRs or Newco Ordinary Share Certificates and cash (including any interest thereon) made available to the Exchange Agent that are unclaimed by the former shareholders of its constituent corporations. Any such former shareholders who have not theretofore exchanged their Old Certificates for ADRs or Newco Ordinary Share Certificates and cash pursuant to this Article IV shall thereafter be entitled to look exclusively to the applicable Surviving Corporation and only as general creditors thereof for the Newco Ordinary Shares and cash to which they become entitled upon exchange of their Old Certificates pursuant to this Article IV. Each Surviving Corporation shall pay all applicable charges and expenses, including its applicable share of those of the Exchange Agent, in connection with the exchange of ADRs or Newco Ordinary Share Certificates and cash for Old Certificates as contemplated hereby.

                  (c) Fractional Shares. No fractional ADRs or Newco Ordinary Shares shall be issued in the Reorganization. In lieu of any such fractional shares, each person who would otherwise have been entitled to a fraction of an ADR or Newco Ordinary Share upon surrender of an Old Certificate for exchange pursuant to this Article IV shall be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional ADRs or Newco Ordinary Shares issued pursuant to this Article IV. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full ADRs or Newco Ordinary Shares delivered to the Exchange Agent over (ii) the aggregate number of full ADRs or Newco Ordinary Shares to be distributed in respect of Grace Common Shares or Fresenius USA Common Shares (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former holders of such shares, shall sell the Excess Shares at the prevailing prices on the open market. The sale of the Excess Shares by the Exchange Agent shall be executed on a public exchange through one or more firms and shall be executed in round lots to the extent practicable; and, at the discretion of the Exchange Agent, the

Excess Shares may be exchanged for ADRs pursuant to the ADR Facility and such ADRs shall be sold on the Exchange as aforesaid in lieu of the Excess Shares. Newco shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale or sales have been distributed, the Exchange Agent shall hold such proceeds in trust for such former stockholders (the "Fractional Securities Fund"). As soon as practicable after the determination of the amount of cash to be paid in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former stockholders.

                  (d) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends shall be paid to any person holding an Old Certificate until such Old Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Old Certificate by any holder thereof other than an Old Certificate representing Dissenting Shares, there shall be paid to the holder of the Newco Ordinary Share Certificate issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the Newco Ordinary Shares represented thereby and not paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to the time of such surrender and a payment date subsequent to the time of such surrender payable with respect to the Newco Ordinary Shares represented thereby, less the amount of any withholding taxes which may be required thereon.

                  (e) No Transfers. At or after the Effective Time, there shall be no transfers on the stock transfer books of either Surviving Corporation of Grace Common Shares, Fresenius USA Common Shares or Fresenius USA Preferred Shares which were outstanding immediately prior to the Effective Time.

                  (f) No Liability. If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by the applicable Surviving Corporation, the posting by such person of a bond in such reasonable amount as the applicable Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Old Certificate, the applicable Surviving Corporation shall, in exchange for such lost, stolen or destroyed Old Certificates, issue or cause to be issued the Newco Ordinary Shares and pay or cause to be paid the amounts deliverable in respect thereof pursuant to this Article IV. None of any party hereto, the Exchange Agent, Newco or any Surviving Corporation shall be liable to any holder of Grace Common Shares or Fresenius USA Common Shares for any cash from the payment fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) Withholding Rights. The Surviving Corporations shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Grace Common Shares or Fresenius USA Common Shares such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Grace Common Shares or Fresenius USA Common Shares in respect of which such deduction and withholding was made.

                  (h) Transfer Taxes. Except as provided above, Fresenius USA and Grace shall pay or cause to be paid any transfer or gains tax (including, without limitation, any real property gains or transfer tax), other than any income tax, imposed in connection with or as a result of the Contribution or Fresenius USA Merger, on the one hand, or the Distribution or Grace Merger, on the other hand, respectively.

                  (i) Stock Options and Warrants. At the Effective Time, each option, warrant or other security convertible into, exchangeable for or exercisable for the purchase of Grace Common Shares, after taking into account adjustments pursuant to the Distribution Agreement (each, a "Grace Option"), and each option, warrant or other security convertible into, exchangeable for or exercisable for the purchase of Fresenius USA Common Shares (each, a "Fresenius USA Option") which is outstanding and unconverted, unexchanged or unexercised, as the case may be, shall cease to represent a right to acquire Grace Common Shares or Fresenius USA Common Shares, as the case may be, and shall be converted automatically into an option, warrant or other security, as the case may be, to purchase Newco Ordinary Shares in an amount and at an exercise price determined as provided below:

                  (A) The number of Newco Ordinary Shares to be subject to the new option, warrant or other security shall be equal to the product of the number of shares subject to the original option, warrant or other security and the Grace Exchange Ratio (in the case of a Grace Option) or the Fresenius USA Exchange Ratio (in the case of a Fresenius USA Option), rounded down to the nearest whole number of shares; and

                  (B) The exercise price per share of Newco Ordinary Shares under the new option, warrant or other security shall be equal to the exercise price per share of Grace Common Shares or Fresenius USA Common Shares under the original Grace Option or Fresenius USA Option, as the case may be, divided by the Grace Exchange Ratio (in the case of a Grace Option) or the Fresenius USA Exchange Ratio (in the case of a Fresenius USA Option), rounded up to the nearest whole cent.

                  The duration and other terms of the new option, warrant or other security shall be the same as the remaining duration and other terms of the original Grace Option or Fresenius USA Option, as the case may be, except that all references to Grace or Fresenius USA shall be deemed to be references to Newco. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be, and is intended to be, effected in a manner which is consistent with Section 424(a) of the Code.

                  SECTION 4.5. Dissenters' Rights. If any holder of Grace Common Shares or Fresenius USA Common Shares shall file written objection or provide notice to Grace or Fresenius USA, respectively, in order to seek appraisal with respect to such shares, pursuant to applicable statutory procedures, Grace or Fresenius USA, as applicable, shall give the other notice thereof. If any such holder of Grace Common Shares or Fresenius USA Common Shares shall fail to perfect or shall have effectively withdrawn such objection or notice or lost the right to appraisal with respect to such shares, such shares shall thereupon be treated as though such shares had been converted pursuant to
Section 4.1 or Section 4.2, as applicable.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 5.1. Representations and Warranties of Grace. Grace hereby represents and warrants to Fresenius AG that, except as set forth in a letter (the "Grace Disclosure Letter") delivered to Fresenius AG simultaneously with the execution and delivery of this Agreement (provided that, as used herein, all references to Grace (and/or its Affiliates) shall be deemed to refer to Grace and its Affiliates which conduct the NMC Business, consistent with
Section 9.8 hereof, except as otherwise specifically provided):

                  (a) Capital Stock. The authorized capital stock of Grace consists of 300,000,000 Grace Common Shares, par value $1.00 per share, of which 97,375,339 were outstanding as of December 31, 1995, and 5,130,000 Grace Preferred Shares, par value $1.00 per share (consisting of 40,000 authorized Grace 6% Preferred Shares, 50,000 authorized Class A Preferred Shares, 40,000 authorized Class B Preferred Shares and 5,000,000 authorized Class C Preferred Shares), of which 36,460 were outstanding as Grace 6% Preferred Shares, 16,356 were outstanding as Grace Class A Preferred Shares, 21,577 were outstanding as Grace Class B Preferred Shares and none were outstanding as Grace Class C Preferred Shares, in each case as of December 31, 1995. As of December 31, 1995, 53,153 Grace Common Shares were held by Grace and its subsidiaries (other than any shares held in a fiduciary capacity and beneficially owned by a third party) . As of December 31, 1995, there were outstanding under the Grace 1994 Stock Incentive Plan, the Grace 1989 Stock Incentive Plan, the Grace 1986 Stock Incentive Plan, the Grace 1981 Stock Incentive Plan and the Grace 1994 Stock Retainer Plan for Non-Employee Directors (collectively, the "Grace Stock Plans") options to acquire an aggregate of 5,694,196 Grace Common Shares (subject to adjustment on the terms set forth in the Grace Stock Plans). As of the date of this Agreement, there are no Grace Common Shares reserved for issuance, other than 105,083,951 Grace Common Shares reserved for issuance in connection with the Grace Rights and 7,655,459 Grace Common Shares reserved for issuance pursuant to the Grace Stock Plans. All outstanding Grace Common Shares and
         Grace Preferred Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except for the Grace Common Shares and Grace Preferred Shares, Grace has outstanding no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible or exchangeable into or exercisable for securities having the right to vote) with the shareholders of Grace on any matter. Each of the outstanding shares of capital stock of each of Grace's subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and, except for an immaterial number of shares held by officers and directors of Grace and its subsidiaries as nominees and for the benefit of Grace or any of its subsidiaries, is owned, either directly or indirectly, by Grace free and clear of all liens, pledges, security interests, claims, proxies, preemptive or subscriptive rights or other encumbrances or restrictions of any kind. Except as set forth above and except for Grace Common Shares issued after December 31, 1995 pursuant to the terms of options, securities or plans referred to above and except for certain preemptive rights of certain Grace Preferred Shares as set forth in the Grace Certificate of Incorporation, there are no shares of capital stock of Grace authorized, issued or outstanding and there are no preemptive rights or any outstanding subscriptions, options, puts, calls, warrants, rights, convertible or exchangeable securities or other agreements or commitments of Grace or any of its significant subsidiaries of any character relating to the issued or unissued capital stock or other securities of Grace or any of its subsidiaries (including, without limitation, the issuance, sale, purchase, redemption, conversion, exchange, redemption, voting or transfer thereof). Exhibit 21 to its Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the SEC, is an accurate and correct statement of all of the information required to be set forth therein by the regulations of the SEC and is an accurate and correct list of all Grace subsidiaries as of the date hereof having a book value as of December 31, 1995 or net income for the fiscal year ended December 31, 1995 in excess of $25,000,000. Except as set forth in such Exhibit, as of the date hereof, Grace does not, directly or indirectly, own any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity having a book value as of December 31, 1995 or net income for the fiscal year ended December 31, 1995 in excess of $25,000,000.

                  (b) Corporate Organization and Qualification. Each of Grace and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its or such subsidiary's jurisdiction of organization and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it or such subsidiary require such qualification, except for any such failure so to qualify or be in good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect with respect to Grace. Each of Grace and its subsidiaries has the requisite corporate power and authority to carry on its businesses as they are now being conducted. Grace has made available to the other parties hereto a complete and correct copy of its Certificate of Incorporation and By-laws (or similar organizational documents), each as amended to date and currently in full force and effect.

                  (c) Corporate Authority. Subject only to the receipt of the requisite approval of its shareholders, Grace has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform each Transaction Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby including, without limitation, the approval of the Board of Directors of Grace and the resolution of the Board of Directors of Grace to recommend the transactions contemplated hereby and thereby for approval by Grace shareholders, subject to their fiduciary duties. Each Transaction Agreement to which Grace is a party is, or when executed and delivered shall be, a valid and binding agreement of Grace enforceable in accordance with its terms.

                  (d) Governmental Filings; No Violations. (i) Other than the filings provided for in the Transaction Agreements, and other than as may be required under the HSR Act and similar statutes in other countries, the Exchange Act, the Securities Act, and state securities laws, no notices, reports or other filings are required to be made by Grace or any subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it or any subsidiary from, any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign ("Governmental Entity"), in connection with the execution, delivery or performance of each Transaction Agreement to which it or any subsidiary is a party by it or any subsidiary and the consummation by it of the transactions contemplated hereby and thereby, the failure to make or obtain any or all of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect with respect to Grace or enable any person to enjoin or prevent or materially delay consummation of the transactions contemplated hereby and thereby.

                  (ii) The execution, delivery and performance by Grace or any subsidiary of each Transaction Agreement to which it is a party does not or will not, and the consummation by it of any of the transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, its Certificate of Incorporation or By-laws, or the comparable governing instruments of any of its subsidiaries, or (B) assuming receipt of any consents and the occurrence of any events disclosed in the Grace Disclosure Letter as contemplated in the last sentence of this paragraph, a breach or violation of, or a default under, or the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets of it, Newco or the Surviving Corporations or any of their respective subsidiaries (with or without the giving of notice, the lapse of time or both) pursuant to, any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation or commitment ("Contracts") of it or any of its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, or any change in the rights or obligations of any party under, or give rise to any rights of termination under, any of the Contracts, except, in the case of clause
         (B) above, for such breaches, violations, defaults, accelerations or changes that are disclosed in the Grace Disclosure Letter or, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to Grace. The Grace Disclosure Letter sets forth a list of all consents required under any Contracts to be obtained by it or any subsidiary or events required to occur prior to consummation of the Reorganization (other than consents the failure to obtain of which, individually and in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to Grace).

                  (e) SEC Documents; Financial Statements; No Undisclosed Liabilities. (i) Grace has delivered to the other parties hereto each SEC Document prepared and filed with the SEC by it or its subsidiaries since December 31, 1994, including, without limitation, (A) its Annual Report on
         Form 10-K for the year ended December 31, 1994, and (B) its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1995. As of its filing date, each such SEC Document filed, and each SEC Document that will be filed by it or its subsidiaries prior to the Effective Time, as amended or supplemented, if applicable, pursuant to the Exchange Act (A) complied or will comply in all material respects with the applicable requirements of the Exchange Act and (B) did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of Grace's consolidated balance sheets included in or incorporated by reference into its SEC Documents (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of it and its subsidiaries as of its date and each of the consolidated statements of income, cash flows and shareholders' equity included in or incorporated by reference into its SEC Documents (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations, retained earnings and cash flows, as the case may be, of it and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with US GAAP.

                  (ii) Each SEC Document which is a final registration statement filed, and each final registration statement that will be filed by it or any subsidiary prior to the Effective Time, as amended or supplemented, if applicable, pursuant to the Securities Act, as of the date such statement or amendment became or will become effective (A) complied or will comply in all material respects with the applicable requirements of the Securities Act and (B) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).

                 (iii) Included in the Grace Disclosure Letter are a special purpose consolidated balance sheet as of, and special purpose consolidated statements of income, cash flows and shareholders' equity for Grace for the year ended, December 31, 1995, for Grace, in each case exclusive of the Grace-Conn. Business and the assets, liabilities, income, cash flows and shareholders' equity thereof (such financial statements, the "Grace Disclosure Letter Financial Statements" and the balance sheet as of December 31, 1995 included therein, the "Grace Disclosure Letter Balance Sheet"). The Grace Disclosure Letter Balance Sheet (including any related notes and schedules) fairly presents in all material respects, and the special purpose consolidated balance sheet to be included in the Grace Audited Financial Statements (including any related notes and schedules) shall fairly present in all material respects, the consolidated financial position of Grace and its included subsidiaries as of its date; and each of the special purpose consolidated statements of income, cash flows and shareholders' equity included in the Grace Disclosure Letter Financial Statements (including any related notes and schedules) fairly presents in all material respects, and each such statement to be included in the Grace Audited Financial Statements (including any related notes and schedules) shall fairly present in all material respects, the consolidated re sults of operations, retained earnings and cash flows, as the case may be, of Grace and its included subsidiaries for the periods set forth therein, in each case in accordance with US GAAP and in each case exclusive of the Grace-Conn. Business and the assets, liabilities, income, cash flows and shareholders' equity thereof.

                  (iv) Except as disclosed in the Grace Disclosure Letter Balance Sheet or the notes thereto or in its SEC Documents filed with the SEC prior to the date hereof, neither Grace nor its subsidiaries has any liabilities, whether or not accrued, contingent or otherwise, that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect with respect to Grace.

                  (f) Absence of Certain Events and Changes. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, since September 30, 1995, Grace and its subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and there has not been any change or development or combination of changes or developments (including any worsening of any condition currently existing) which, individually and in the aggregate, is reasonably likely to result in a Material Adverse Effect with respect to Grace.

                  (g) Compliance with Laws. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, Grace and its subsidiaries have complied, in the conduct of their respective businesses, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except where the failure to comply is not reasonably likely, individually and in the aggregate, to have a Material Adverse Effect with respect to Grace. To the knowledge of its executive officers, each of Grace and its subsidiaries has, and, immediately after the Grace Merger, will have, all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit it or such subsidiary to carry on its business as it is presently conducted, except for such permits, licenses, certificates, orders, filings, applications and registrations, the failure to have or make which, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to Grace.

                  (h) Title to Assets. Grace and its subsidiaries have and, immediately after the Grace Merger, the NMC Group will have, good and, with respect to real property, marketable title to its properties and assets (other than property as to which it is lessee), except for those defects in title which are not, individually and in the aggregate, reasonably likely to have a Material Adverse Effect with respect to Grace. Grace and its subsidiaries have, and immediately after the Grace Merger, the NMC Group will either own or have adequate rights to use (on the same basis as currently owned or used by Grace or such subsidiaries), all assets predominantly used or useful in the NMC Business as currently conducted and all assets reflected on the Grace Disclosure Letter Balance Sheet, except for assets disposed of in accordance with this Agreement and except for those failures to own or have which are not, individually and in the aggregate, reasonably likely to have a Material Adverse Effect with respect to Grace.

                  (i) Litigation. Except as disclosed in Grace's SEC Documents filed with the SEC prior to the date hereof, there are no civil, criminal or administrative actions, suits, claims, hearings or proceedings pending or, to the knowledge of its executive officers, threatened, or investigations pending, against it or any of its subsidiaries that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect with respect to Grace. There are no judgments or outstanding orders, writs, injunctions, decrees, stipulations or awards (whether rendered or issued by a court or Governmental Entity, or by arbitration) against Grace or any of its subsidiaries or their respective properties or businesses, which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to Grace.

                  (j) Taxes. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, all material federal, state, local and foreign tax returns required to be filed by or on behalf of Grace or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, all material taxes required to be shown on returns filed by Grace, as of the date of such SEC Document, have been paid in full or have been recorded as a liability on its consolidated balance sheet (in accordance with US GAAP). Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, there is no outstanding audit examination, deficiency, or refund litigation with respect to any taxes of Grace that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect with respect to Grace. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, all material taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to Grace have been paid in full or have been recorded as a liability on its balance sheet (in accordance with US GAAP). Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, neither Grace nor any of its subsidiaries is a party to a tax sharing or similar agreement or any agreement pursuant to which it or any of its subsidiaries has indemnified another party with respect to taxes (other than the tax sharing agreement attached to the Distribution Agreement), except for any such agreement under which the liabilities of Grace and its subsidiaries would not be reasonably likely to have a Material Adverse Effect with respect to Grace. Except as set forth in SEC Documents filed prior to the date hereof, neither Grace nor its subsidiaries have waived any applicable statute of limitations with respect to federal income taxes or any material state income taxes.

                  (k) Employee Benefits. (i) Grace's SEC Documents filed prior to the date hereof disclose all material information required under the applicable rules and regulations of the SEC with respect to Grace's bonus, deferred compensation, pension, retirement, profit sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all material employment or severance Contracts, all other material employee benefit plans and all applicable "change of control" or similar provisions in any material plan, Contract or arrangement which covers employees or former employees of Grace or its subsidiaries ("Grace Compensation Plans"). True and complete copies of the Grace Compensation Plans and all other benefit plans, Contracts or arrangements (regardless of whether they are funded or unfunded or foreign or domestic) covering employees or former employees of Grace and its subsidiaries (the "Grace Employees"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and all amendments thereto, have been made available to each other party hereto.

                  (ii) All Grace Compensation Plans that are "employee benefit plans", other than "multiemployer plans" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, covering Grace Employees (the "Grace Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA, except where the failure to be so would not reasonably be expected to have a Material Adverse Effect with respect to Grace. There is no pending or, to the knowledge of executive officers, threatened litigation relating to any Grace Plan which is reasonably likely to have a Material Adverse Effect with respect to Grace.

                 (iii) No material liability that has not previously been fully satisfied under Subtitle C or D of Title IV of ERISA, under Section 412 of the Code or under Section 302 of ERISA has been or is expected to be incurred by Grace or any of its subsidiaries with respect to any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code (a "Grace ERISA Affiliate"). Grace and its subsidiaries and the Grace ERISA Affiliates have not incurred and do not expect to incur any material withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. No notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any of the Grace Plans or by any of the Grace ERISA Affiliates within the 12-month period ending on the date hereof.

                  (iv) As of January 1, 1995, the "full-funding limitation" (as defined in Section 412(c)(9) of the Code) has been satisfied with respect to each Grace Pension Plan which is a single-employer plan (within the meaning of Section 4001(a)(15) of ERISA), and there has been no change in the financial condition of any such Grace Pension Plan since that date that is reasonably likely to have a Material Adverse Effect with respect to Grace. The withdrawal liability of Grace and its subsidiaries under each Grace Plan which is a multiemployer plan to which Grace, its subsidiaries or its ERISA Affiliates has contributed during the preceding 12 months, determined as if a "complete withdrawal," within the meaning of Section 4203 of ERISA, had occurred as of the date hereof, is not reasonably likely to have a Material Adverse Effect with respect to Grace.

                   (v) Except as disclosed in its SEC Documents filed prior to the date hereof, neither Grace nor its subsidiaries have any material obligations for retiree health and life benefits under any Grace Plan. Except as disclosed in its SEC Documents filed prior to the date hereof, there are no restrictions on the right of Grace to amend or terminate any Grace Plan that provides retiree health or life benefits to Grace Employees without Grace incurring any material liability thereunder as a result of such amendment or termination.

                  (vi) All Grace Compensation Plans covering foreign Employees comply with applicable local law except when the failure to so comply, individually and in the aggregate, would not have a Material Adverse Effect with respect to Grace. Grace and its subsidiaries have no unfunded liabilities with respect to any Grace Pension Plan which cover foreign Employees in an amount which is reasonably likely to have a Material Adverse Effect with respect to Grace.

                 (vii) Except as disclosed in its SEC Documents filed prior to the date hereof or as provided in this Agreement, the transactions contemplated by this Agreement will not result in the vesting or acceleration of any material amounts under any Grace Compensation Plan, any material increase in benefits under any

         Grace Compensation Plan or payment of any severance or similar compensation under any Grace Compensation Plan, and the amounts, if any, payable under the Grace Compensation Plans and not deductible by it by reason of Section 280G of the Code will not exceed the maximum amount previously disclosed to the other parties hereto. Except as disclosed in its SEC Documents filed prior to the date hereof, Grace and its subsidiaries have not entered into any change-of-control agreement under which Grace will be obligated to make change-of-control payments following the Closing.

                  (l) Environmental Matters. Except as disclosed in its SEC Documents filed prior to the date hereof and except for such matters that, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to Grace, to the knowledge of its executive officers, (i) Grace and its subsidiaries are in compliance with all applicable Environmental Laws; and (ii) neither Grace nor any of its subsidiaries has any outstanding notices, demand letters or requests for information from any Government Entity or any third party that assert that Grace or any of its subsidiaries may be in violation of, or liable under, any Environmental Law and none of Grace, its subsidiaries or its properties are subject to any court order, administrative order or decree arising under any Environmental Law.

                  (m) Rights Plan. After giving effect to any amendments that will be made prior to the Effective Time, execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not cause or permit shareholders to exercise rights under the Grace Rights Agreement or the Grace Rights issued pursuant thereto and the Grace Rights will not become unredeemable or exercisable as a result of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

                  (n) Takeover Statutes. Execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not cause to be applicable to Grace any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States or any foreign jurisdiction (each a "Takeover Statute") (after giving effect to any actions that will be taken prior to the Effective
         Time).

                  (o) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein except pursuant to arrangements disclosed in writing to the other parties hereto prior to the date hereof.

                  (p) Tax Matters. At the Effective Time, the representations set forth in the numbered paragraphs of the form of Tax Matters Certificate of Grace attached hereto as Exhibit G (the "Grace Tax Matters Certificate") will be true and correct in all respects, and such representations are hereby incorporated herein by reference with the same effect as if set forth herein in their entirety.

                  (q) Information in Disclosure Documents and Registration Statements. None of the information supplied or to be supplied by Grace for inclusion or incorporation by reference in any Registration Statement will, at the time such Registration

         Statement becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Grace Proxy Statement will not, at the date mailed to Grace shareholders and at the time of the Grace Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Grace Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Grace with respect to statements made therein based on information supplied by Fresenius AG or Fresenius USA or their respective subsidiaries.

                  (r) Trademarks, Patents and Copyrights. Grace and its subsidiaries own or possess adequate licenses or other rights to use, all patents, trademarks, trade names, service marks, copyrights, licenses and product licenses or registrations (including applications for any of the fore going), as are used or useful predominantly in connection with the NMC Business (the "NMC Business Intellectual Property") the lack of which would reasonably be expected to have a Material Adverse Effect with respect to Grace; and none of Grace or any of its subsidiaries has any knowledge of any conflict with the proprietary intellectual property rights of any of Grace or its subsidiary therein or any knowledge of any conflict by Grace or its subsidiary with the rights of others therein which would have a Material Adverse Effect with respect to Grace. Immediately after the Grace Merger, Newco or its subsidiaries will own or possess adequate licenses or other rights to use (on substantially the same basis as currently owned or possessed by Grace and its subsidiaries) all of the NMC Business Intellectual Property. There are no Contracts, agreements and licenses pursuant to which Grace or any of its subsidiaries which will not be subsidiaries of Newco after the Grace Merger will retain rights or interests of any kind in or affecting the NMC Business Intellectual Property.

                  (s) Assets. Except as contemplated herein, at the Effective Time, the NMC Group will contain the worldwide health care business of Grace and all assets and services predominantly used in the conduct of Grace's worldwide health care business as presently conducted.

                  (t) Disclosure. Neither the representations and warranties of Grace contained in this Agreement nor in any written instrument, list, exhibit or certificate furnished or to be furnished by Grace to Fresenius AG pursuant hereto or in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements not misleading.

                  SECTION 5.2. Representations and Warranties of Fresenius USA. Subject to Section 9.13, Fresenius AG hereby represents and warrants to Grace that, except as set forth in a letter (the "Fresenius USA Disclosure Letter") delivered to Grace simultaneously with the execution and delivery of this Agreement:

                  (a) Capital Stock. The authorized capital stock of Fresenius USA consists of 40,000,000 Fresenius USA Common Shares, par value $.01 per share, of which 21,464,874 were outstanding as of December 31, 1995, and 600,000 Fresenius USA Preferred Shares, par value $1.00 per share, of which 200,000 were outstanding as Fresenius USA Series F Preferred Shares as of such date. Fresenius USA Series F Preferred Shares are convertible into an aggregate of 3,129,883 Fresenius USA Common Shares. No Fresenius USA Common Shares were held by Fresenius USA and its subsidiaries (other than any shares held in a fiduciary capacity and beneficially owned by a third party) as of December 31, 1995. As of December 31, 1995, there were outstanding under the Fresenius USA 1976 Stock Option Plan, the Fresenius USA 1985 Special Stock Option Plan, the Fresenius USA 1987 Stock Option Plan, the Fresenius USA 1989 Special Stock Option Plan and the Fresenius USA Directors' Stock Option Plan (collectively, the "Fresenius USA Stock Plans") options to acquire an aggregate of 2,146,395 Fresenius USA Common Shares (subject to adjustment on the terms set forth in the Fresenius USA Stock Plans). As of the date of this Agreement, there are no Fresenius USA Common Shares reserved for issuance, other than 155,550 Fresenius USA Common Shares reserved for issuance upon exercise of stock options, 4,512,500 Fresenius USA Common Shares reserved for issu ance pursuant to outstanding warrants and 1,990,845 Fresenius USA Common Shares reserved for issuance pursuant to the Fresenius USA Stock Plans. All outstanding Fresenius USA Common Shares and Fresenius USA Preferred Shares have been duly authorized and validly issued and are fully paid and nonassessable. Except for the Fresenius USA Common Shares and the Fresenius USA Preferred Shares, Fresenius USA has outstanding no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible or exchangeable into or exercisable for securities having the right to vote) with the shareholders of Fresenius USA on any matter. Each of the outstanding shares of capital stock of each of Fresenius USA's subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable and, except for an immaterial number of shares held by officers and directors of Fresenius USA and its subsidiaries as nominees and for the benefit of Fresenius USA or any of its subsidiaries, is owned, either directly or indirectly, by Fresenius USA free and clear of all liens, pledges, security interests, claims, proxies, preemptive or subscriptive rights or other encumbrances or restrictions of any kind. Except as set forth above and except for Fresenius USA Common Shares issued after December 31, 1995 pursuant to the terms of options, securities or plans referred to above, there are no shares of capital stock of Fresenius USA authorized, issued or outstanding and there are no preemptive rights or any outstanding subscriptions, options, puts, calls, warrants, rights, convertible or exchangeable securities or other agreements or commitments of Fresenius USA or any of its subsidiar ies of any character relating to the issued or unissued capital stock or other securities of Fresenius USA or any of its subsidiaries (including, without limitation, the issuance, sale, purchase, redemption, conversion, exchange, redemption, voting or transfer thereof). Exhibit 21 to Fresenius USA's Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the SEC, contains an accurate and correct statement of all of the information required to be set forth therein by the regulations of the SEC and is an accurate and correct list of all Fresenius USA subsidiaries as of the date hereof, other than subsidiaries not engaged in an active business. Except as set forth in such exhibit, as of the date hereof, Fresenius USA does not, directly or indirectly, own any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity, other than subsidiaries not engaged in an active business.

                  (b) Corporate Organization and Qualification. Each of Fresenius USA and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its or such subsidiary's jurisdiction of organization and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it or such subsidiary require such qualification, except for any such failure so to qualify or be in good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect with respect to Fresenius USA. Each of Fresenius USA and its subsidiaries has the requisite corporate power and authority to carry on its businesses as they are now being conducted. Fresenius USA has made available to the other parties hereto a complete and correct copy of its Certificate of Incorporation and By-laws, each as amended to date and currently in full force and effect.

                  (c) Corporate Authority. Except as contemplated by Section
         9.13 hereof, Fresenius USA has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform each Transaction Agreement to which it is a party and to consummate the transactions contemplated hereby and thereby. Each Transaction Agreement to which Fresenius USA is a party is, or when executed and delivered shall be, a valid and binding agreement of Fresenius USA enforceable in accordance with its terms.

                  (d) Governmental Filings; No Violations. (i) Other than the filings provided for in the Transaction Agreements, and other than as may be required under the HSR Act and similar statutes in other countries, the Exchange Act, the Securities Act, and state securities laws, no notices, reports or other filings are required to be made by Fresenius USA or any subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it or any subsidiary from, any Governmental Entity in connection with the execution, delivery or performance of each Transaction Agreement to which it or any subsidiary is a party by it or any subsidiary and the consummation by it or any subsidiary of the transactions contemplated hereby and thereby, the failure to make or obtain any or all of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect with respect to Fresenius USA or enable any person to enjoin or prevent or materially delay consummation of the transactions contemplated hereby and thereby.

                  (ii) The execution, delivery and performance by Fresenius USA or any subsidiary of each Transaction Agreement to which it is a party does not or will not, and the consummation by it of any of the transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, its Certificate of Incorporation or By-laws, or the comparable governing instruments of any of its subsidiaries, or (B) assuming receipt of any consents and the occurrence of any events disclosed in the Fresenius USA Disclosure Letter as contemplated in the last sentence of this paragraph, a breach or violation of, or a default under, or the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets of it, Newco or the Surviving Corporations or any of their respective subsidiaries (with or without the giving of notice, the lapse of time or both) pursuant to, any provision of any Contracts of it or any of its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, or any change in the rights or obligations of any party under, or give rise to any rights of termination under, any of the Contracts, except, in the case of clause (B) above, for such breaches, violations, defaults, accelerations or changes that are disclosed in the Fresenius USA Disclosure Letter or, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to Fresenius USA. The Fresenius USA Disclosure Letter sets forth a list of all consents required under any Contracts to be obtained by it or events required to occur prior to consummation of the Reorganization (other than consents the failure to obtain of which, individually and in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to Fresenius USA).

                  (e) SEC Documents; Financial Statements; No Undisclosed Liabilities. (i) Fresenius USA has delivered to the other parties hereto each SEC Document prepared and filed with the SEC by it or its subsidiaries since December 31, 1994, including, without limitation,
         (A) its Annual Report on Form 10-K for the year ended December 31, 1994, and (B) its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1995.

         As of its filing date, each such SEC Document filed, and each SEC Document that will be filed by Fresenius USA or its subsidiaries prior to the Effective Time, as amended or supplemented, if applicable, pursuant to the Exchange Act (A) complied or will comply in all material respects with the applicable requirements of the Exchange Act and (B) did not or will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of Fresenius USA's consolidated balance sheets included in or incorporated by reference into its SEC Documents fairly presents in all material respects the consolidated financial position of it and its subsidiaries as of its date and each of the consolidated statements of income, cash flows and shareholders' equity included in or incorporated by reference into its SEC Documents (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations, retained earnings and cash flows, as the case may be, of Fresenius USA and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with US GAAP.

                (ii) Each SEC Document which is a final registration statement filed, and each final registration statement that will be filed by it or any subsidiary prior to the Effective Time, as amended or supplemented, if applicable, pursuant to the Securities Act, as of the date such statement or amendment became or will become effective
         (A) complied or will comply in all material respects with the applicable requirements of the Securities Act and (B) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in light of the circumstances under which they were made).

               (iii) Included in the Fresenius USA Disclosure Letter are a consolidated balance sheet as of, and consolidated statements of income, cash flows and shareholders' equity for the year ended, December 31, 1995 for Fresenius USA (such financial statements, the "Fresenius USA Disclosure Letter Financial Statements"), and the balance sheet as of December 31, 1995 included therein, (the "Fresenius USA Disclosure Letter Balance Sheet"). The Fresenius USA Disclosure Letter Balance Sheet (including any related notes and schedules) fairly presents in all material respects, and the consolidated balance sheet to be included in the Fresenius USA Audited Financial Statements (including any related notes and schedules) shall fairly present in all material respects, the consolidated financial position of Fresenius USA and its subsidiaries as of its date; and each of the consolidated statements of income, cash flows and shareholders' equity included in the Fresenius USA Disclosure Letter Financial Statements (including any related notes and schedules) fairly presents in all material respects, and each such statement to be included in the Fresenius USA Audited Financial Statements (including any related notes and schedules) shall fairly present in all material respects, the consolidated results of operations, retained earnings and cash flows, as the case may be, of Fresenius USA, and its subsidiaries for the periods set forth therein, in each case in accordance with US GAAP.

                (iv) Except as disclosed in the Fresenius USA Disclosure Letter Balance Sheet or the notes thereto or in its SEC Documents filed with the SEC prior to the date hereof, neither Fresenius USA nor its subsidiaries has any liabilities, whether or not accrued, contingent or otherwise, that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect with respect to Fresenius USA.

                 (f) Absence of Certain Events and Changes. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, since September 30, 1995, Fresenius USA and its subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses and there has not been any change or development or combination of changes or developments (including any worsening of any condition currently existing) which, individually and in the aggregate, is reasonably likely to result in a Material Adverse Effect.

                 (g) Compliance with Laws. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, Fresenius USA and its subsidiaries have complied, in the conduct of their respective businesses, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except where the failure to comply is not reasonably likely, individually and in the aggregate, to have a Material Adverse Effect with respect to Fresenius USA. To the knowledge of its executive officers, each of Fresenius USA and its subsidiaries has, and, immediately after the Fresenius USA Merger, will have, all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit it or such subsidiary to carry on its business as it is presently conducted, except for such permits, licenses, certificates, orders, filings, applications and registrations, the failure to have or make which, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to Fresenius USA.

                 (h) Title to Assets. Fresenius USA or its subsidiaries have and, immediately after the Fresenius USA Merger, will have, good and, with respect to real property, marketable title to its properties and assets (other than property as to which it is lessee), except for those defects in title which are not, individually and in the aggregate, reasonably likely to have a Material Adverse Effect with respect to Fresenius USA. Fresenius USA and its subsidiaries have, and immediately after the Fresenius USA Merger, will either own or have adequate rights to use (on the same basis as currently owned or used by Fresenius USA or such subsidiaries), all assets used or useful in Fresenius USA's business as currently conducted and all assets reflected on the Fresenius USA Disclosure Letter Balance Sheet, except for assets disposed of in accordance with this Agreement and except for those failures to own or have which are not, individually and in the aggregate, reasonably likely to have a Material Adverse Effect with respect to Fresenius USA.

                 (i) Litigation. Except as disclosed in Fresenius USA's SEC Documents filed with the SEC prior to the date hereof, there are no civil, criminal or administrative actions, suits, claims, hearings or proceedings pending or, to the knowledge of its executive officers, threatened, or investigations pending, against Fresenius USA or any of its subsidiaries that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect with respect to Fresenius USA. There are no judgments or outstanding orders, writs, injunctions, decrees, stipulations or awards (whether rendered or issued by a court or Governmental Entity, or by arbitration) against Fresenius USA or any of its subsidiaries or their respective properties or businesses, which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to Fresenius USA.

                 (j) Taxes. Except as disclosed in Fresenius USA's SEC Documents filed with the SEC prior to the date hereof, all material federal, state, local and foreign tax returns required to be filed by or on behalf of Fresenius USA or any of its subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, all material taxes required to be shown on returns filed by Fresenius USA, as of the date of such SEC Document, have been paid in full or have been recorded as a liability on its consolidated balance sheet (in accordance with US GAAP).
         Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, there is no outstanding audit examination, deficiency, or refund litigation with respect to any taxes of Fresenius USA that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect with respect to Fresenius USA. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, all material taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to Fresenius USA have been paid in full or have been recorded as a liability on its balance sheet (in accordance with US GAAP). Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, neither Fresenius USA nor any of its subsidiaries is a party to a tax sharing or similar agreement or any agreement pursuant to which it or any of its subsidiaries has indemnified another party with respect to taxes (other than the tax sharing agreement attached to the Contribution Agreement), except for any such agreement under which the liabilities of Fresenius USA and its subsidiaries would not be reasonably likely to have a Material Adverse Effect with respect to Fresenius USA. Except as set forth in SEC Documents filed prior to the date hereof, neither Fresenius USA nor its subsidiaries have waived any applicable statute of limitations with respect to federal income taxes or any material state income taxes.

                 (k) Employee Benefits. (i) Fresenius USA's SEC Documents filed prior to the date hereof disclose all material information required under the applicable rules and regulations of the SEC with respect to Fresenius USA's bonus, deferred compensation, pension, retirement, profit sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all material employment or severance Contracts, all other material employee benefit plans and all applicable "change of control" or similar provisions in any material plan, Contract or arrangement which covers employees or former employees of Fresenius USA or its subsidiaries ("Fresenius USA Compensation Plans"). True and complete copies of the Fresenius USA Compensation Plans and all other benefit plans, Contracts or arrangements (regardless of whether they are funded or unfunded or foreign or domestic) covering employees or former employees of Fresenius USA and its subsidiaries (the "Fresenius USA Employees"), including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and all amendments thereto, have been made available to each other party hereto.

                (ii)  All Fresenius USA Compensation Plans that are
         "employee benefit plans", other than "multiemployer plans" within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, covering Fresenius USA Employees (the "Fresenius USA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA, except where the failure to be so would not reasonably be expected to have a Material Adverse Effect with respect to Fresenius USA. There is no pending or, to the knowledge of executive officers, threatened litigation relating to any Fresenius USA Plan which is reasonably likely to have a Material Adverse Effect with respect to Fresenius USA.

               (iii) No material liability that has not previously been fully satisfied under Subtitle C or D of Title IV of ERISA, under
         Section 412 of the Code or Section 302 of ERISA has been or is expected to be incurred by Fresenius USA or any of its subsidiaries with respect to any "single-employer plan," within the meaning of
         Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with it under Section 4001 of ERISA or Section 414 of the Code (a "Fresenius USA ERISA Affiliate"). Fresenius USA and its subsidiaries and the Fresenius USA ERISA Affiliates have not incurred and do not expect to incur any material withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA. No notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any of the Fresenius USA Plans or by any of the Fresenius USA ERISA affiliates within the 12-month period ending on the date hereof.

                (iv)  As of January 1, 1995, the "full-funding limitation"
         (as defined in Section 412(c)(9) of the Code) has been satisfied with respect to each Fresenius USA Pension
         Plan which is a single-employer plan (within the meaning of Section 4001(a)(15) of ERISA), and there has been no change in the financial condition of any such Fresenius USA Pension Plan since that date that is reasonably likely to have a Material Adverse Effect with respect to Fresenius USA. The withdrawal liability of Fresenius USA and its subsidiaries under each Fresenius USA Plan which is a multiemployer plan to which Fresenius USA, its subsidiaries or its ERISA Affiliates has contributed during the preceding 12 months, determined as if a "complete withdrawal," within the meaning of Section 4203 of ERISA, had occurred as of the date hereof, is not reasonably likely to have a Material Adverse Effect with respect to Fresenius USA.

                 (v) Except as disclosed in its SEC Documents filed prior to the date hereof, neither Fresenius USA nor its subsidiaries have any obligations for retiree health and life benefits under any Fresenius USA Plan. Except as disclosed in its SEC Documents filed prior to the date hereof, there are no restrictions on the right of Fresenius USA to amend or terminate any Fresenius USA Plan that provides retiree health or life benefits to Fresenius USA Employees without Fresenius USA incurring any material liability thereunder as a result of such amendment or termination.

                (vi) All Fresenius USA Compensation Plans covering foreign Employees comply with applicable local law except when the failure to so comply, individually and in the aggregate, would not have a Material Adverse Effect with respect to Fresenius USA. Fresenius USA's and its subsidiaries have no unfunded liabilities with respect to any Fresenius USA Pension Plan which cover foreign Employees in an amount which is reasonably likely to have a Material Adverse Effect with respect to Fresenius USA.

               (vii) Except as disclosed in its SEC Documents filed prior to the date hereof or as provided in this Agreement, the transactions contemplated by this Agreement will not result in the vesting or acceleration of any material amounts under any Fresenius USA Compensation Plan, any material increase in benefits under any Fresenius USA Compensation Plan or payment of any severance or similar compensation under any Fresenius USA Compensation Plan, and the amounts, if any, payable under the Fresenius USA Compensation Plans and not deductible by it by reason of Section 280G of the Code will not exceed the maximum amount previously disclosed to the other parties hereto. Except as disclosed in its SEC Documents filed prior to the date hereof, Fresenius USA and its subsidiaries have not entered into any change-of-control agreement under which Fresenius USA will be obligated to make change-of-control payments following the Closing.

                 (l) Environmental Matters. Except as disclosed in its SEC Documents filed prior to the date hereof and except for such matters that, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to Fresenius USA, to the knowledge of its executive officers, (A) Fresenius USA and its subsidiaries are in compliance with all applicable Environmental Laws; and (B) neither Fresenius USA nor any of its subsidiaries has any outstanding notices, demand letters or requests for information from any Government Entity or any third party that assert that Fresenius USA or any of its subsidiaries may be in violation of, or liable under, any Environmental Law and none of Fresenius USA, its subsidiaries or its properties are subject to any court order, administrative order or decree arising under any Environmental Law.

                 (m) Takeover Statutes. Execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not cause to be applicable to Fresenius USA any Takeover Statute (after giving effect to any actions that will be taken prior to the Effective Time).

                 (n) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein except pursuant to arrangements disclosed in writing to the other parties hereto prior to the date hereof.

                 (o) Information in Disclosure Documents and Registration Statements. None of the information supplied or to be supplied by Fresenius USA for inclusion or incorporation by reference in any Registration Statement will, at the time such Registration Statement becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Fresenius USA Proxy Statement will not, at the date mailed to Fresenius USA shareholders and at the time of the meeting of Fresenius USA shareholders to be held in connection with the Fresenius USA Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Fresenius USA Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Fresenius USA with respect to statements made therein based on information supplied by Grace or its subsidiaries.

                 (p) Trademarks, Patents and Copyrights. Fresenius USA and its subsidiaries own or possess adequate licenses or other rights to use, all patents, trademarks, trade names, service marks, copyrights, licenses and product licenses or registrations (including applications for any of the foregoing), as are used or useful in connection with its business (the "Fresenius USA Intellectual Property") the lack of which would reasonably be expected to have a Material Adverse Effect with respect to Fresenius USA; and none of Fresenius USA or any of its subsidiaries has any knowledge of any conflict with the proprietary intellectual property rights of any of Fresenius USA or its subsidiary therein or any knowledge of any conflict by Fresenius USA or its subsidiary with the rights of others therein which would have a Material Adverse Effect with respect to Fresenius USA. Immediately after the Fresenius USA Merger, Newco and its subsidiaries will own or possess adequate licenses or other rights to use (on substantially the same basis as currently owned or possessed by Fresenius USA and its subsidiaries) all of the Fresenius USA Intellectual Property. Except as disclosed in its SEC Documents filed with the SEC prior to the date hereof, there are no Contracts, agreements and licenses pursuant to which Fresenius USA or any subsidiaries of Fresenius USA which will not be subsidiaries of Newco after the Fresenius USA Merger will retain rights or interests of any kind in or affecting the Fresenius USA Intellectual Property.

                 (q) Disclosure. Neither the representations and warranties of Fresenius USA or Fresenius AG contained in this Agreement nor in any written instrument, list, exhibit or certificate furnished or to be furnished by Fresenius USA or Fresenius AG to Grace pursuant hereto or in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements not misleading.

                 SECTION 5.3. Representations and Warranties of Fresenius AG. Fresenius AG hereby represents and warrants to Grace that, except as set forth in a letter (the "Fresenius AG Disclosure Letter") delivered to Grace simultaneously with the execution and delivery of this Agreement:

                 (a) Corporate Organization and Qualification. Fresenius AG is an Aktiengesellschaft duly organized, validly existing and in good standing under the laws of the Federal Republic of Germany and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification, except for any such failure so to qualify or be in good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect with respect to the FWD Business. Fresenius AG has the requisite corporate power and authority to carry on its businesses as they are now being conducted. Fresenius AG has made available to the other parties hereto a complete and correct copy of its Certificate of Incorporation and By-laws (or similar organizational documents), each as amended to date and currently in full force and effect.

                 (b) Corporate Authority. Subject only to the receipt of the requisite approval of its shareholders (and, with respect to Fresenius USA, as contemplated by Section 9.13 hereof), Fresenius AG and its subsidiaries have the requisite corporate power and authority and have taken all corporate action necessary in order to execute, deliver and perform each Transaction Agreement to which any of them are a party and to consummate the transactions contemplated hereby and thereby including, without limitation, the approval of the Fresenius AG Supervisory Board and the affirmative vote of all shareholder representatives thereon. Each Transaction Agreement to which Fresenius AG or its subsidiary is a party is, or when executed and delivered shall be, a valid and binding agreement of Fresenius AG or such subsidiary enforceable in accordance with its terms. Fresenius AG is the legal and beneficial owner of 18,673,324 Fresenius USA Common Shares (13,793,441 of which are owned beneficially and of record by Fresenius AG or its subsidiaries, 3,129,883 of which are issuable upon conversion of Fresenius USA Series F Preferred Shares and 1,750,000 of which are issuable upon the exercise of currently exercisable warrants) and 200,000 Fresenius USA Series F Preferred Shares.

                 (c) Governmental Filings; No Violations. (i) Other than the filings provided for in the Transaction Agreements, and other than as may be required under the HSR Act and similar statutes in other countries, the Exchange Act, the Securities Act, and state securities laws, except as set forth in the Fresenius AG Disclosure Letter, no notices, reports or other filings are required to be made by Fresenius AG or any subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it or any subsidiary from, any Governmental Entity in connection with the execution, delivery or performance of each Transaction Agreement to which it is a party by it or any subsidiary and the consummation by it or any subsidiary of the transactions contemplated hereby and thereby, the failure to make or obtain any or all of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect with respect to the FWD Business or enable any person to enjoin or prevent or materially delay consummation of the transactions contemplated hereby and thereby.

                (ii)  The execution, delivery and performance by Fresenius
         AG or any subsidiary of each Transaction Agreement to which it is a party does not or will not, and the consummation by it of any of the transactions contemplated thereby will not, constitute or result in
         (A) a breach or violation of, or a default under, its Certificate of Incorporation or By-laws, or the comparable governing instruments of any of its subsidiaries, or (B) assuming receipt of any consents and the occurrence of any events disclosed in the Fresenius AG Disclosure Letter as contemplated in the last sentence of this paragraph (ii), a breach or violation of, or a default under, or the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets of it, Newco or the Surviving Corporations or any of their respective subsidiaries (with or without the giving of notice, the lapse of time or both) pursuant to, any provision of any Contract of it or any of its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, or any change in the rights or obligations of any party under, or give rise to any rights of termination under, any of the Contracts, except, in the case of clause (B) above, for such breaches, violations, defaults, accelerations or changes that are disclosed in the Fresenius AG Disclosure Letter or, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to the FWD Business. The Fresenius AG Disclosure Letter sets forth a list of all consents required under any Contracts to be obtained by it or any subsidiary or events required to occur prior to consummation of the Reorganization (other than consents the failure to obtain of which, individually and in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to the FWD Business).

                 (d) Takeover Statutes. Execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not cause to be applicable to Fresenius AG any Takeover Statute (after giving effect to any actions that will be taken prior to the Effective Time).

                 (e) Brokers and Finders. Neither it nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein except pursuant to arrangements disclosed in writing to the other parties hereto prior to the date hereof.

                 (f) Contribution. Except for the shares of capital stock of Fresenius USA, the FWD Business Assets, which are to be contributed pursuant to the Contribution, represent the worldwide dialysis business of Fresenius AG and all assets and services predominantly used in the conduct of Fresenius AG's worldwide dialysis business as presently conducted.

                 (g) Tax Matters. At the Effective time, the representations set forth in the numbered paragraphs of the form of Tax Matters Certificate of Fresenius AG attached hereto as Exhibit G (the "Fresenius AG Tax Matters Certificate") will be true and correct in all respects, and such representations are hereby incorporated herein by reference with the same effect as if set forth herein in their entirety.

                 (h) Information in Disclosure Documents and Registration Statements. None of the information supplied or to be supplied by Fresenius AG for inclusion or incorporation by reference in any Registration Statement will, at the time such Registration Statement becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
         and the Fresenius USA Proxy Statement will not, at the date mailed to Fresenius USA shareholders and at the time of the Fresenius USA Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Fresenius USA Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Fresenius AG with respect to statements made therein based on information supplies by Grace or its subsidiaries.

                 (i) Disclosure. Neither the representations and warranties of Fresenius USA or Fresenius AG contained in this Agreement nor in any written instrument, list, exhibit or certificate furnished or to be furnished by Fresenius USA or Fresenius AG to Grace pursuant hereto or in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements not misleading.

                 (j) Assets. Except as contemplated herein, at the Effective Time, the FWD Business Group will contain the worldwide dialysis business of Fresenius AG and all assets and services predominantly used in the conduct of Fresenius AG's worldwide dialysis business as presently conducted.

                 SECTION 5.4. Representations and Warranties for the FWD Business. Fresenius AG hereby represents and warrants to Grace that, except as set forth in a letter (the "FWD Business Disclosure Letter") delivered to Grace simultaneously with the execution and delivery of this Agreement:

                 (a) Corporate Organization and Qualification. A true and complete list of all FWD Business Subsidiaries, together with the jurisdiction of organization of each such FWD Business Subsidiary, is set forth in the FWD Business Disclosure Letter. Each FWD Business Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing (if recognized in such jurisdiction, or, if not, duly qualified) as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by such FWD Business Subsidiary require such qualification, except for any such failure so to qualify or be in good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect with respect to the FWD Business. Each FWD Business Subsidiary has the requisite corporate power and authority to carry on its business as now being conducted. Fresenius AG has made available to the other parties hereto a complete and correct copy of the Certificate of Incorporation and By-laws (or similar organizational documents) of each FWD Business Subsidiary, each as amended to date and currently in full force and effect.

                 (b) Corporate Authority. Each FWD Business Subsidiary has the requisite corporate power and authority and has taken all corporate action necessary in order to consummate the transactions contemplated hereby and by the other Transaction Agreements.

                 (c) Capitalization. The authorized capital stock, and the number of shares of such capital stock issued and outstanding, of each FWD Business Subsidiary is set forth in the FWD Business Disclosure Letter, and all such issued and outstanding shares of capital stock are owned of record and beneficially by Fresenius AG or another FWD Business Subsidiary, free and clear of all liens, pledges, security interests, claims, proxies, preemptive or subscriptive rights or other encumbrances or restrictions of any kind. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of any FWD Business Subsidiary or obligating any FWD Business Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, any FWD Business Subsidiary. There are no outstanding contractual obligations of any FWD Business Subsidiary to repurchase, redeem or otherwise acquire any capital stock of any FWD Business Subsidiary or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any FWD Business Subsidiary or any other entity. Each of the outstanding shares of capital stock of each FWD Business Subsidiary is duly authorized, validly issued, fully paid and nonassessable.

                 (d) Financial Statements; No Undisclosed Liabilities. (i) Included in the FWD Business Disclosure Letter are a consolidated balance sheet as of December 31, 1995, and consolidated statements of income, cash flows and shareholders' equity for the years ended December 31, 1995 for the FWD Business (such financial statements, the "FWD Business Disclosure Letter Financial Statements," and the balance sheet as of December 31, 1995 included therein, the "FWD Business Disclosure Letter Balance Sheet"). The FWD Business Disclosure Letter Balance Sheet (including any related notes and schedules) fairly presents in all material respects, and the consolidated balance sheet to be included in the FWD Business Audited Financial Statements (including any related notes and schedules) shall fairly present in all material respects, the consolidated financial position of the FWD Business as of its date; and each of the consolidated statements of income, cash flows and shareholders' equity included in the FWD Business Disclosure Letter Financial Statements (including any related notes and schedules) fairly presents in all material respects, and each such statement to be included in the FWD Business Audited Financial Statements (including any related notes and schedules) shall fairly present in all material respects, the consolidated results of operations, retained earnings and cash flows, as the case may be, of the FWD Business for the periods set forth therein, in each case in accordance with US GAAP.

                         (ii) Except as disclosed on the FWD Business Disclosure Letter Balance Sheet or the notes thereto, neither the FWD Business nor any FWD Business Subsidiary has any liabilities, whether or not accrued, contingent or otherwise, that, individually or in the aggregate are reasonably likely to have a Material Adverse Effect with respect to the FWD Business.

                 (e) Absence of Certain Events and Changes. Except as disclosed in the FWD Business Disclosure Letter, since September 30, 1995, Fresenius AG, with respect to the FWD Business, and the FWD Business Subsidiaries, have conducted their respective businesses only in the ordinary and usual course of such businesses and there has not been any change or development or combination of changes or developments (including any worsening of any condition currently existing) which, individually and in the aggregate, is reasonably likely to result in a Material Adverse Effect with respect to the FWD Business.

                 (f) Compliance with Laws. Fresenius AG has complied, in the conduct of the FWD Business, and each FWD Business Subsidiary has complied, in the conduct of its respective business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except where the failure to comply is not reasonably likely, individually and in the aggregate, to have a Material Adverse Effect with respect to the FWD Business. To the knowledge of the executive officers of Fresenius AG, Fresenius AG has, with respect to the FWD Business, each FWD Business Subsidiary has, and, immediately after the Contribution, an FWD Business Subsidiary will have, all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies that are required in order to permit such party to carry on its business as it is presently conducted, except for such permits, licenses, certificates, orders, filings, applications and registrations, the failure to have or make which, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to the FWD Business.

                 (g) Title to Assets. Fresenius AG and the FWD Business Subsidiaries have and, immediately after the Contribution, the FWD Business Subsidiaries will have, good and, with respect to real property, marketable title to its properties and assets (other than property as to which it is lessee), except for those defects in title which are not, individually and in the aggregate, reasonably likely to have a Material Adverse Effect with respect to the FWD Business. Fresenius AG and the FWD Business Subsidiaries have, and immediately after the Contribution, the FWD Business Subsidiaries will either own or have adequate rights to use (on the same basis as currently owned or used by the FWD Business), all assets predominantly used or useful in the FWD Business as currently conducted and all assets reflected on the FWD Business Balance Sheet, except for those properties subject to the Lease and assets disposed of in accordance with this Agreement and except for those failures to own or have which are not, individually and in the aggregate, reasonably likely to have a Material Adverse Effect with respect to the FWD Business.

                 (h) Litigation. There are no civil, criminal or administrative actions, suits, claims, hearings or proceedings pending or, to the knowledge of its executive officers, threatened, or investigations pending, against Fresenius AG or its subsidiaries (other than Fresenius USA) with respect to the FWD Business, or any FWD Business Subsidiary that, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect with respect to the FWD Business. There are no judgments or outstanding orders, writs, injunctions, decrees, stipulations or awards (whether rendered or issued by a court or Governmental Entity, or by arbitration) against Fresenius AG or its subsidiaries (other than Fresenius USA) with respect to the FWD Business, or any FWD Business Subsidiary, or any of their respective properties or businesses, which are reasonably likely, individually or in the aggregate, to have a Material Adverse Effect with respect to the FWD Business.

                 (i) Taxes. All material federal, state, local and foreign tax returns required to be filed with respect to the FWD Business or any FWD Business Subsidiary have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All material taxes required to be shown on returns filed with respect to the FWD Business or any FWD Business Subsidiary, have been paid in full or have been recorded as a liability on the FWD Business Disclosure Letter Balance Sheet. There is no outstanding audit examination, deficiency, or refund litigation with respect to any taxes with respect to the FWD Business or any FWD Business Subsidiary that, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect with respect to the FWD Business. All material taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation relating to the FWD Business or any FWD Business Subsidiary have been paid in full or have been recorded as a liability on the FWD Business Balance Sheet (in accordance with US
         GAAP). Neither Fresenius AG nor any FWD Business Subsidiary is a party to a tax sharing or similar agreement or any agreement with respect to the FWD Business or any FWD Business Subsidiary, except for any such agreement under which the liabilities of FWD Business and its subsidiaries would not be reasonably likely to have a Material Adverse Effect with respect to FWD Business. Neither Fresenius AG (with respect to the FWD Business) nor the FWD Business Subsidiaries have waived any applicable statute of limitations with respect to German tax or any material German state income taxes.

                 (j) Environmental Matters. Except for such matters that, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to the FWD Business, to the knowledge of its executive officers (i) Fresenius AG, with respect to the FWD Business, and the FWD Business Subsidiaries are in compliance with all applicable Environmental Laws; and (ii) neither Fresenius AG with respect to the FWD Business, nor any of the FWD Business Subsidiaries has any outstanding notices, demand letters or requests for information from any Government Entity or any third party that assert that Fresenius AG, with respect to the FWD Business, or any of the FWD Business Subsidiaries may be in violation of, or liable under, any Environmental Law and none of Fresenius AG with respect to the FWD Business, the FWD Business Subsidiaries or its properties are subject to any court order, administrative order or decree arising under any Environmental Law.

                 (k) Governmental Filings; No Violations. (i) Other than the filings provided for in the Transaction Agreements, and other than as may be required under the HSR Act and similar statutes in other countries, the Exchange Act, the Securities Act, and state securities laws, no notices, reports or other filings are required to be made by any FWD Business Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any Governmental Entity, in connection with the execution, delivery or performance of each Transaction Agreement to which Fresenius AG is a party by it and the consummation by it of the transactions contemplated hereby and thereby, the failure to make or obtain any or all of which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect with respect to the FWD Business or enable any person to enjoin or prevent or materially delay consummation of the transactions contemplated hereby and thereby.

                 (ii) The execution, delivery and performance by each FWD Business Subsidiary of each Transaction Agreement to which Fresenius AG is a party does not or will not, and the consummation by it of any of the transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, its Certificate of Incorporation or By-laws (or similar organizational document), or the comparable governing instruments of any of its subsidiaries, or (B) assuming receipt of any consents and the occurrence of any events disclosed in the FWD Business Disclosure Letter as contemplated in the last sentence of this paragraph, a breach or violation of, or a default under, or the acceleration of or the creation of a lien, pledge, security interest or other encumbrance on assets of it, Newco or the Surviving Corporations or any of their respective subsidiaries (with or without the giving of notice, the lapse of time or both) pursuant to, any provision of any Contract of it or any of its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, or any change in the rights or obligations of any party under, or give rise to any rights of termination under, any of the Contracts, except, in the case of clause (B) above, for such breaches, violations, defaults, accelerations or changes that are disclosed in the FWD Business Disclosure Letter or, individually and in the aggregate, are not reasonably likely to have a Material Adverse Effect with respect to the FWD Business. The FWD Business Disclosure Letter sets forth a list of all consents required under any Contracts to be obtained by any FWD Business Subsidiary or events required to occur prior to consummation of the Reorganization (other than consents the failure to obtain of which, individually and in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to the FWD Business).

                 (l) Contracts and Commitments. Except as set forth in the FWD Business Disclosure Letter, none of Fresenius AG or any of its subsidiaries, with respect to the FWD Business, nor any FWD Business Subsidiary is a party to any Contract that would be required to be filed as an exhibit to a registration statement for the FWD Business and Fresenius USA, taken as a whole, under the Exchange Act.

                 (m) Employee Benefit Plans. (i) The FWD Business Disclosure Letter lists each material employee benefit plan, program, policy, practice and arrangement and all material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all material employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which Fresenius AG, its subsidiaries or any of the FWD Business Subsidiaries is a party, with respect to which Fresenius AG, its subsidiaries or any of the FWD Business Subsidiaries has or could incur any obligation or which are maintained, contributed to or sponsored by Fresenius AG, its subsidiaries or any of the FWD
         Business Subsidiaries for the benefit of any current or former employee, officer or director of Fresenius AG, its subsidiaries or any of the FWD Business Subsidiaries, (collectively, the "Fresenius AG Plans"). With respect to each Fresenius AG Plan, Fresenius AG has caused to be made available to the other parties hereto a true, correct and complete copy of: (A) each writing constituting a part of such Fresenius AG Plan, including without limitation all plan documents, benefit schedules, participant agreements, trust agreements, and insurance contracts and other funding vehicles; (B) the current summary plan description, if any; (C) the most recent annual financial report and actuarial valuations, if any; and (D) the most recent determination letter from the relevant governmental authority, if any. All financial statements and actuarial reports for each Fresenius AG Plan have been prepared in accordance with applicable accounting principles and actuarial principles, applied on a uniform and consistent basis.

                (ii) In all material respects, each Fresenius AG Plan complies with, and has been managed in accordance with, all applicable laws, regulations and requirements. Each Fresenius AG Plan required to be registered has been registered and has been maintained in good standing with applicable legal and regulatory authorities. Where Fresenius AG Plans are funded or insured, all contributions and other amounts due to or in respect of them or any state pension arrangements by Fresenius AG, its subsidiaries or any of the FWD Business Subsidiaries have been fully paid at the Effective Time. The fair market value of the assets of each such funded Fresenius AG Plan, or the liability of each insurer for any Fresenius AG Plan funded through insurance or the book reserve established for any such Fresenius AG Plan on the FWD Business Balance Sheet, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current and former participants in such Fresenius AG Plan according to the actuarial assumptions utilized in the actuary's report described in Section 5.4(m)(i) above, and no transaction contemplated by this Agreement shall cause such assets, book reserves or insurance obligations to be less than such benefit obligations, and nothing has happened since the date of that information which would have a Material Adverse Effect on the funding position of the Fresenius AG Plans. Where Fresenius AG Plans are unfunded or underfunded, appropriate reserves are established therefore on the FWD Business Balance Sheet. Fresenius AG, its subsidiaries and the FWD Business Subsidiaries have not by any act or omission, direct or indirect, materially increased their liabilities or obligations to the Fresenius AG Plans since the date of the last actuary's report described in
         Section 5.4(m)(i) above.

               (iii) There is no dispute about the entitlements or benefits payable under the Fresenius AG Plans, no claim by or against the managers or administrators of the Fresenius AG Plans, Fresenius AG, its subsidiaries or any of the FWD Business Subsidiaries has been made or threatened, and there are no circumstances which might give rise to any such claim except where any such event could not have, individually and in the aggregate, a Material Adverse Effect with respect to the FWD Business. Except as set forth in the FWD Business Disclosure Letter Balance Sheet, there exists no liability (contingent or otherwise), and no event has occurred, with respect to any Fresenius AG Plan which could reasonably be expected to have a Material Adverse Effect with respect to the FWD Business.

                 (n) Lease. The Lease, pursuant to which Newco (or its subsidiary) shall lease certain real property in Germany from Fresenius AG, as provided therein, when executed and delivered, shall be a valid and binding agreement of Fresenius AG, enforceable in accordance with the terms thereof; and the total rental to be paid pursuant to such Lease of the equivalent of $12,000,000 per year beginning January 1, 1997 (subject to adjustment, as provided therein) is a fair market rental for such property.

                 (o) Trademarks, Patents and Copyrights. Fresenius AG or a FWD Business Subsidiary owns or possesses adequate licenses or other rights to use, all patents, trademarks, trade names, service marks, copyrights, licenses and product licenses or registrations (including applications for any of the foregoing), technology, know-how, tangible or intangible proprietary intellectual property rights, information or material (whether conceived, reduced to practice or under development), formulae, inventions and new and investigational applications (including all options or other rights to acquire any of the foregoing) as are necessary, used or useful in connection with the FWD Business (the "FWD Business Intellectual Property"), the lack of which would reasonably be expected to have a Material Adverse Effect with respect to the FWD Business; and none of Fresenius AG or any of its subsidiaries has any knowledge of any conflict with the proprietary intellectual property rights of any of Fresenius AG or any FWD Business Subsidiary therein or any knowledge of any conflict by Fresenius AG or any FWD Business Subsidiary with the rights of others therein which would have a Material Adverse Effect with respect to the FWD Business. Immediately after the Contribution, Newco or its Subsidiary will own or possess adequate licenses or other rights to use (on substantially the same basis as currently owned or possessed by the FWD Business) all of the FWD Business Intellectual Property. There are no Contracts, agreements and licenses pursuant to which Fresenius AG or any subsidiaries of Fresenius AG which are not FWD Business Subsidiaries will retain rights or interests of any kind in or affecting the FWD Business Intellectual Property.

                 SECTION 5.5. Certain Definitions Relating to the FWD Business. (a) "FWD Business" means the dialysis and renal medical products business conducted worldwide by Fresenius AG (including, without limitation, the FWD Business Subsidiaries), other than the dialysis business of Fresenius USA.

                 (b) "FWD Business Assets" means all the property and assets (including intangible assets, goodwill and leaseholds) of the FWD Business which are reflected on the FWD Business Balance Sheet or otherwise predominately relating to or predominately used or useful in the business and operations of the FWD Business (other than the property subject to the Lease), plus (i) all property and assets which have been or will be acquired in the ordinary course of business since the date of the FWD Business Balance Sheet, less (ii) any property and assets which have been or will be disposed of or consumed in the ordinary course of business since the date of the FWD Business Balance Sheet consistent with the terms hereof.

                 (c) "FWD Business Subsidiaries" means all subsidiaries of Fresenius AG and all other entities in which Fresenius AG holds any direct or indirect equity interest, other than Fresenius USA and its subsidiaries, which conduct any of the FWD Business (it being agreed and understood that (i) as of the date hereof, the FWD Business is conducted, and the FWD Business Assets are held, by Fresenius AG and certain of its subsidiaries (all such entities, the "Current Subsidiaries"), (ii) as of the Contribution, by virtue of the Fresenius AG Restructuring, the FWD Business will be conducted, and the FWD Business Assets will be held, by certain Fresenius AG subsidiaries which may include the Current Subsidiaries as well as other subsidiaries (all such entities, the "Closing Subsidiaries", and (iii) all references herein to FWD Business Subsidiaries shall be deemed to refer to the Current Subsidiaries as of the date hereof and to the Closing Subsidiaries as of the Contribution).

                 (d) "Fresenius AG Restructuring" means the actions taken and proposed to be taken by Fresenius AG and its subsidiaries to restructure the FWD Business so that, at or prior to Contribution, the FWD Business Subsidiaries shall own all FWD Business Assets.

                                   ARTICLE VI

                                   COVENANTS

                 SECTION 6.1. Interim Operations. Each of Grace and Fresenius AG (for itself and on behalf of Fresenius AG) covenants and agrees as to itself and its subsidiaries that, from and after the date hereof until the Effective Time, except insofar as the other parties shall otherwise consent or except as otherwise contemplated by this Agreement, the Contribution Agreement, the Distribution Agreement or its Disclosure Letter (provided that, as used herein, all references to Grace (and/or its Affiliates) shall be deemed to refer to Grace and its Affiliates which conduct the NMC Business, consistent with
Section 9.8 hereof, except as otherwise specifically provided):

                 (a) To the extent reasonably practicable, taking into account any operational matters that may arise that are primarily attributable to the pendency of the Reorganization, the business of it and its subsidiaries will be conducted only in the ordinary and usual course consistent with past practice and existing business plans previously disclosed to the other parties and, to the extent consistent therewith, it and its subsidiaries will use all reasonable efforts to preserve their business organization intact and maintain their existing relations with customers, suppliers, employees and business associates.

                 (b) It will not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries or, in the case of Fresenius AG, any FWD Business Subsidiary; (ii) amend its Certificate of Incorporation or By-laws (or similar organizational document);
         (iii) split, combine or reclassify any outstanding capital stock; or
         (iv) declare, set aside or pay any dividend payable in stock or property with respect to any of its capital stock.

                 (c) Neither Grace, Fresenius USA, nor any of their respective subsidiaries or, Fresenius AG, solely with respect to any FWD Business Subsidiary, will issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible or exchangeable for, or options, puts, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class other than common shares issuable pursuant to options, warrants and other convertible securities outstanding on the date hereof and disclosed in its Disclosure Letter, and employee stock options granted after the date hereof in the ordinary course of business.

                 (d) None of Grace, Fresenius USA or Fresenius AG, with respect to the FWD Business, will (i) transfer, lease, license, guarantee, sell, mortgage, pledge or dispose of any property or assets encumber any property or assets other than in the ordinary and usual course of business; (ii) authorize or make capital expenditures; (iii) make any acquisition of, or investment in, assets, stock or other securities of any other person or entity other than its wholly owned subsidiaries or (iv) make any divestiture.

                 (e) Except as required by agreements or arrangements disclosed in its SEC Documents or its Disclosure Letter, neither it nor any of its subsidiaries or, in the case of Fresenius AG, any FWD Business Subsidiary, will grant any severance or termination pay to, or enter into, extend or amend any employment, consulting, severance or other compensation agreement with, any director, officer or other of its employees, except to other employees in the ordinary course in a manner consistent with past practice, which would bind Newco (or its subsidiary) after the Reorganization.

                 (f) Except as may be required to satisfy contractual obligations existing as of the date hereof (and disclosed to the other parties hereto) and the requirements of applicable law, and except in the ordinary course of business, neither it nor any of its subsidiaries or, in the case of Fresenius AG, any FWD Business Subsidiary, will establish, adopt, enter into, make, amend or make any elections under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees which would affect Newco (or its subsidiary), except in a manner consistent with past practice.

                 (g) It will not implement any change in its accounting principles, practices or methods, other than as may be required by German GAAP, in the case of Fresenius AG, or US GAAP, in the case of Grace and Fresenius USA, other than as may be necessary or advisable in connection with the Distribution.

                 (h) Neither it nor any of its subsidiaries will authorize or enter into an agreement to take any of the actions referred to in paragraphs (a) through (g) above.

                 SECTION 6.2.  Certain Transactions.  (a)  Prior to the
Distribution: (i) Grace and Grace-Conn. shall use reasonable efforts to cause NMC to arrange new credit facilities so that the transactions contemplated by the Transaction Agreements may be consummated; (ii) Fresenius AG shall use reasonable efforts to arrange new credit facilities for the FWD Business so that the transactions contemplated by the Transaction Agreements may be consummated; and (iii) the parties hereto shall cooperate with respect to the foregoing.

                 (b) Prior to or concurrent with the Reorganization, the parties hereto shall use reasonable efforts to satisfy the conditions set forth in Sections 7.1(j) and 7.1(k).

                 (c) It is understood and agreed by the parties hereto that, at the time of the Reorganization, none of Grace, Fresenius USA and the FWD Business shall have cash or marketable securities, it being contemplated that, in connection with the Reorganization, such cash and marketable securities shall be provided to Grace-Conn. and Fresenius AG, respectively, and that new working capital facilities to finance working capital needs shall be obtained.

                 (d) It is the intention of the parties hereto that (i) Newco shall pay dividends to the holders of its outstanding ordinary shares in the amounts set forth in the business plan previously disclosed to the parties hereto beginning in January 1997, subject to the declaration of such dividends by the Newco Board, and (ii) Newco (or its subsidiary) shall lease real property and buildings in Germany from Fresenius AG, for a total rental of the equivalent $12 million per year beginning January 1997 pursuant to the Lease to be consistent with the terms set forth in Exhibit D to the Contribution Agreement.

                 (e) It is the intention of the parties hereto that, following the Reorganization, Newco shall seek to refinance up to $700 million of credit facilities through the sale of preferred securities which will be primarily "mezzanine" capital, which could be classified as equity under German generally accepted accounting principles and whose interest stream would be tax deductible. The sale (or commitments for sale) of such preferred securities shall not be a condition to the consummation of the Reorganization.

                 (f) It is the intention of the parties hereto that, to the extent that it is not possible to obtain the credit facilities and/or arrange for the sale of the preferred securities contemplated by paragraphs (a) and (e) above on terms which will permit the payment of cash pursuant to the lease and dividends pursuant to paragraph (d) above, prior to the Effective Time, the parties shall endeavor to restructure the transactions contemplated hereby so that, commencing in January 1997, Fresenius AG shall receive cash flow from Newco in the amount that otherwise would have been received pursuant to paragraph (d) above.

                 SECTION 6.3. Acquisition Proposals. Each party hereto agrees that neither it nor any of its subsidiaries nor any of its respective officers and directors or the officers and directors of its subsidiaries shall, and it shall each direct and use its best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, it or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal; provided, however, that the Grace Board may furnish or cause to be furnished information (pursuant to confidentiality arrangements) and may participate in such discussions and negotiations directly or through its representatives if (i) the failure to provide such information or participate in such negotiations and discussions could, in the opinion of its outside counsel, reasonably be deemed to cause the members of the Grace Board to breach their fiduciary duties under applicable law or (ii) another corporation, partnership, person or other entity or group makes a written offer or written proposal which, based upon the identity of the person or entity making such offer or proposal and the terms thereof, and the availability of adequate financing therefor, the Grace Board believes, in the good faith exercise of its business judgment and based upon advice of its outside legal and financial advisors, could reasonably be expected to be consummated and represents a transaction more favorable to its shareholders than the Reorganization (a "Higher Offer"); provided further, however, that the foregoing restriction shall not apply to an Acquisition Proposal exclusively involving all or part of the stock or assets of Grace-Conn. Grace shall notify the other parties hereto as soon as practicable if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with it.

                 SECTION 6.4. Information Supplied. Each of parties hereto agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in any Registration Statement, Proxy Statement or Schedule 14A, or any amendment or supplement thereto, will, in the case of a Registration Statement, at the time such Registration Statement and each amendment and supplement thereto becomes effective under the Securities Act, or, in the case of a Proxy Statement or Schedule 14A, at the time such Proxy Statement or Schedule 14A and each amendment and supplement thereto is filed in definitive form with the SEC or mailed to shareholders and at the time of the applicable Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                 SECTION 6.5. Shareholder Approvals. (a) Each of Grace and Fresenius AG (on behalf of Fresenius USA) agrees to take, in accordance with applicable law and its Certificate of Incorporation and By-laws, all action necessary to convene a meeting of holders of Grace Common Shares and Grace Preferred Shares and Fresenius USA Common Shares and Fresenius USA Preferred Shares, respectively, as promptly as practicable after the Newco Registration Statement and the ADR Registration Statement are declared effective (and, in the case of Grace, the NY Preferred Registration Statement and the Grace-Conn. Registration Statement are declared effective), and its Proxy Statement is cleared, by the SEC, to consider and vote upon the approval of the transactions contemplated by the Transaction Agreements (including, without limitation, the Grace Amendment). Subject to the remainder of this Section 6.5, each of the Grace Board and the Fresenius USA Board shall recommend such adoption and approval and shall take all lawful action to solicit such approval by shareholders. The Grace Board may fail to make such a recommendation, or withdraw, modify, or change any such recommendation, or recommend any other offer or proposal, if the Grace Board, based on the opinion of its outside counsel, determines that making such recommendation, or the failure to recommend any other offer or proposal, or the failure to so withdraw, modify, or change its recommendation, or the failure to recommend any other offer or proposal, could reasonably be deemed to cause the members of the Grace Board to breach their fiduciary duties under applicable law in connection with a Higher Offer. In such event, notwithstanding anything contained in this Agreement to the contrary, any such failure to recommend, withdrawal, modification, or change of recommendation or recommendation of such other offer or proposal, or the entering by Grace into an agreement with respect to a Higher Offer (provided that Grace shall have provided Fresenius AG with at least 72 hours notice of its intention to so enter and the identity of the other party thereto), shall not constitute a breach of this Agreement by Grace.

                 (b) Fresenius AG agrees to take, in accordance with applicable law and its organizational documents, all action necessary to convene a meeting of Fresenius AG shareholders as promptly as practicable after the date hereof to consider and vote upon the approval of the transactions contemplated hereby. The Fresenius AG Management Board shall recommend such adoption and approval and shall take all lawful action to solicit such approval by Fresenius AG shareholders.

                 SECTION 6.6. Filings; Other Actions. (a) Subject to the obligations of consultation contained herein, Grace shall promptly prepare for filing with the SEC the Grace Proxy Statement, the Grace Schedule 14A and the Grace-Conn. Registration Statement, Fresenius USA shall promptly prepare for filing with the SEC the Fresenius USA Proxy Statement and Fresenius USA
Schedule 14A, and the parties hereto shall cooperate to promptly prepare for filing with the SEC the Newco Registration Statement, the NY Preferred Registration Statement and the ADR Registration Statement (including all required financial statements). In connection with the foregoing, Fresenius AG shall prepare audited financial statements prepared in accordance with US GAAP for the FWD Business and such financial statement shall be included in the Newco Registration Statement (and in such other Registration Statements and Proxy Statements as may be appropriate). Each party hereto shall use its reasonable efforts, after consultation with the other parties hereto, to respond promptly to any comments made by the SEC with respect to such filings, to have such filings declared effective or cleared, as the case may be, and cause such filings to be mailed at the earliest reasonably practicable time. Each party hereto and its counsel shall be given a reasonable opportunity to review and comment on each version of such filings prior to the filing thereof with the SEC. Each party hereto also shall use its reasonable efforts to obtain all necessary state securities law or blue sky permits and approvals required to carry out the transactions contemplated hereby and shall furnish all information as may be reasonably requested in connection with any such action.

                 (b) Each party hereto shall cooperate with the other parties hereto, subject to the terms and conditions set forth herein, use its reasonable efforts promptly to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain as promptly as reasonably practicable all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated hereby. Each party hereto shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated hereby and each party shall keep the other parties hereto apprised of the status of matters relating to completion of the transactions contemplated hereby.

                 (c) Each party hereto shall, upon reasonable request and except as otherwise may be required by applicable law, furnish the other parties hereto with all information concerning itself, its subsidiaries, directors, officers and shareholders and other Affiliates and such other matters as may be reasonably necessary or advisable in connection any statement, filing, notice or application made by or on behalf of such other party or any of its Affiliates to any Governmental Entity in connection with any transactions contemplated by this Agreement.

                 (d) Each party hereto shall, subject to applicable laws relating to the disclosure and exchange of information, promptly furnish the other parties hereto with copies of written communications received by each such party or any of its subsidiaries, from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                 (e) Each party hereto shall cooperate with each other party hereto and promptly take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable to obtain favorable review of the proposed transaction under the HSR Act and any foreign antitrust or competition laws, which efforts shall include, without limitation, undertaking litigation and/or agreeing to hold aside or divest, or enter into any conduct restriction with respect to, any asset or business to be part of Newco after the Effective Time (all such decisions to be made by the parties in consultation with one another taking into consideration the effect on Newco); provided, however, that the foregoing shall not require that any action be taken with respect to (or by) Grace-Conn. or its business; provided further, however, that Grace shall not be required to commit to any action that is to be taken prior to the Effective Time.

                 SECTION 6.7. Audited Financial Statements. (a) Not later than March 31, 1996, Grace shall deliver to the other parties hereto an audited special purpose consolidated balance sheet as of, and audited special purpose consolidated statements of income, cash flows and shareholders' equity for the year ended December 31, 1995, in each case for Grace and exclusive of the Grace- Conn. Business and the assets, liabilities, income cash flows and shareholders' equity thereof (such financial statements, the "Grace Audited Financial Statements"), together with the unqualified opinion of Grace's independent accountants thereon to the effect that such special purpose consolidated balance sheet fairly presents in all material respects the consolidated financial position of Grace and its included subsidiaries as of its date and such special purpose consolidated statements of income, cash flows and shareholders' equity fairly present in all material respects the consolidated results of operations, retained earnings and cash flows, as the case may be, of Grace and its included subsidiaries for the periods set forth therein, in each case in accordance with US GAAP and exclusive of the Grace-Conn. Business and the assets, liabilities, income, cash flows and shareholders' equity thereof.

                 (b) Not later than March 31, 1996, Fresenius USA shall deliver to the other parties hereto an audited consolidated balance sheet as of, and audited consolidated statements of income, cash flows and shareholders' equity for Fresenius USA for the year ended December 31, 1995 (such financial statements, the "Fresenius USA Audited Financial Statements"), together with the unqualified opinion of Fresenius USA's independent accountants thereon to the effect that such consolidated balance sheet fairly presents in all material respects the consolidated financial position of Fresenius USA and its subsidiaries as of its date and such consolidated statements of income, cash flows and shareholders' equity fairly present in all material respects the consolidated results of operations, retained earnings and cash flows, as the case may be, of Fresenius USA and its subsidiaries for the periods set forth therein, in each case in accordance with US GAAP.

                 (c) Not later than March 31, 1996, Fresenius AG shall deliver to the other parties hereto: (i) an audited consolidated balance sheet as of, and audited consolidated statements of income, cash flows and shareholders' equity for the FWD Business for the years ended December 31, 1994 and December 31, 1995 showing consolidating adjustments made in connection with the consolidation of Fresenius USA with the FWD Business (such financial statements, the "FWD Business Audited Financial Statements"), together with the unqualified opinion of Fresenius AG's independent accountants thereon to the effect that such consolidated balance sheet fairly presents in all material respects the consolidated financial position of the FWD Business as of its date and such consolidated statements of income, cash flows and shareholders' equity fairly presents in all material respects the consolidated results of operations, retained earnings and cash flows, as the case may be, of the FWD Business for the periods set forth therein, in each case in accordance with US GAAP, (ii) an audited consolidated balance sheet as of, and audited consolidated statements of income, cash flows and shareholders' equity for Fresenius AG for the year ended December 31, 1994 and December 31, 1995 (such financial statements, the "Fresenius AG Audited Financial Statements"), together with the unqualified opinion of Fresenius AG's independent accountants thereon to the effect that such consolidated balance sheet fairly presents in all material respects the consolidated financial position of Fresenius AG as of its date and such consolidated statements of income, cash flows and shareholders' equity fairly presents in all material respects the consolidated results of operations, retained earnings and cash flows, as the case may be, of Fresenius AG for the periods set forth therein, in each case in accordance with German GAAP, and
(iii) a reconciliation showing, with such level of detail provided to support each of the adjustments made to the 1995 Fresenius AG Audited Financial Statements to derive the 1995 FWD Business Audited Financial Statements.

                 (d) If (i) there exists any material difference between the Grace Audited Financial Statements, the Fresenius USA Audited Financial Statements or the FWD Business Audited Financial Statements, on the one hand, and the Grace Disclosure Letter Financial Statements, the Fresenius USA Disclosure Letter Financial Statements or the FWD Business Disclosure Letter Financial Statements, respectively, on the other hand, and such material difference adversely affects a party hereto (other than the party the financial statements of which contain such material difference, and treating, for purposes of this parenthetical, Fresenius AG and Fresenius USA as a single party) (such party, the "Affected Party"), and such Affected Party notifies the other parties hereto of such difference within 10 days following receipt of the applicable Audited Financial Statements, or (ii) if Grace believes in good faith that the Fresenius USA Audited Financial Statements and the FWD Business Audited Financial Statements, or if Fresenius AG believes in good faith that the Grace Audited Financial Statements, reflect a material adverse change in the prospects of the business of Fresenius USA and the FWD Business or Grace, as the case may be, from the business plans previously disclosed by the parties hereto and not otherwise disclosed in connection with this Agreement (a party so believing being a "Change Party"), and such Change Party notifies the other parties hereto of such change within 10 days following receipt of the applicable Audited Financial Statements, then the parties hereto shall negotiate in good faith to adjust the relative economics of the transactions contemplated hereby, in consultation with financial and accounting advisors, in light of the foregoing. If the parties do not reach agreement on such an adjustment within 14 days of notice, this Agreement shall be terminable by an Affected Party or a Change Party.

                 (e) After delivery of the Audited Financial Statements as contemplated by this Section 6.7 (if there is no material difference or material adverse change as contemplated by the immediately preceding paragraph) or after the reaching of agreement as contemplated by the immediately preceding paragraph (if there is a material difference or material adverse change as contemplated by the immediately preceding paragraph), all references herein to the Disclosure Letter Financial Statements shall be deemed to refer to the Audited Financial Statements.

                 (f) Each party hereto shall use all reasonable efforts to cause to be delivered to the other party is, as appropriate, and its directors a letter of its independent accountants, dated (i) the date on which each Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party and its directors, in form and substance customary for "comfort" letters delivered by independent accountants in connection with registration statements.

                 (g) Time shall be of the essence with respect to the delivery of the Audited Financial Statements.

                 SECTION 6.8. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, each party hereto shall afford each other party's Representatives access, during normal business hours throughout the period until the Effective Time to its properties, books, Contracts and records and, during such period, shall (and shall cause each of its subsidiaries to) furnish promptly to the other party all information concerning its business, properties and personnel as may reasonably be requested; provided that no investigation pursuant to this Section 6.8 shall affect or be deemed to modify any representation or warranty made by the party furnishing such information; provided further that with respect to the work papers of independent accountants, the provision of access shall be subject to the permission of such independent accountants, and each party hereto shall use reasonable best efforts to secure such permission for the other. Each party hereto shall not, and shall cause its respective Representatives not to, use any information obtained pursuant to this Section for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All information obtained pursuant to this paragraph shall be subject to the provisions of the written confidentiality arrangements existing among the parties hereto.

                 SECTION 6.9. Notification of Certain Matters. Each party shall give prompt notice to the other party of any change that is reasonably likely to result in any Material Adverse Effect to the knowledge of the executive officers.

                 SECTION 6.10. Publicity. The initial press release relating hereto shall be a joint press release and, thereafter, each party hereto shall consult with each other party hereto prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and prior to making any filings with any Governmental Entity or stock exchange with respect thereto; provided that if a party shall be advised by counsel that any such press release, statement or filing is required by applicable law and it shall not be practicable to consult with the other parties prior to the time such press release, statement or filing is required, a party may make such press release, statement or filing and shall promptly notify the other parties thereof.

                 SECTION 6.11.  [Intentionally omitted.]

                 SECTION 6.12. Employee Benefits. (i) All Grace Employees who are actively employed by Grace or its subsidiaries on the Effective Time (including any Grace Employees who are receiving long term disability as of the Effective Time) shall be provided with compensation and benefits (including, without limitation, severance benefits and retiree benefits) substantially the same as those benefits provided to Grace Employees as of the date hereof. In addition, Grace Employees shall be given service credit for all periods of employment with Grace or its Affiliates prior to the Effective Date for purposes of eligibility and vesting (but not for benefit accrual) under any plan adopted by Newco or any of their respective subsidiaries or Affiliates with respect to Grace Employees to provide retirement or welfare benefits. Following the Effective Time, NMC and Grace, and not Grace- Conn., shall bear any costs and expenses associated with the termination of employees involved in the NMC Business. It is the intention of Fresenius AG to consider the adoption by Newco of a broad based equity incentive program for employees in the United States.

                (ii) Upon the request of Fresenius AG, prior to the Effective Time, Grace shall amend or cause to be amended each Grace Pension Plan which is a single-employer plan within the meaning of Section 4001(a)(15) of ERISA (and which covers employees in the NMC Business) to delete any provision that would become applicable on or after a Change of Control (as defined in such Pension Plan), requiring (i) that Grace fund the Pension Plan on a termination basis, and/or (ii) that benefit accruals under the Plan become nonforfeitable as of the date of a Change of Control.

                 SECTION 6.13. Expenses and Liquidated Damages. (a) Except as set forth in paragraph (b) below, whether or not the Reorganization is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, however, that the costs and expenses of printing and mailing the Grace Proxy Statement, Fresenius USA Proxy Statement, the NY Preferred Registration Statement and the Newco Registration Statement, and all filing and other fees paid to the SEC or antitrust authorities in connection with the Reorganization, shall be borne by Newco.

                 (b)  In the event that:

                 (A)  (1) this Agreement shall be terminated pursuant to either
         Section 8.3(ii) or Section 8.3(iii) or (2) this Agreement shall be terminated pursuant to Section 8.2(ii) (due to a failure to obtain Grace shareholder approval) and, at the time of the meeting called for the approval of Grace shareholders referred to in Section 7.1(a), the Grace Board shall have failed to recommend to its shareholders the approval of the transactions contemplated hereby, or shall have withdrawn, modified or changed such recommendation, or (3) this Agreement shall be terminated pursuant to Section 8.2(ii) (due to a failure to obtain Grace shareholder approval) and, at the time of the meeting called for the approval of Grace shareholders referred to in
         Section 7.1(a), there shall have been made an Acquisition Proposal that has become public and, within six months following such termination, Grace shall enter into a definitive agreement with respect to the sale of Grace's healthcare business; and

                 and (B), at the time of such termination, neither Fresenius Party shall be in material breach of its covenants or agreements contained in this Agreement;

then, Grace shall pay to Fresenius AG, as liquidated damages, in exchange for a complete release of any liabilities of Grace hereunder, the amount of $35 million plus actual out of pocket expenses incurred to third parties in connection with the transactions contemplated hereby after the date of this Agreement, payable by wire transfer of immediately available funds within 24 hours to the account specified by Fresenius AG in writing; provided that, if the approval of the transactions contemplated hereby by the shareholders of Fresenius AG, as contemplated by Section 6.5, or an irrevocable written commitment to vote in favor of such transactions from the holder of an amount of Fresenius AG capital stock sufficient under applicable law to give such approval, shall have been obtained, the amount of liquidated damages payable pursuant to this Section 6.13 shall be $75 million plus actual out of pocket expenses incurred to third parties in connection with the transactions contemplated hereby after the date of this Agreement.

                 SECTION 6.14. Grace Rights Agreement. The Grace Board shall take all requisite action in order to render the Grace Rights inapplicable to the Grace Merger and the other transactions contemplated by this Agreement and the Distribution Agreement and to extinguish the Grace Rights in connection with the Reorganization.

                 SECTION 6.15. Antitakeover Statutes. If any Takeover Statute is or may become applicable to the transactions contemplated hereby, each of the parties hereto and the members of its Board of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement.

                 SECTION 6.16. Securities Act Compliance. As soon as practicable after the date of the Meetings, each party hereto shall identify to Newco all persons who were, at the time of the Meetings, possible Affiliates, shall use its reasonable efforts to obtain a written agreement in the usual and customary form from each person who is so identified as a possible Affiliate and shall deliver such written agreements to Newco as soon as practicable after the Meetings.

                 SECTION 6.17. Stock Exchange Listing. Prior to the Effective Time, Fresenius AG shall use reasonable efforts to cause the ADR Facility and the listing of the ADRs on the Exchange to become effective.

                 SECTION 6.18. Transaction Agreements. (a) Prior to the Effective Time, the parties shall consummate any transactions to be consummated prior to the Effective Time pursuant to the Distribution Agreement or the Contribution Agreement.

                 (b) The parties shall not waive or amend any terms of the Distribution Agreement or the Contribution Agreement without the consent of the other parties hereto, which consent shall not be unreasonably withheld.

                 (c) The parties hereto acknowledge that the indemnities of Grace-Conn. and of Fresenius AG contained in the Distribution Agreement and the Contribution Agreement, respectively, shall inure to the benefit of each other and to the benefit of Newco.

                 SECTION 6.19. Tax Matters. Each party agrees to report the Distribution as a tax-free distribution under the Code and the Grace Merger as a tax-free reorganization under the Code on all tax returns and other filings, and take no position inconsistent therewith, except where, in the opinion of nationally recognized tax counsel to such party, there is not "substantial authority," as defined in Section 6662 of the Code, to support such a position.


                                  ARTICLE VII

                                   CONDITIONS

                 SECTION 7.1. Conditions to Each Party's Obligation. The respective obligation of each party hereto to consummate the Reorganization is subject to the fulfillment of each of the following conditions:

                 (a) Shareholder Approval. To the extent required by law or stock exchange regulations, the transactions contemplated by the Transaction Agreements shall have been duly approved by the holders of Grace Common Shares and Grace Preferred Shares in accordance with the NYBCL, other applicable law and the Certificate of Incorporation and By-laws of Grace, and by the shareholders of Fresenius AG in accordance with applicable law.

                 (b) Governmental and Regulatory Consents. The waiting periods applicable to the consummation of the transactions contemplated by the Transaction Agreements under the HSR Act shall have expired or been terminated; and all filings required to be made prior to the Closing by any party hereto or any of its respective subsidiaries with, and all consents, approvals and authorizations required to be obtained prior to the Closing by any party hereto or any of its respective subsidiaries from, any Governmental Entity in connection with the execution and delivery of the Transactions Agreements and the consummation of the transactions contemplated by the Transaction Agreements shall have been made or obtained, except where the failure to obtain such consents is not reasonably likely to have a Material Adverse Effect and could not reasonably be expected to subject the parties hereto or their Affiliates or any directors or officers of any of the foregoing to the risk of criminal liability.

                 (c) Third-Party Consents. All consents or approvals of all persons (other than Governmental Entities) required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by the Transaction Agreements shall have been obtained and shall be in full force and effect, except for those the failure to obtain of which would not have a Material Adverse Effect with respect to all parties and Newco.

                 (d) Litigation. No United States or state court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by the Transaction Agreements.

                 (e) Grace Tax Opinion. Grace shall have received opinions of Wachtell, Lipton, Rosen & Katz and of Miller & Chevalier, Chartered, dated the Effective Date, substantially in the form of Exhibit H hereto. In rendering such opinions, such firms may receive and rely upon representations contained in certificates of the Grace, Fresenius AG, Newco and others, including, without limitation, the Grace Tax Matters Certificate and the Fresenius AG Tax Matters Certificate.

                 (f) Registration Statements. The Registration Statements shall have become effective under the Securities Act or Exchange Act (as applicable), and no stop order suspending the effectiveness of any Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                 (g) Financing. The parties hereto shall have obtained the financing necessary to consummate the transactions contemplated by the Transaction Agreements on terms satisfactory to the parties.

                 (h) The Distribution. The Distribution shall have been consummated.

                 (i) Stock Exchange Listing. The ADR Facility and the listing of the ADRs on the Exchange shall have become effective; provided, however, that the foregoing shall not apply to obligations of Fresenius USA and Fresenius AG unless Fresenius AG has satisfied the obligations contained in Section 6.18 hereof.

                 (j) Fresenius AG Debt. As of the Effective Time, Fresenius USA and the FWD Business and their respective subsidiaries (taken together, on a consolidated basis) shall have no Debt other than Debt not in excess of an aggregate amount of $170 million.

                 (k) Grace Debt. As of the Effective Time, Grace and its subsidiaries (on a consolidated basis) shall have no Debt, other than Debt not in excess of an aggregate amount of (i) $2.263 billion plus
         (ii) any amounts incurred to finance capital expenditures or acquisitions permitted to be made hereunder.

                 SECTION 7.2. Conditions to Obligation of Grace. The obligation of Grace to consummate the Reorganization is also subject to the fulfillment or waiver by Grace prior to the Closing of each of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of each Fresenius Party set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Grace shall have received certificates signed on behalf of each Fresenius Party by an officer to such effect.

                 (b) Performance of Obligations. Each Fresenius Party shall have performed in all material respects all obligations required to be performed by it under this Agreement or the Contribution Agreement at or prior to the Closing Date, and

         Grace shall have received a certificate signed on behalf of each Fresenius Party by an officer to such effect.

                 (c) Pooling Agreement. Fresenius AG and Newco shall have entered into the Newco Pooling Agreement; and Grace shall have received an opinion of nationally recognized counsel, dated the Closing Date, to the effect that the Newco Pooling Agreement is a valid and binding agreement, enforceable against Newco and Fresenius AG in accordance with the terms thereof, under the laws of the Federal Republic of Germany, respectively. Such opinion shall be reasonably acceptable to the other parties hereto.

                 (d) Fresenius AG Tax Opinion. Grace shall have received the opinion of nationally recognized tax counsel (which may be, for purposes of this provision, KPMG Deutsche Treuhand Gesellschaft AG and/or KPMG Peat Marwick LLP), dated the Closing Date, substantially in the form of Exhibit I hereto, to the effect that Newco shall have no liability with respect to the Fresenius AG Restructuring and the Contribution under the relevant provisions of the Code and applicable law of the Federal Republic of Germany.

                 SECTION 7.3. Conditions to Obligation Concerning Fresenius USA. The obligation of Fresenius AG to cause Fresenius USA to consummate the Reorganization is also subject to the fulfillment or waiver by Fresenius USA prior to the Closing Date of each of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of Grace set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Fresenius USA shall have received a certificate signed on behalf of Grace by an officer to such effect.

                 (b) Performance of Obligations. Grace shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Fresenius USA shall have received a certificate signed on behalf of Grace by an officer to such effect.

                 (c) Pooling Agreement Opinion. Fresenius AG and Newco shall have entered into the Newco Pooling Agreement;
         and Fresenius USA shall have received an opinion of nationally recognized counsel, dated the Closing Date, to the effect that the Newco Pooling Agreement is a valid and binding agreement, enforceable against Newco and Fresenius AG in accordance with the terms thereof, under the laws of the Federal Republic of Germany, respectively. Such opinion shall be reasonably acceptable to the other parties hereto.

                 SECTION 7.4. Conditions to Obligation of Fresenius AG. The obligation of Fresenius AG to consummate the Reorganization is also subject to the fulfillment or waiver by Fresenius AG prior to the Closing of each of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of Grace set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Fresenius AG shall have received a certificate signed on behalf of Grace by an officer to such effect.

                 (b) Performance of Obligations. Grace shall have performed in all material respects all obligations required to be performed by it under this Agreement or the Distribution Agreement at or prior to the Closing Date, and Fresenius AG shall have received a certificate signed on behalf of Grace by an officer to such effect.


                                  ARTICLE VIII

                                  TERMINATION

                 SECTION 8.1. Termination by Mutual Consent. This Agreement may be terminated, and the Reorganization may be abandoned, at any time prior to the Effective Time, before or after the approval by the shareholders of Grace, Fresenius AG and/or Fresenius USA, by the mutual consent of each party hereto, which consent shall be effected by action of its Board of Directors.

                 SECTION 8.2. Termination by any Party Hereto. This Agreement may be terminated, and the Reorganization may be abandoned, by action of the Board of Directors of any party hereto, if (i) the Reorganization shall not have been consummated by September 1, 1996 or (ii) at the Grace Meeting or at any adjournment thereof, the approval of Grace's shareholders, or, at a meeting of Fresenius AG shareholders or any adjournment thereof, the approval of Fresenius AG's shareholders, each as referred to in Section 7.1(a), shall not have been obtained or (iii) pursuant to Section 6.7.

                 SECTION 8.3. Termination by Grace. This Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by shareholders of Grace referred to in Section 7.1(a), by action of the Grace Board, if (i) either Fresenius Party shall have failed to comply in any material respect with any of the covenants or agreements contained herein to be performed by such Fresenius Party at or prior to the time of termination, which failure is not cured or capable of being cured within 30 days after notice thereof, or (ii) the Grace Board shall have failed to recommend to its shareholders the approval of the transactions contemplated hereby, or shall have withdrawn, modified or changed such recommendation, in a manner permitted by Section 6.5, or (iii) Grace shall have entered into an agreement respect to a Higher Offer in a manner permitted by Section 6.5.

                 SECTION 8.4. Termination by Fresenius AG. This Agreement may be terminated and the Reorganization may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Fresenius AG, if (i) Grace shall have failed to comply in any material respect with any of the covenants or agreements contained herein to be performed by it at or prior to the time of termination, which failure is not cured or capable of being cured within 30 days after notice thereof, or (ii) the Grace Board shall have failed to recommend to its shareholders the approval of the transactions contemplated hereby or shall have withdrawn, modified or changed in a manner materially adverse to such Fresenius Party its approval or recommendation of this Agreement.

                 SECTION 8.5. Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Reorganization pursuant to this Article VIII, other than as set forth in
Section 6.13, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party, except that nothing herein will relieve any party from liability for any material and willful breach of any covenant contained herein.

                                   ARTICLE IX

                           MISCELLANEOUS AND GENERAL

                 SECTION 9.1. Survival. Only those agreements and covenants of the parties which by their express terms apply in whole or in part after the Effective Time shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed only to be conditions of the Reorganization and shall not survive the Effective Time.

                 SECTION 9.2. Modification or Amendment. Subject to the applicable provisions of the NYBCL and the MBCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

                 SECTION 9.3. Waiver of Conditions. The conditions to each party's obligation to consummate the Reorganization are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

                 SECTION 9.4. Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts signed by one or more of the parties hereto, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                 SECTION 9.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 SECTION 9.6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                 (a)      If to Grace and Grace-Conn.:

                          W. R. Grace & Co.
                          One Town Center Road
                          Boca Raton, Florida   33486-1010

                          Attention:  Secretary
                          Fax:  (407) 362-1635

                          with copies to:

                          Wachtell, Lipton, Rosen & Katz
                          51 West 52nd Street
                          New York, N.Y.   10019
                          Attention:  Andrew R. Brownstein, Esq.
                          Fax:  (212) 403-2000

                 (b)      If to Fresenius AG:

                          Fresenius AG
                          Borkenberg 14
                          61440 Oberursel
                          61343 Bad Homburg
                          Germany
                          Attention:  Mr. Udo Werle
                          Fax:  011-49-6171-60-2104

                          with copies to:

                          O'Melveny & Myers
                          Citicorp Center
                          153 East 53rd Street
                          New York, NY  10022-4611
                          Attention:  Dr. Ulrich Wagner
                          Fax:  (212) 326-2061

or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section.

                 SECTION 9.7. Entire Agreement, etc. This Agreement (and the Exhibits and Disclosure Letters hereto) (a) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof other than the written confidentiality arrangements existing among the parties hereto, which shall survive, and (b) shall not be assignable by operation of law or otherwise.

                 SECTION 9.8. Definitions of "Subsidiary" and "Significant Subsidiary." (a) When a reference is made in this Agreement to a subsidiary of a party, the term "subsidiary" means any corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries; provided, however, that except in the context of references herein to financial statements of Grace and its subsidiaries or as otherwise specified herein, (i) no member of the Grace-Conn. Group shall be deemed to be a subsidiary of Grace, (ii) each member of the Grace-Conn. Group (other than Grace-Conn.) shall be deemed to be a subsidiary of Grace-Conn., (iii) no member of the NMC Group shall be deemed to be a subsidiary of Grace-Conn. and (iv) each member of the NMC Group (other than Grace) shall be deemed to be a subsidiary of Grace.

                 (b) When a reference is made in this Agreement to a significant subsidiary of a party, the term "significant subsidiary" shall mean a subsidiary of such party meeting the standards specified in clause (1) or (2) of the definition of such term in Rule 1-02 of the SEC's Regulation S-X.

                 SECTION 9.9. Captions. The Article, Section and paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                 SECTION 9.10. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right of specific performance and injunctive relief giving effect to its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

                 SECTION 9.11. Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

                 SECTION 9.12. No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto and Grace-Conn., any benefit, right or remedies, other than the provisions of Section 6.11 hereof.

                 SECTION 9.13. Fresenius AG Covenant. (i) As between Fresenius AG and Grace, prior to the Effective Time, Fresenius AG shall cause the Fresenius USA Board to adopt, approve and ratify this Agreement and the other Transaction Agreements and to submit the Fresenius USA Merger to a vote of Fresenius USA shareholders. As a result of the foregoing, without limiting any obligations of Fresenius AG with respect to Fresenius USA hereunder, Fresenius USA will undertake the obligations contained herein as a "party" hereto and make the representations and warranties contained herein with respect to itself directly to Grace. Fresenius AG will vote its shares of Fresenius USA in favor of the Fresenius USA Merger.

                (ii) All obligations of Fresenius USA herein shall also be obligations of Fresenius AG.

               (iii) Notwithstanding the foregoing, nothing in this provision shall be construed to prevent the Special Committee of the Board of Directors of Fresenius USA or any similar committee evaluating the Fresenius USA Merger from making a determination with respect to the adequacy of the Aggregate Fresenius USA Common Share Consideration and the entire fairness of the transaction to the shareholders of Fresenius USA consistent with their fiduciary duties.

                 SECTION 9.14. Further Assurances. In addition to the actions specifically provided for elsewhere in this Agreement, but subject to Section
9.1 hereof, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing the parties will as promptly as practicable (and in the case of this Agreement and the Contribution Agreement within one week after the signing hereof in Germany or Switzerland) apply for any notarial or similar registrations with respect to the transactions contemplated hereby in foreign jurisdictions.

                 IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                        W. R. GRACE & CO.



                                        By: /s/ Albert J. Costello
                                           -----------------------------------
                                             Name:
                                             Title:



                                        FRESENIUS AG



                                        By: /s/ Gerd Krick
                                           -----------------------------------
                                             Name:
                                             Title:

                                                                        ANNEX A

                                  DEFINED TERMS

                 Acquisition Proposal:  as defined in Section 6.3 hereof.

                 ADR: an American depositary receipt for Newco Ordinary Shares issued pursuant to the ADR Facility.

                 ADR Facility: a facility for exchanging Newco Ordinary Shares for American depositary receipts suitable for listing on the Exchange in form and substance satisfactory to Grace and Fresenius AG.

                 ADR Registration Statement: the registration statement filed in connection with the ADR Facility.

                 Affected Party:  as defined in Section 6.7(d) hereof.

                 Affiliate:  as defined in Rule 12b-2 under the Exchange Act.

                 Aggregate Fresenius USA Common Share Consideration: as defined in Section 4.2(e).

                 Aggregate Grace Common Share Consideration: Newco Ordinary Shares in an amount that represents 44.8% of the number of Newco Ordinary Shares that will be outstanding immediately following consummation of the Reorganization on a fully diluted basis.

                 Agreement:  as defined in the Preamble hereof.

                 Audited Financial Statements: the Grace Audited Financial Statements, the Fresenius USA Audited Financial Statements and the FWD Business Audited Financial Statements.

                 Change Party:  as defined in Section 6.7(d) hereof.

                 Closing:  as defined in Section 1.4 hereof.

                 Closing Date:  as defined in Section 1.4 hereof.

                 Closing Subsidiaries: as defined in Section 5.5(c) (ii) hereof.

                 Code:  the Internal Revenue Code of 1986, as amended.

                 Contracts:  as defined in Section 5.1(d)(ii).

                 Contribution:  as defined in Recital C hereof.

                 Contribution Agreement:  as defined in Recital C hereof.

                 Current Subsidiaries:  as defined in Section 5.5(c)(ii) hereof.

                 Debt: (a) all obligations for borrowed money, whether or not represented by a note, bond or debenture, (b) off balance sheet financing including, without limitation, off balance sheet receivables financings at NMC,
(c) any obligation created or arising under any conditional sale agreement or other title retention agreement that is treated as a liability under a balance sheet prepared in accordance with US GAAP, (d) the portion of the obligations with respect to capital leases that is properly classified as a liability on a balance sheet in accordance with US GAAP, (e) a reasonable estimate, to be agreed by Fresenius and Grace, of the amounts payable in respect of Dissenting Shares of Fresenius USA or Grace, as the case may be, (f) any obligation owed in respect of the deferred purchase price of property (excluding any obligations incurred in the ordinary course of business), and (g) the liquidation preference of, and accrued dividends on, preferred stock outstanding at the Effective Time (other than NY Preferred Shares).

                 Disclosure Letters: the Fresenius AG Disclosure Letter, the Fresenius USA Disclosure Letter and the Grace Disclosure Letter.

                 Disclosure Letter Financial Statements: the Grace Disclosure Letter Financial Statements, the Fresenius USA Disclosure Letter Financial Statements and the FWD Business Disclosure Letter Financial Statements.

                 Dissenting Shares: Grace Common Dissenting Shares and Fresenius USA Common Dissenting Shares.

                 Distribution:  as defined in Recital D hereof.

                 Distribution Agreement:  as defined in Recital D hereof.

                 Effective Time:  as defined in Section 1.3 hereof.

                 Employees:  the Grace Employees and the Fresenius USA
Employees.

                 Environmental Law: any federal, state, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, common law, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity, (a) relating to the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as now in effect.

                 ERISA: the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                 ERISA Affiliates: the Grace ERISA Affiliates and the Fresenius USA ERISA Affiliates.

                 Excess Shares:  as defined in Section 4.4(c) (ii) hereof.

                 Exchange: the New York Stock Exchange, Inc. or the NASDAQ Stock Market.

                 Exchange Act: the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                 Exchange Agent:  as defined in Section 4.4(a) hereof.

                 Fractional Securities Fund: as defined in Section 4.4(c) (ii) hereof.

                 Fresenius AG:  as defined in the Preamble hereof.

                 Fresenius AG Disclosure Letter: as defined in Section 5.3 hereof.

                 Fresenius AG Plans:  as defined in Section 5.4(m)(i) hereof.

                 Fresenius AG Restructuring: as defined in Section 5.5(d) hereof.

                 Fresenius AG Tax Matters Certificate: as defined in Section 5.3(g) hereof.

                 Fresenius Parties:  as defined in Recital F hereof.

                 Fresenius USA:  as defined in Recital F hereof.

                 Fresenius USA Articles of Organization:  as defined in Section
2.3 hereof.

                 Fresenius USA Audited Financial Statements:  as defined in
Section 6.7(b) hereof.

                 Fresenius USA Board:  the Board of Directors of
Fresenius USA.

                 Fresenius USA Common Dissenting Shares: Fresenius USA Common Shares as to which rights of appraisal have been perfected pursuant to the MBCL.

                 Fresenius USA Common Share Equivalents: at any time, (i) the aggregate number of Fresenius USA Common Shares outstanding at such time (other than any Fresenius USA Common Share owned by Fresenius AG or its subsidiaries or Newco or Fresenius USA or its subsidiaries or any Fresenius USA subsidiary or held in Fresenius USA's treasury or any Fresenius USA Common Dissenting Share) plus (ii) the aggregate number of Fresenius USA Options (other than any Fresenius USA Option on an outstanding Fresenius USA Common Share).

                 Fresenius USA Common Shares: shares of common stock, par value $.01 per share, of Fresenius USA.

                 Fresenius USA Compensation Plans: as defined in Section 5.2(k)(i).

                 Fresenius USA Consideration Per Share: the amount into which each Fresenius USA Common Share will be converted in the Fresenius USA Merger, to be calculated as the quotient of the Aggregate Fresenius USA Common Share Consideration divided by the number of Fresenius USA Common Share Equivalents outstanding immediately prior to the Fresenius USA Merger.

                 Fresenius USA Disclosure Letter: as defined in Section 5.2 hereof.

                 Fresenius USA Disclosure Letter Balance Sheet:  as defined in
Section 5.2(e)(iii) hereof.

                 Fresenius USA Disclosure Letter Financial Statements: as defined in Section 5.2(e)(iii) hereof.

                 Fresenius USA Employees: as defined in Section 5.2(k)(i) hereof.

                 Fresenius USA ERISA Affiliate: as defined in Section 5.2(k)(iii) hereof.

                 Fresenius USA Exchange Ratio: the Fresenius USA Consideration Per Share, expressed as the numerical ratio of Newco Ordinary Shares per Fresenius USA Common Share.

                 Fresenius USA Intellectual Property: as defined in Section 5.2(p) hereof.

                 Fresenius USA Meeting: a duly convened meeting of holders of Fresenius USA Common Shares and Fresenius USA Preferred Shares called to vote on and approve the transactions contemplated hereby.

                 Fresenius USA Merger:  as defined in Recital F hereof.

                 Fresenius USA Merger Sub:  as defined in Recital F hereof.

                 Fresenius USA Option:  as defined in Section 4.4(i) hereof.

                 Fresenius USA Plans:  as defined in Section 5.2(k)(ii) hereof.

                 Fresenius USA Preferred Shares: shares of preferred stock, par value $1.00 per share, of Fresenius USA.

                 Fresenius USA Proxy Statement: the proxy statement (including all proxy solicitation materials constituting a part thereof) to be mailed to the holders of Fresenius USA Common Shares and Fresenius USA Preferred Shares in connection with the Fresenius USA Meeting.

                 Fresenius USA Schedule 14A: the Schedule 14A filed by Fresenius USA with the SEC including the Fresenius USA Proxy Statement.

                 Fresenius USA Series F Preferred Shares: Fresenius USA Preferred Shares designated as Series F Series Convertible Preferred Stock.

                 Fresenius USA Stock Plans: as defined in Section 5.2(a) hereof.

                 Fresenius USA Surviving Corporation: as defined in Section 1.2(c) hereof.

                 FWD Business:  as defined in Section 5.5(a) hereof.

                 FWD Business Assets:  as defined in Section 5.5(b) hereof.

                 FWD Business Audited Financial Statements:  as defined in
Section 6.7(c) hereof.

                 FWD Business Disclosure Letter: as defined in Section 5.4 hereof.

                 FWD Business Disclosure Letter Balance Sheet:  as disclosed in
Section 5.4(d)(i) hereof.

                 FWD Business Disclosure Letter Financial Statements: as defined in Section 5.4(d)(i) hereof.

                 FWD Business Intellectual Property: as defined in Section 5.4(o) hereof.

                 FWD Business Subsidiary:  as defined in Section 5.5(c) hereof.

                 German GAAP: German generally accepted accounting principles consistently applied.

                 Governmental Entity:  as defined in Section 5.1(d)(i) hereof.

                 Grace:  as defined in the Preamble hereof.

                 Grace Amendment:  as defined in Recital F hereof.

                 Grace Audited Financial Statements: as defined in Section 6.7(a) hereof.

                 Grace Board:  the Board of Directors of Grace.

                 Grace Certificate of Incorporation: as defined in Section 2.1 hereof.

                 Grace Class A Preferred Shares: Grace Preferred Shares designated as Class A.

                 Grace Class B Preferred Shares: Grace Preferred Shares designated as Class B.

                 Grace Class C Preferred Shares: Grace Preferred Shares designated as Class C.

                 Grace Common Dissenting Shares: Grace Common Shares as to which rights of appraisal have been perfected pursuant to the NYBCL.

                 Grace Common Share Equivalents: at any time, (i) the aggregate number of Grace Common Shares outstanding at such time (other than any Grace Common Share owned by Fresenius AG or its subsidiaries or Fresenius USA or its subsidiaries or any Grace subsidiary or held in Grace's treasury or any Grace Common Dissenting Share) plus

(ii) the aggregate number of Grace Options (other than any Grace Option on an outstanding Grace Common Share).

                 Grace Common Shares: shares of common stock, par value $1.00 per share, of Grace (including the associated Grace Rights).

                 Grace Compensation Plans: as defined in Section 5.1(k)(i) hereof.

                 Grace-Conn.:  as defined in Recital D hereof.

                 Grace-Conn.  Business: as defined in the Distribution
Agreement.

                 Grace-Conn. Group:  as defined in the Distribution Agreement.

                 Grace-Conn. Registration Statement: the registration statement filed by Grace-Conn. with the SEC in connection with the Distribution.

                 Grace Consideration Per Share: Newco Ordinary Shares in the amount into which each Grace Common Share (and associated Grace Right) will be converted in the Grace Merger, to be calculated as the quotient of the Aggregate Grace Common Share Consideration divided by the number of Grace Common Share Equivalents outstanding immediately prior to the Grace Merger after giving effect to the Distribution.

                 Grace Disclosure Letter:  as defined in Section 5.1 hereof.

                 Grace Disclosure Letter Balance Sheet: as defined in Section 5.1(e)(iii) hereof.

                 Grace Disclosure Letter Financial Statements:  as defined in
Section 5.1(e)(iii) hereof.

                 Grace Employees:  as defined in Section 5.1(k)(i) hereof.

                 Grace ERISA Affiliate: as defined in Section 5.1(k)(iii) hereof.

                 Grace Exchange Ratio: the Grace Consideration Per Share, expressed as the numerical ratio of Newco Ordinary Shares per Grace Common Share.

                 Grace Meeting: a duly convened meeting of holders of Grace Common Shares and Grace Preferred Shares called to vote on and approve the transactions contemplated hereby.

                 Grace Merger:  as defined in Recital F hereof.

                 Grace Merger Sub:  as defined in Recital F hereof.

                 Grace Option:  as defined in Section 4.4(i) hereof.

                 Grace Preferred Shares: shares of preferred stock, par value $1.00 per share, of Grace (other than NY Preferred Shares).

                 Grace Proxy Statement: the proxy statement (including all proxy solicitation materials constituting a part thereof) to be mailed to the holders of Grace Common Shares and Grace Preferred Shares in connection with the Grace Meeting.

                 Grace Rights: the common stock purchase rights of Grace issued pursuant to the Rights Agreement.

                 Grace Rights Agreement: the Amended and Restated Rights Agreement, dated as of June 7, 1990, between Grace and Manufacturers Hanover Trust Company, as supplemented and amended.

                 Grace Schedule 14A: the Schedule 14A filed by Grace with the SEC including the Grace Proxy Statement.

                 Grace 6% Preferred Shares: Grace Preferred Shares designated as 6%.

                 Grace Stock Plans:  as defined in Section 5.1(a) hereof.

                 Grace Surviving Corporation: as defined in Section 1.2(b) hereof.

                 Grace Tax Matters Certificate: as defined in Section 5.1(p) hereof.

                 Hazardous Substance: any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component.

                 Higher Offer:  as defined in Section 6.3 hereof.

                 HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 IRS:  the United States Internal Revenue Service.

                 Lease:  as defined in Recital D hereof.

                 knowledge of executive officers: shall mean, in the case of Grace, the knowledge of each officer of Grace subject to Section 16 of the Exchange Act pursuant to Rule 16a-2 under the Exchange Act.

                 Massachusetts Certificate:  as defined in Section 1.3 hereof.

                 material: with respect to any party, material to such party and its subsidiaries, taken as a whole; provided, however, that when determining materiality with respect to Grace, only that property, business, financial condition, results of operations or prospects which are included in or exclusively related to the NMC Business shall be included.

                 Material Adverse Effect: with respect to any party, an effect which would be materially adverse to the properties, business, financial condition, results of operations or prospects of such party and its subsidiaries taken as a whole; provided, however, that when determining Material Adverse Effect with respect to Grace, only that property, business, financial condition, results of operations or prospects which are included in or exclusively relate to the NMC Business shall be included.

                 MBCL:  the Massachusetts Business Corporation Law.

                 Meetings:  the Grace Meeting and the Fresenius USA Meeting.

                 Mergers:  as defined in Recital F hereof.

                 NMC: National Medical Care, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Grace.

                 NMC Business:  as defined in the Distribution Agreement.

                 NMC Business Intellectual Property: as defined in Section 5.1(r) hereof.

                 NMC Group:  as defined in the Distribution Agreement.

                 Newco Board:  the Supervisory Board of Newco.

                 Newco Charter Documents:  as defined in Recital B hereof.

                 Newco Ordinary Share Certificate: certificates for Newco Ordinary Shares.

                 Newco Ordinary Shares: ordinary shares in the capital of Newco.

                 Newco Pooling Agreement:  as defined in Recital B hereof.

                 Newco Registration Statement: the registration statement filed with the SEC in connection with the issuance of Newco Ordinary Shares in the Mergers.

                 New York Certificate:  as defined in Section 1.3 hereof.

                 NYBCL:  the New York Business Corporation Law.

                 NY Preferred Registration Statement: the registration statement filed with the SEC in connection with the issuance of NY Preferred Shares in the Recapitalization.

                 NY Preferred Shares: shares of a new series of preferred stock of Grace to be issued in the Recapitalization having the terms set forth in Exhibit C hereto.

                 Old Certificates: Old Grace Certificates and Old Fresenius USA Certificates.

                 Old Fresenius USA Certificate: a certificate for Fresenius USA Common Shares or Fresenius USA Preferred Shares.

                 Old Grace Certificate:  a certificate for Grace Common Shares.

                 Other Agreements: (i) as defined in the Contribution Agreement plus (ii) as defined in the Distribution Agreement.

                 Proxy Statements: the Fresenius USA Proxy Statement and the Grace Proxy Statement.

                 Recapitalization:  as defined in Recital E hereof.

                 Registration Statements: the Newco Registration Statement, the Grace-Conn. Registration Statement, the NY Preferred Registration Statement and the ADR Registration Statement.

                 Reorganization: the Contribution, the Recapitalization, the Distribution and the Mergers.

                 Reorganization Agreement:  as defined in the Preamble hereof.

                 Representatives: with respect to any party, such party's officers, employees, counsel, accountants and other authorized representatives.

                 Schedules 14A:  the Grace Schedule 14A and the Fresenius USA
Schedule 14A.

                 SEC:  the Securities and Exchange Commission.

                 SEC Documents: with respect to any party, all filings made by such party or its Subsidiaries with the SEC since December 31, 1994, including notes, schedules, amendments and exhibits thereto.

                 Securities Act: the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                 significant subsidiary:  as defined in Section 9.9(b) hereof.

                 subsidiary:  as defined in Section 9.9(a) hereof.

                 Surviving Corporations: the Grace Surviving Corporation and the Fresenius USA Surviving Corporation.

                 Takeover Statute:  as defined in Section 5.1(n) hereof.

                 Transaction Agreements: the Reorganization Agreement, the Newco Pooling Agreement, the Distribution Agreement, the Contribution Agreement and the Other Agreements.

                 US GAAP: United States generally accepted accounting principles consistently applied.

                                                         Exhibit A

                                                                    FINAL COPY



                             DISTRIBUTION AGREEMENT

                                  BY AND AMONG

                               W. R. GRACE & CO.,

                            W. R. GRACE & CO.-CONN.,

                                       AND

                                  FRESENIUS AG

                          DATED AS OF FEBRUARY 4, 1996

                                                          TABLE OF CONTENTS
                                                                                                   PAGE
                                                                                                   ----
I.          Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2

                  1.01     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          2
                  1.02     References to Time   . . . . . . . . . . . . . . . . . . . . . .          7

II.         Certain Transactions Prior to the
              Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          7

                  2.01     Certificate of Incorporation;
                             By-laws; Rights Plan   . . . . . . . . . . . . . . . . . . . .          7
                  2.02     Issuance of Stock  . . . . . . . . . . . . . . . . . . . . . . .          7
                  2.03     Other Agreements   . . . . . . . . . . . . . . . . . . . . . . .          7
                  2.04     Capital Structure  . . . . . . . . . . . . . . . . . . . . . . .          7
                  2.05     Registration and Listing   . . . . . . . . . . . . . . . . . . .          8
                  2.06     Grace-Conn. Board  . . . . . . . . . . . . . . . . . . . . . . .          8
                  2.07     Mergers and Transfers  . . . . . . . . . . . . . . . . . . . . .          8
                  2.08     Intercompany Accounts and
                             Distribution Payments  . . . . . . . . . . . . . . . . . . . .          9

III.        The Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9

                  3.01     Record Date and Distribution Date  . . . . . . . . . . . . . . .          9
                  3.02     The Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
                  3.03     Delivery of Share Certificates to the
                             Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          9
                  3.04     The Distribution   . . . . . . . . . . . . . . . . . . . . . . .          9

IV.         Survival and Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . .          9

                  4.01     Survival of Agreements   . . . . . . . . . . . . . . . . . . . .          9
                  4.02     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . .          9
                  4.03     Procedures for Indemnification for
                             Third-Party Claims   . . . . . . . . . . . . . . . . . . . . .         11
                  4.04     Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . .         12
                  4.05     Compromise of Investigations   . . . . . . . . . . . . . . . . .         12

V.          Certain Additional Covenants  . . . . . . . . . . . . . . . . . . . . . . . . .         12

                  5.01     Notices to Third Parties   . . . . . . . . . . . . . . . . . . .         12
                  5.02     Licenses and Permits   . . . . . . . . . . . . . . . . . . . . .         12
                  5.03     Intercompany Agreements  . . . . . . . . . . . . . . . . . . . .         12
                  5.04     Guarantee Obligations  . . . . . . . . . . . . . . . . . . . . .         13
                  5.05     Further Assurances   . . . . . . . . . . . . . . . . . . . . . .         14
                  5.06     Representations and Warranties
                             of Grace-Conn.   . . . . . . . . . . . . . . . . . . . . . . .         14

                                   TABLE OF CONTENTS (Continued)
VI.         Access to Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         14

                  6.01     Provision of Corporate Records   . . . . . . . . . . . . . . . .         14
                  6.02     Access to Information  . . . . . . . . . . . . . . . . . . . . .         15
                  6.03     Production of Witnesses  . . . . . . . . . . . . . . . . . . . .         16
                  6.04     Retention of Records   . . . . . . . . . . . . . . . . . . . . .         16
                  6.05     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . .         17
                  6.06     Cooperation with Respect to
                             Government Reports and Filings   . . . . . . . . . . . . . . .         17

VII.        No Representations or Warranties  . . . . . . . . . . . . . . . . . . . . . . .         17

                  7.01     No Representations or Warranties   . . . . . . . . . . . . . . .         17

VIII.       Miscellaneous     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         18

                  8.01     Conditions to Obligations  . . . . . . . . . . . . . . . . . . .         18
                  8.02     Use of Grace Name and Mark   . . . . . . . . . . . . . . . . . .         19
                  8.03     Complete Agreement   . . . . . . . . . . . . . . . . . . . . . .         19
                  8.04     Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . .         19
                  8.05     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . .         19
                  8.06     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         19
                  8.07     Amendment and Modification   . . . . . . . . . . . . . . . . . .         20
                  8.08     Successors and Assigns; No Third-Party
                             Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . .         20
                  8.09     Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . .         21
                  8.10     Interpretation   . . . . . . . . . . . . . . . . . . . . . . . .         21
                  8.11     Severability   . . . . . . . . . . . . . . . . . . . . . . . . .         21
                  8.12     References; Construction   . . . . . . . . . . . . . . . . . . .         21
                  8.13     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . .         21


SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         22

EXHIBIT A           Tax Sharing Agreement

Schedule 2.08       Certain Intercompany Account Transactions

                             DISTRIBUTION AGREEMENT

                 This DISTRIBUTION AGREEMENT (this "Agreement"), dated February 4, 1996, by and between W. R. Grace & Co., a New York corporation ("Grace"), and W. R. Grace & Co.-Conn., a Connecticut corporation and a wholly owned subsidiary of Grace ("Grace- Conn."), and Fresenius
AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany ("Fresenius AG").

                                RECITALS

                 A. The Reorganization Agreement. Simultaneously herewith, Grace and Fresenius AG are entering into an Agreement and Plan of Reorganization (the "Reorganization Agreement") and, prior to the Effective Time, intend to consummate the transactions contemplated hereby.

                 B. The Contribution. Prior to the Effective Time, Fresenius AG intends to contribute its worldwide dialysis business to SP, as provided in the Contribution Agreement, and to retain and lease to SP certain real property and buildings in the Federal Republic of Germany pursuant to a lease consistent with the terms set forth in Exhibit B to the Contribution Agreement and to retain and license to Newco its name and certain derived marks pursuant to a license consistent with the terms set forth in Exhibit C to the Contribution Agreement.

                 C. Newco. In connection with the Contribution, Fresenius AG intends that SP shall convert to an Aktiengesellschaft, pursuant to German law, and to become "Newco," consistent with the terms of the Reorganization Agreement.

                 D. The Distribution. Immediately prior to the Effective Time, Grace intends to transfer to (or retain in) Grace- Conn. all non-healthcare assets and liabilities, its interests in the Amicon bioseparations business and GN Holdings, Inc. and certain other assets, as contemplated by this Agreement, and to effect a distribution to its common shareholders of all of its equity interest in Grace-Conn.

                 E. The Recapitalization. Following the Distribution and immediately prior to the Effective Time, Grace intends to consummate the Recapitalization in which each holder of a Grace Common Share shall hold, immediately thereafter, a Grace Common Share and one one-hundredth of a NY Preferred Share.

                 F. The Mergers. At the Effective Time, the parties intend to effect a merger of a wholly owned New York corporate subsidiary of Newco with and into Grace, with Grace being the surviving corporation. Also at the Effective Time, the parties intend to effect a merger of a wholly owned Massachusetts corporate subsidiary of Newco with and into Fresenius USA, with Fresenius USA being the surviving corporation.

                 G. Financing. It is the intention of the parties hereto that, prior to the Distribution: (i) Grace and Grace-Conn. shall use reasonable efforts to cause NMC to arrange new credit facilities so that the transactions contemplated by the Transaction Agreements may be consummated; (ii) Fresenius AG shall use reasonable efforts to arrange new credit facilities for the FWD Business so that the transactions contemplated by the Transaction

Agreements may be consummated; and (iii) the parties shall cooperate with one another with respect to the foregoing.

                 H. Intention of the Parties. It is the intention of the parties to the Reorganization Agreement that for United States federal income tax purposes (a) the Distribution shall qualify as a tax-free distribution under the Code, (b) each of the Mergers shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code, (c) the Contribution shall qualify as a tax-free exchange under the Code and (d) the Recapitalization shall be tax-free to Grace under the Code.

                 NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                 SECTION 1.01 GENERAL. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 Affiliate: with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that for purposes of this Agreement, no member of either Group shall be deemed to be an Affiliate of any member of the other Group.

                 Agent: the distribution agent to be appointed by Grace to distribute the shares of Grace-Conn. Common Stock pursuant to the Distribution.

                 Agreement: as defined in the preamble hereof.

                 Asset: any and all assets and properties, tangible or intangible, including, without limitation, the following: (i) cash, notes and accounts and notes receivable (whether current or non-current); (ii) certificates of deposit, banker's acceptances, stock, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, fractional undivided interests in oil, gas or other mineral rights, puts, calls, straddles, options and other securities of any kind; (iii) intangible property rights, inventions, discoveries, know-how, U.S. and foreign patents and patent applications, trade secrets, confidential information, registered and unregistered trademarks, service marks, service names, trade styles and trade names and associated goodwill; statutory, common law and registered copyrights; applications for any of the foregoing, rights to use the foregoing and other rights in, to and under the foregoing; (iv) rights under leases, contracts, licenses, permits, distribution arrangements, sales and purchase agreements, other agreements and business arrangements;

(v) real estate and buildings and other improvements thereon; (vi) leasehold improvements, fixtures, trade fixtures, machinery, equipment (including transportation and office equipment), tools, dies and furniture; (vii) office supplies, production supplies, spare parts, other miscellaneous supplies and other tangible property of any kind; (viii) computer equipment and software;
(ix) raw materials, work-in-process, finished goods, consigned goods and other inventories; (x) prepayments or prepaid expenses; (xi) claims, causes of action, choses in action, rights under express or implied warranties, rights of recovery and rights of setoff of any kind; (xii) the right to receive mail, payments on accounts receivable and other communications; (xiii) lists of customers, records pertaining to customers and accounts, personnel records, lists and records pertaining to customers, suppliers and agents, and books, ledgers, files and business records of every kind; (xiv) advertising materials and other printed or written materials; (xv) goodwill as a going concern and other intangible properties; (xvi) employee contracts, including any rights thereunder to restrict an employee from competing in certain respects; and
(xvii) licenses and authorizations issued by any governmental authority.

                 Business: the Grace-Conn. Business or the NMC Business.

                 Code: the Internal Revenue Code of 1986, as amended, or any successor legislation.

                 Contribution: as defined in the Reorganization Agreement.

                 Contribution Agreement: as defined in the Reorganization Agreement.

                 Debt: as defined in the Reorganization Agreement.

                 Distribution: the distribution of Grace-Conn. Common Stock to holders of shares of Grace Common Stock to be effected pursuant to Article III on the basis of one share of Grace-Conn. Common Stock for each share of Grace Common Stock held of record as of the Record Date.

                 Distribution Date: the date as of which the Distribution shall be effected, to be determined by the Board of Directors of Grace consistent with the Reorganization Agreement.

                 Effective Time:  as defined in the Reorganization Agreement.

                 Environmental Law:  as defined in the Reorganization Agreement.

                 Exchange Act: the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                 Foreign Exchange Rate: with respect to any currency other than United States dollars as of any date, the rate on such date at which such currency may be exchanged for United States dollars as quoted in The Wall Street Journal.

                 Fresenius: each of Fresenius AG and Fresenius USA.

                 Fresenius AG:  as defined in the preamble to this Agreement.

                 Fresenius USA: as defined in the Reorganization Agreement.

                 FWD Business: as defined in the Reorganization Agreement.

                 Grace: as defined in the preamble to this Agreement.

                 Grace Common Stock: the common stock, par value $1.00 per share, of Grace.

                 Grace-Conn.: as defined in the preamble to this Agreement.

                 Grace-Conn. Assets: all of the Assets owned by Grace or its Subsidiaries immediately prior to the Distribution Date, other than any NMC Assets.

                 Grace-Conn. Business: all of the businesses and operations conducted by Grace and its Subsidiaries at any time, whether prior to, on or after the Distribution Date, other than the NMC Business.

                 Grace-Conn. Common Stock: the common stock of Grace-Conn., together with the Grace-Conn. Rights.

                 Grace-Conn. Group: Grace-Conn. and the Grace-Conn.
Subsidiaries.

                 Grace-Conn. Indemnitees: Grace-Conn., each Affiliate of Grace-Conn. and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

                 Grace-Conn. Rights: stock purchase rights of Grace-Conn.

                 Grace-Conn. Subsidiaries: all direct and indirect Subsidiaries of Grace, other than NMC and any NMC Subsidiary, and all Transferred Companies.

                 Grace Tax Sharing Agreement: a tax sharing agreement between Grace and Grace-Conn. substantially in the form attached hereto as Exhibit B, with such changes as may be mutually satisfactory to Grace, Grace-Conn. and Fresenius.

                 Group: the NMC Group or the Grace-Conn. Group.

                 Indemnifiable Losses: all losses, Liabilities, damages, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all reasonable costs and expenses (legal, accounting or otherwise as such costs are incurred) relating thereto, suffered (and not actually reimbursed by insurance proceeds) by an Indemnitee, including any reasonable costs or expenses of enforcing any indemnity hereunder.

                 Indemnifying Party: a Person who or which is obligated under this Agreement to provide indemnification.

                 Indemnitee: a Person who or which may seek indemnification under this Agreement.

                 Indemnity Payment: an amount that an Indemnifying Party is required to pay to or in respect of an Indemnitee pursuant to Article IV.

                 Information: all records, books, contracts, instruments, computer data and other data and information.

                 Information Statement: the information statement to be included in the Registration Statement and sent to Grace shareholders in connection with the Distribution.

                 Liabilities: all debts, liabilities and obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and whether or not the same would properly be reflected on a balance sheet.

                 Litigation Matters: actual, threatened or future litigations, investigations, claims or other legal matters that have been or may be asserted against, or otherwise adversely affect, NMC and/or Grace-Conn. (or members of either Group).

                 Material Adverse Effect: as defined in the Reorganization Agreement.

                 NMC: National Medical Care, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Grace.

                 NMC Assets: (i) all of the Assets owned by Grace or its Subsidiaries immediately prior to the Distribution Date and predominantly used or useful in or predominantly relating to the NMC Business, excluding items to be retained by or transferred to any member of the Grace-Conn. Group pursuant to the Reorganization Agreement or any Other Agreement, and (ii) all Assets that have been or are to be transferred to any member of the NMC Group pursuant to the Reorganization Agreement or any Other Agreement; provided that all cash and marketable securities held by any member of the NMC Group prior to the Distribution shall be Grace-Conn. Assets.

                 NMC Business: all of the worldwide health care businesses and operations conducted by Grace and its Subsidiaries at any time, whether prior to, on or after the Distribution Date, other than the Transferred Operations.

                 NMC Group:  Grace, NMC and the NMC Subsidiaries.

                 NMC Indemnitees: Newco, Grace, NMC, each Affiliate of NMC and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

                 NMC Subsidiaries: all direct and indirect Subsidiaries of Grace through which Grace conducts the NMC business, other than Transferred Companies.

                 Newco: as defined in the Reorganization Agreement.

                 NY Preferred Registration Statement: as defined in the Reorganization Agreement.

                 NY Preferred Share: as defined in the Reorganization Agreement.

                 Other Agreements: an employee benefits agreement, restructuring agreements, an insurance procedures agreement, the Grace Tax Sharing Agreement and the other agreements entered into or to be entered into in connection with the Distribution as contemplated by Section 2.03.

                 Person: an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

                 Privileged Information: with respect to either Group, Information regarding a member of such Group, or any of its operations, Assets or Liabilities (whether in documents or stored in any other form or known to its employees or agents) that is or may be protected from disclosure pursuant to the attorney-client privilege, the work product doctrine or other applicable privileges, that a member of the other Group may come into possession of or obtain access to pursuant to this Agreement or otherwise.

                 Proxy Statement: the Grace proxy statement provided for in the Reorganization Agreement.

                 Recapitalization: as defined in the Reorganization Agreement.

                 Record Date: the moment immediately prior to the close of business on the date to be determined by the Board of Directors of Grace consistent with the Reorganization Agreement as the record date for determining shareholders of Grace entitled to receive the Distribution.

                 Registration Statement: a registration statement on Form 10 to effect the registration of the Grace-Conn. Common Stock pursuant to the Exchange Act.

                 Reorganization Agreement: as defined in the recitals to this Agreement.

                 Representative: with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

                 SEC: the Securities and Exchange Commission.

                 Securities Act: the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                 SP: as defined in the Contribution Agreement.

                 Subsidiary: with respect to any specified Person, (i) any corporation or other legal entity of which such Person or any of its subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body and (ii) any corporation, partnership or other business entity, in which such Person has owned or shall own any equity interest or other investment and which predominantly relates to the business and operations conducted by such Person's Group.

                 Tax: as defined in the Grace Tax Sharing Agreement.

                 Third-Party Claim: any claim, suit, derivative suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person who or which is neither a party hereto nor an Affiliate of a party hereto.

                 Transferred Companies: Amicon, Inc., GN Holdings, Inc. and its Subsidiaries and the other Subsidiaries of Grace which conduct the business of Amicon.

                 Transferred Operations: the businesses, operations, Assets and Liabilities of the Transferred Companies.

                 SECTION 1.02 REFERENCES TO TIME. All references in this Agreement to times of the day shall be to New York City time.

                                   ARTICLE II

               CERTAIN TRANSACTIONS PRIOR TO THE DISTRIBUTION DATE

                 SECTION 2.01 CERTIFICATE OF INCORPORATION; BY-LAWS; RIGHTS PLAN. Prior to the Distribution Date, Grace-Conn. may be reorganized (through merger, asset transfer or other reorganization transaction) such that Grace-Conn. shall be a Delaware corporation or a subsidiary of a Delaware holding company or its Assets transferred in their entirety to a Delaware corporation, in which case all references to Grace-Conn. herein shall include any such successor corporation or holding company. In addition, prior to the Distribution Date, the parties hereto shall take all action necessary so that, at the Distribution Date, Grace-Conn.'s name shall be "W. R. Grace & Co."; the Certificate of Incorporation and By-laws of Grace-Conn. shall be amended as specified by Grace prior to the Distribution Date; and Grace-Conn. shall adopt a rights plan in the form as specified by Grace prior to the Distribution Date.

                 SECTION 2.02 ISSUANCE OF STOCK. Prior to the Distribution Date, the parties hereto shall take all steps necessary so that, prior to the Distribution, the number of shares of Grace-Conn. Common Stock outstanding and held by Grace shall equal the number of shares of Grace Common Stock outstanding on the Record Date.

                 SECTION 2.03 OTHER AGREEMENTS. Each of Grace and Grace-Conn. shall enter into, or cause the appropriate members of the Group of which it is a member to enter into, the Tax Sharing Agreement and Other Agreements as may be advisable in connection with the Distribution including, without limitation, agreements with respect to employee benefits, restructuring, insurance procedures and other matters, all such Other Agreements to be on terms acceptable to Grace and Fresenius prior to the Distribution Date.

                 SECTION 2.04 CAPITAL STRUCTURE. (a) It is intended that, prior to the Distribution, each of Grace and/or the NMC Group, on the one hand, and the Grace-Conn.

Group, on the other hand, shall obtain new credit facilities or issue new debt instruments or securities on terms satisfactory to Grace, and to the extent necessary to permit and enable the Distribution and the other transactions contemplated hereby, including, without limitation, the transactions contemplated by this Section and Section 2.08 below, to be consummated consistent with the Reorganization Agreement; and each of the parties hereto agrees that it shall use reasonable efforts, and shall cooperate with the other party's efforts, to effect the foregoing.

                 (b) Prior to or concurrent with the Distribution, Grace and/or NMC shall take all action including, without limitation, the incurrence of additional debt to be arranged in connection with the Reorganization and the payment of cash, as provided in Section 2.08, so that, upon and giving effect to the consummation of the Distribution, Grace's consolidated Debt shall be of an aggregate amount consistent with the Reorganization Agreement.

                 SECTION 2.05 REGISTRATION AND LISTING. Prior to the Distribution Date:

                 (a) The parties shall take such efforts regarding the Registration Statement and the Proxy Statement, as is provided in the Reorganization Agreement. After the Registration Statement becomes effective, Grace shall cause the Information Statement to be delivered to all holders of record of Grace Common Stock as of the Record Date.

                 (b) The parties hereto shall use reasonable efforts to take all such action as may be necessary or appropriate under state securities and blue sky laws in connection with the transactions contemplated by this Agreement.

                 (c) Grace-Conn. shall prepare, and Grace-Conn. shall file and seek to make effective, an application for the listing of the Grace-Conn. Common Stock on the NYSE, subject to official notice of issuance, or for the inclusion of quotations for the Grace-Conn. Common Stock on the Nasdaq Stock Market.

                 (d) The parties hereto shall cooperate in preparing, filing with the SEC and causing to become effective any registration statements or amendments thereto which are necessary or appropriate in order to effect the transactions contemplated hereby or to reflect the establishment of, or amendments to, any employee benefit plans contemplated hereby or by the Employee Benefits Agreement requiring registration under the Securities Act.

                 SECTION 2.06 GRACE-CONN. BOARD. Prior to the Distribution Date, the parties hereto shall take all steps necessary so that, effective immediately after the Distribution, the Board of Directors of Grace-Conn. shall be comprised of those individuals so named in the Information Statement.

                 SECTION 2.07 MERGERS AND TRANSFERS. Prior to or as of the Distribution Date, Grace and Grace-Conn. shall cause to be consummated the transactions that are to take place prior to or as of the Distribution Date pursuant to the Other Agreements and internal reorganization transactions as may be necessary or advisable, and consistent with the Reorganization Agreement, in connection with the Distribution (including, without limitation, the transfer to Grace-Conn. of the Grace-Conn. Preferred Stock currently held by Grace) so that, at the Effective Time, all NMC Assets and the NMC Business are owned by the NMC Group.

                 SECTION 2.08 INTERCOMPANY ACCOUNTS AND DISTRIBUTION PAYMENTS. Prior to or as of the Distribution Date, the parties shall pay or otherwise settle intercompany accounts between members of the Grace-Conn. Group and members of the NMC Group, and Grace or its Subsidiary shall make a cash payment to Grace-Conn., all as more specifically provided in Schedule 2.08.

                                   ARTICLE III

                                THE DISTRIBUTION

                 SECTION 3.01 RECORD DATE AND DISTRIBUTION DATE. Subject to the satisfaction of the conditions set forth in Section 8.01(a), the Board of Directors of Grace, in its sole discretion and consistent with the Reorganization Agreement, shall establish the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution.

                 SECTION 3.02 THE AGENT. Prior to the Distribution Date, Grace shall enter into an agreement with the Agent providing for, among other things, the payment of the Distribution to the holders of Grace Common Stock in accordance with this Article III.

                 SECTION 3.03 DELIVERY OF SHARE CERTIFICATES TO THE AGENT. Prior to the Distribution Date, Grace shall deliver to the Agent a share certificate representing all of the outstanding shares of Grace-Conn. Common Stock to be distributed in connection with the payment of the Distribution. After the Distribution Date, upon the request of the Agent, Grace-Conn. shall provide all certificates for shares of Grace-Conn. Common Stock that the Agent shall require in order to effect the Distribution.

                 SECTION 3.04 THE DISTRIBUTION. Subject to the terms and conditions of this Agreement, Grace shall instruct the Agent to distribute, as of the Distribution Date, one share of Grace-Conn. Common Stock in respect of each share of Grace Common Stock held by holders of record of Grace Common Stock on the Record Date.

                                   ARTICLE IV

                          SURVIVAL AND INDEMNIFICATION

                 SECTION 4.01 SURVIVAL OF AGREEMENTS. All covenants and agreements of the parties hereto contained in this Agreement shall survive the Distribution Date.

                 SECTION 4.02 INDEMNIFICATION. (a) Except as specifically otherwise provided in the Other Agreements, Grace-Conn. shall indemnify, defend and hold harmless the NMC Indemnitees from and against (1) all Indemnifiable Losses of Grace (including, without limitation, Indemnifiable Losses of the Grace-Conn. Group), whether such Indemnifiable Losses relate to events, occurrences or circumstances occurring or existing, or whether such Indemnifiable Losses are asserted, before or after the Distribution Date, including, without limitation, Indemnifiable Losses relating to the manufacture or sale of asbestos-containing materials by any Grace-Conn. Business or relating to any liability of the Grace-Conn. Business under Environmental Law, other than those Indemnifiable Losses arising from or relating to the NMC Business; (2) all Indemnifiable Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact required to be stated, in the Registration Statement, the NY Preferred Registration Statement or the Proxy Statement or any preliminary or final form thereof or any amendment thereto, or necessary to make the statements therein not misleading, except that such indemnifications shall not apply to any Indemnifiable Losses that arise out of or are based upon any statement or omission, or alleged statement or omission, in any of the portions of the Registration Statement, the NY Preferred Registration Statement or the Proxy Statement, or any preliminary or final form thereof or any amendment thereto, that are supplied by Fresenius; (3) all Indemnifiable Losses arising from or relating to all existing litigation brought by pre-Reorganization shareholders of Grace acting in such capacity and all litigation to be brought by pre-Reorganization shareholders of Grace acting in such capacity and relating to the Reorganization; and (4) all Indemnifiable Losses arising out of or relating to the new credit facilities, debt instruments and securities of the Grace-Conn. Group referred to in Section 2.04 above.

                 (b) Except as specifically otherwise provided in the Other Agreements, Grace shall indemnify, defend and hold harmless the Grace-Conn. Indemnitees from and against (1) all Indemnifiable Losses arising from or relating to the NMC Business, whether such Indemnifiable Losses relate to events, occurrences or circumstances occurring or existing, or whether such Indemnifiable Losses are asserted, before or after the Distribution Date, including, without limitation, all Indemnifiable Losses relating to compliance or non-compliance with United States food and drug law, medical and medicare billing and reimbursement law and other health care matters and all Indemnifiable Losses arising from or relating to all aspects of any ongoing investigations of the NMC Business by the Office of the Inspector General of the United States Department of Health and Human Services (and the various United States Attorneys' Offices), by the United States Attorney's Office for the District of New Jersey, by the United States Attorney's Office for the District of Virginia and by the United States Food and Drug Administration; (2) all Indemnifiable Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact required to be stated, in any portion of the Registration Statement, the NY Preferred Registration Statement or the Proxy Statement supplied by Fresenius, or any preliminary or final form thereof or any amendment thereto, or necessary to make the statements therein not misleading; and (3) all Indemnifiable Losses arising out of or relating to the new credit facilities, debt instruments and securities of Grace and the NMC Group referred to in Section 2.04 above.

                 (c) If any Indemnity Payment required to be made hereunder or under any Other Agreement is denominated in a currency other than United States dollars, such payment shall be made in United States dollars and the amount thereof shall be computed using the Foreign Exchange Rate for such currency determined as of the date that notice of the claim with respect which to such Indemnity Payment is made is given by or on behalf of the Indemnitee to Grace or Grace-Conn., as the case may be.

                 (d) Notwithstanding anything to the contrary set forth herein, indemnification relating to any arrangements between any member of the NMC Group and any member of the Grace-Conn. Group (or any unit of the Grace-Conn. Business) for the provision after the Distribution of goods and services in the ordinary course shall be governed by the terms of such arrangements and not by this Section.

                 SECTION 4.03 PROCEDURES FOR INDEMNIFICATION FOR THIRD-PARTY CLAIMS. (a) Grace-Conn. shall, and shall cause the other Grace-Conn. Indemnitees to, notify Grace in writing promptly after learning of any Third-Party Claim for which any Grace-Conn. Indemnitee intends to seek indemnification from Grace under this Agreement. Grace shall, and shall cause the other NMC Indemnitees to, notify Grace-Conn. in writing promptly after learning of any Third-Party Claim for which any NMC Indemnitee intends to seek indemnification from Grace-Conn. under this Agreement. The failure of any Indemnitee to give such notice shall not relieve any Indemnifying Party of its obligations under this Article except to the extent that such Indemnifying Party or its Affiliate is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail considering the Information provided to the Indemnitee.

                 (b) Except as otherwise provided in subsection (c) of this Section, an Indemnifying Party may, by notice to the Indemnitee and to Grace-Conn., if Grace is the Indemnifying Party, or to the Indemnitee and Grace, if Grace-Conn. is the Indemnifying Party, at any time after receipt by such Indemnifying Party of such Indemnitee's notice of a Third-Party Claim, undertake (itself or through another member of the Group of which the Indemnifying Party is a member) the defense or settlement of such Third-Party Claim. If an Indemnifying Party undertakes the defense of any Third-Party Claim, such Indemnifying Party shall thereby admit its obligation to indemnify the Indemnitee against such Third-Party Claim, and such Indemnifying Party shall control the investigation and defense or settlement thereof, and the Indemnitee may not settle or compromise such Third-Party Claim, except that such Indemnifying Party shall not require any Indemnitee, without its prior written consent, to take or refrain from taking any action in connection with such Third-Party Claim, or make any public statement, which such Indemnitee reasonably considers to be against its interests, nor shall the Indemnifying Party, without the prior written consent of the Indemnitee and of Grace-Conn., if the Indemnitee is a Grace-Conn. Indemnitee, or the Indemnitee and of Grace, if the Indemnitee is a NMC Indemnitee, consent to any settlement that does not include as a part thereof an unconditional release of the Indemnitees from liability with respect to such Third-Party Claim or that requires the Indemnitee or any of its Representatives or Affiliates to make any payment that is not fully indemnified under this Agreement or to submit to any non-monetary remedy; and subject to the Indemnifying Party's control rights, as specified herein, the Indemnitees may participate in such investigation and defense, at their own expense. Following the provision of notices to the Indemnifying Party, until such time as an Indemnifying Party has undertaken the defense of any Third-Party Claim as provided herein, such Indemnified Party shall control the investigation and defense or settlement thereof, without prejudice to its right to seek indemnification hereunder.

                 (c) If an Indemnitee reasonably determines that there may be legal defenses available to it that are different from or in addition to those available to its Indemnifying Party which make it inappropriate for the Indemnifying Party to undertake the defense or settlement thereof, then such Indemnifying Party shall not be entitled to undertake the defense or settlement of such Third-Party Claim; and counsel for the Indemnifying Party shall be entitled to conduct the defense of such Indemnifying Party and counsel for the Indemnified Party shall be entitled to conduct the defense of such Indemnitee, it being understood that both such counsel shall cooperate with each other to conduct the defense or settlement of such action as efficiently as possible.

                 (d) In no event shall an Indemnifying Party be liable for the fees and expenses of more than one counsel for all Indemnitees in connection with any one action, or separate but similar or related actions, in the same jurisdiction arising out of the same general allegations or circumstances.

                 (e) Grace-Conn. shall, and shall cause the other Grace-Conn. Indemnitees to, and Grace shall, and shall cause the other NMC Indemnitees to, make available to each other, their counsel and other Representatives, all information and documents reasonably available to them which relate to any Third-Party Claim, and otherwise cooperate as may reasonably be required in connection with the investigation, defense and settlement thereof. Any joint defense agreement entered into by Grace-Conn. or Grace with any third party relating to any Third-Party Claim shall provide that Grace-Conn. or Grace may, if requested, provide information obtained through any such agreement to the Grace-Conn. Indemnitees or the Grace Indemnitees.

                 SECTION 4.04 REMEDIES CUMULATIVE. The remedies provided in this
Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any other remedies against any Indemnifying Party. However, the procedures set forth in Section 4.03 shall be the exclusive procedures governing any indemnity action brought under this Agreement or otherwise and relating to a Third-Party Claim, except as otherwise specifically provided in any of the Other Agreements.

                 SECTION 4.05 COMPROMISE OF INVESTIGATIONS. NMC and the members of the NMC Group shall not settle or compromise any of the matters referred to in Section 4.02(b)(1) above on terms that do not include as a part thereof an unconditional release of the members of the Grace-Conn. Group from all liability with respect thereto.

                                    ARTICLE V

                          CERTAIN ADDITIONAL COVENANTS

                 SECTION 5.01 NOTICES TO THIRD PARTIES. In addition to the actions described in Section 5.02, the members of the NMC Group and the members of the Grace-Conn. Group shall cooperate to make all other filings and give notice to and obtain consents from all third parties that may reasonably be required to consummate the transactions contemplated by this Agreement and the Other Agreements.

                 SECTION 5.02 LICENSES AND PERMITS. Each party hereto shall cause the appropriate members of its Group to prepare and file with the appropriate licensing and permitting authorities applications for the transfer or issuance, as may be necessary or advisable in connection with the Distribution, to its Group of all material governmental licenses and permits required for the members of its Group to operate its Business after the Distribution. The members of the Grace-Conn. Group and the members of the NMC Group shall cooperate and use all reasonable efforts to secure the transfer or issuance of the licenses and permits.

                 SECTION 5.03 INTERCOMPANY AGREEMENTS. All contracts, licenses, agreements, commitments or other arrangements, formal or informal, between any member of the NMC Group, on the one hand, and any member of the Grace-Conn. Group, on the other, in existence as of the Distribution Date, pursuant to which any member of either Group provides to any member of the other Group services (including, without limitation, management, administrative, legal, financial, accounting, data processing, insurance, or technical support), or the use of any Assets of any member of the other Group, or the secondment of any employee, or pursuant to which rights, privileges or benefits are afforded to members of either Group as Affiliates of the other Group, shall terminate as of the close of business on the day prior to the Distribution Date, except as specifically provided herein or in the Other Agreements. From and after the Distribution Date, no member of either Group shall have any rights under any such contract, license, agreement, commitment or arrangement with any member of the other Group, except as specifically provided herein or in the Other Agreements.

                 SECTION 5.04 GUARANTEE OBLIGATIONS. (a) Grace and Grace-Conn. shall cooperate, and shall cause their respective Groups to cooperate, to terminate, or to cause a member of the NMC Group to be substituted in all respects for any member of the Grace-Conn. Group in respect of, all obligations of any member of the Grace-Conn. Group under any loan, financing, lease, contract, or other obligation in existence as of the Distribution Date pertaining to the NMC Business for which such member of the Grace-Conn. Group may be liable, as guarantor, original tenant, primary obligor or otherwise. If such a termination or substitution is not effected by the Distribution Date, (1) Grace shall indemnify and hold harmless the Grace-Conn. Indemnitees for any Indemnifiable Loss arising from or relating thereto, and (2) without the prior written consent of the Chief Financial Officer, Treasurer or any Assistant Treasurer of Grace-Conn., from and after the Distribution Date, Grace shall not, and shall not permit any member of the NMC Group or any of its Affiliates to, renew or extend the term of, increase its obligations under, or transfer to a third party, any loan, lease, contract or other obligation for which any member of the Grace-Conn. Group is or may be liable unless all obligations of the Grace-Conn. Group with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to the Chief Financial Officer, Treasurer or any Assistant Treasurer of Grace-Conn.

                 (b) Grace and Grace-Conn. shall cooperate, and shall cause their respective Groups to cooperate, to terminate, or to cause a member of the Grace-Conn. Group to be substituted in all respects for any member of the NMC Group in respect of, all obligations of any member of the NMC Group under any loan, financing, lease, contract or other obligation in existence as of the Distribution Date pertaining to the Grace-Conn. Business for which such member of the NMC Group may be liable, as guarantor, original tenant, primary obligor or otherwise. If such a termination or substitution is not effected by the Distribution Date, (1) Grace-Conn. shall indemnify and hold harmless the NMC Indemnitees for any Indemnifiable Loss arising from or relating thereto, and
(2) without the prior written consent of the Chief Financial Officer, Treasurer or any Assistant Treasurer of NMC, from and after the Distribution Date, Grace-Conn. shall not, and shall not permit any member of the Grace-Conn. Group to, renew or extend the term of, increase its obligations under, or transfer to a third party, any loan, lease, contract or other obligation for which any member of the NMC Group is or may be liable unless all obligations of the NMC Group with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to the Chief Financial Officer, Treasurer or any Assistant Treasurer of NMC.

                 SECTION 5.05 FURTHER ASSURANCES. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement including, without limitation, Asset transfers and debt and cash balances of the other party contemplated thereby. Without limiting the foregoing, each party hereto shall cooperate with the other party, and execute and deliver, or use reasonable efforts to cause to be executed and delivered, all instruments, and to make all filings with, and to obtain all consents, approvals or authorizations of, any governmental or regulatory authority or any other Person under any permit, license, agreement, indenture or other instrument, and take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Other Agreements, in order to effectuate the provisions and purposes of this Agreement.

                 SECTION 5.06 REPRESENTATIONS AND WARRANTIES OF GRACE-CONN. Grace-Conn. hereby represents and warrants to Fresenius AG that:

                 (a) Corporate Organization and Qualification. Grace-Conn. is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it requires such qualification, except for any such failure so to qualify or be in good standing which, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect with respect to Grace-Conn.

         Grace-Conn. has the requisite corporate power and authority to carry on its business as it is now being conducted.

                  (b) Corporate Authority. Grace-Conn. has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement is a valid and binding agreement of Grace-Conn. enforceable in accordance with its terms.

                  (c) No Violations. The execution, delivery and performance by Grace-Conn. of this Agreement does not or will not, and the consummation by it of any of the transactions contemplated hereby will not, constitute or result in a breach or violation of, or a default under, its Certificate of Incorporation or By-laws.

                                   ARTICLE VI

                             ACCESS TO INFORMATION

                  SECTION 6.01 PROVISION OF CORPORATE RECORDS. Prior to or as promptly as practicable after the Distribution Date, Grace shall deliver to Grace-Conn. all corporate books and records of the Grace-Conn. Group in its possession and copies of the relevant portions of all corporate books and records of the NMC Group relating directly and primarily to the Grace-Conn. Assets, the Grace-Conn. Business, or the Liabilities of the Grace-Conn. Group, including, in each case, all active agreements, active litigation files and government filings. From and after the Distribution Date, all such books, records and copies shall be the property of Grace-Conn. Prior to or as promptly as practicable after the Distribution Date, Grace-Conn. shall deliver to Grace all corporate books and records of the NMC Group in its possession and copies of the relevant portions of all corporate books and records of the Grace-Conn. Group relating directly and primarily to the NMC Assets, the NMC Business, or the Liabilities of the NMC Group, including, in each case, all active agreements, active litigation files and government filings. From and after the Distribution Date, all such books, records and copies shall be the property of Grace.

                  SECTION 6.02 ACCESS TO INFORMATION. From and after the Distribution Date, each of Grace and Grace-Conn. shall afford to the other and to the other's Representatives reasonable access and duplicating rights during normal business hours to all Information within the possession or control of such party's Group relating to the other party's Group's pre-Distribution business, Assets or Liabilities or relating to or arising in connection with the relationship between the Groups on or prior to the Distribution Date, insofar as such access is reasonably required for a reasonable purpose, subject to the provisions below regarding Privileged Information. Without limiting the foregoing, Information may be requested under this Section 6.02 for audit, accounting, claims, litigation and Tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

                  In furtherance of the foregoing:

                  (a) Each party hereto acknowledges that: (i) Each of Grace and Grace-Conn. (and the members of the NMC Group and the Grace-Conn. Group, respectively) has or may obtain Privileged Information; (ii) there are a number of Litigation Matters affecting each or both of Grace and Grace-Conn.; (iii) both Grace and Grace-Conn. have a common legal interest in Litigation Matters, in the Privileged Information, and in the preservation of the confidential status of the Privileged Information, in each case relating to pre-Distribution business of the NMC Group or the Grace-Conn. Group or relating to or arising in connection with the relationship between the Groups on or prior to the Distribution Date; and (iv) both Grace and Grace-Conn. intend that the transactions contemplated hereby and by the Reorganization Agreement and the Other Agreements and any transfer of Privileged Information in connection therewith shall not operate as a waiver of any potentially applicable privilege.

                  (b) Each of Grace and Grace-Conn. agrees, on behalf of itself and each member of the Group of which it is a member, not to disclose or otherwise waive any privilege attaching to any Privileged Information relating to pre-Distribution business of the Grace-Conn. Group or the NMC Group, respectively, or relating to or arising in connection with the relationship between the Groups on or prior to the Distribution Date, without providing prompt written notice to and obtaining the prior written consent of the other, which consent shall not be unreasonably withheld and shall not be withheld if the other party certifies that such disclosure is to be made in response to a likely threat of suspension or debarment or similar action; provided, however, that Grace and Grace-Conn. may make such disclosure or waiver with respect to Privileged Information if such Privileged Information relates solely to the pre-Distribution business of the NMC Group in the case of Grace or the

         Grace-Conn. Group in the case of Grace-Conn. In the event of a disagreement between any member of the NMC Group and any member of the Grace-Conn. Group concerning the reasonableness of withholding such consent, no disclosure shall be made prior to a resolution of such disagreement by a court of competent jurisdiction.

                  (c) Upon any member of the NMC Group or any member of the Grace-Conn. Group receiving any subpoena or other compulsory disclosure notice from a court, other governmental agency or otherwise which requests disclosure of Privileged Information, in each case relating to pre-Distribution business of the Grace-Conn. Group or the NMC Group, respectively, or relating to or arising in connection with the relationship between the Groups on or prior to the Distribution Date, the recipient of the notice shall promptly provide to the other Group (following the notice provisions set forth herein) a copy of such notice, the intended response, and all materials or information relating to the other Group that might be disclosed. In the event of a disagreement as to the intended response or disclosure, unless and until the disagreement is resolved as provided in subsection (b), the parties shall cooperate to assert all defenses to disclosure claimed by either party's Group, and shall not disclose any disputed documents or information until all legal defenses and claims of privilege have been finally determined.

                  SECTION 6.03 PRODUCTION OF WITNESSES. Subject to Section 6.02, after the Distribution Date, each of Grace and Grace-Conn. shall, and shall cause each member of the NMC Group and the Grace-Conn. Group, respectively, to, make available to Grace or Grace-Conn. or any member of the NMC Group or of the Grace-Conn. Group, as the case may be, upon written request, such Group's directors, officers, employees and agents as witnesses to the extent that any such Person may reasonably be required in connection with any Litigation Matters, administrative or other proceedings in which the requesting party may from time to time be involved and relating to the pre-Distribution business of the NMC Group or the Grace-Conn. Group or relating to or in connection with the relationship between the Groups on or prior to the Distribution Date.

                  SECTION 6.04 RETENTION OF RECORDS. Except as otherwise agreed in writing, or as otherwise provided in the Other Agreements, each of Grace and Grace-Conn. shall, and shall cause the members of the Group of which it is a member to, retain all Information in such party's Group's possession or under its control relating directly and primarily to the pre-Distribution business, Assets or Liabilities of the other party's Group that is less than ten years old until such Information is at least ten years old except that if, prior to the expiration of such period, any member of either party's Group wishes to destroy or dispose of any such Information that is at least three years old, prior to destroying or disposing of any of such Information, (1) the party whose Group is proposing to dispose of or destroy any such Information shall provide no less than 30 days' prior written notice to the other party, specifying the Information proposed to be destroyed or disposed of, and (2) if, prior to the scheduled date for such destruction or disposal, the other party requests in writing that any of the Information proposed to be destroyed or disposed of be delivered to such other party, the party whose Group is proposing to dispose of or destroy such Information promptly shall arrange for the delivery of the requested Information to a location specified by, and at the expense of, the requesting party.

                  SECTION 6.05 CONFIDENTIALITY. Subject to Section 6.02, which shall govern Privileged Information, from and after the Distribution Date, each of Grace and Grace-Conn. shall hold, and shall use reasonable efforts to cause its Affiliates and Representatives to hold, in strict confidence all Information concerning the other party's Group obtained by it prior to the Distribution Date or furnished to it by such other party's Group pursuant to this Agreement or the Other Agreements and shall not release or disclose such Information to any other Person, except its Affiliates and Representatives, who shall be bound by the provisions of this Section 6.05, and each party shall be responsible for a breach by any of its Affiliates or Representatives; provided, however, that any member of the NMC Group or the Grace-Conn. Group may disclose such Information to the extent that (a) disclosure is compelled by judicial or administrative process or, in the opinion of such Person's counsel, by other requirements of law, or (b) such party can show that such Information was (i) available to such Person on a nonconfidential basis (other than from a member of the other party's Group) prior to its disclosure by the other party's Group, (ii) in the public domain through no fault of such Person or (iii) lawfully acquired by such Person from another source after the time that it was furnished to such Person by the other party's Group, and not acquired from such source subject to any confidentiality obligation on the part of such source, or on the part of the acquiror, known to the acquiror. Notwithstanding the foregoing, each of Grace and Grace-Conn. shall be deemed to have satisfied its obligations under this
Section 6.05 with respect to any Information (other than Privileged Information) if it exercises the same care with regard to such Information as it takes to preserve confidentiality for its own similar Information.

                  SECTION 6.06 COOPERATION WITH RESPECT TO GOVERNMENT REPORTS AND FILINGS. Grace, on behalf of itself and each member of the NMC Group, agrees to provide any member of the Grace-Conn. Group, and Grace-Conn., on behalf of itself and each member of the Grace-Conn. Group, agrees to provide any member of the NMC Group, with such cooperation and Information as may be reasonably requested by the other in connection with the preparation or filing of any government report or other government filing contemplated by this Agreement or in conducting any other government proceeding relating to pre-Distribution business of the NMC Group or the Grace-Conn. Group, Assets or Liabilities of either Group or relating to or in connection with the relationship between the Groups on or prior to the Distribution Date. Such cooperation and Information shall include, without limitation, promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any government authority which relate to the NMC Group, in the case of the Grace-Conn. Group, or the Grace-Conn. Group, in the case of the NMC Group. Each party shall make its employees and facilities available during normal business hours and on reasonable prior notice to provide explanation of any documents or Information provided hereunder.

                                   ARTICLE VII

                        NO REPRESENTATIONS OR WARRANTIES

                  SECTION 7.01 NO REPRESENTATIONS OR WARRANTIES. Grace-Conn. acknowledges that, prior to the date of this Agreement, it has had primary responsibility for the operation and management of the Grace-Conn. Business (other than with respect to CCHP, as to which NMC has had responsibility for the management of the investment therein and the exercise of any rights attendant thereto, and the "Amicon" membrane filtrations system and chromatography equipment business, for the operation and management of which NMC has had primary responsibility since 1992); and Grace acknowledges that, prior to the date of this Agreement, NMC has had primary responsibility for the operation and management of the NMC Business.
Grace-Conn. understands and agrees that no member of the NMC Group is, in this Agreement or in any other agreement or document, representing or warranting to Grace-Conn. or any member of the Grace-Conn. Group in any way as to the Grace-Conn. Assets, the Grace-Conn. Business or the Liabilities of the Grace-Conn. Group or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement, it being agreed and understood that Grace-Conn. and each member of the Grace-Conn. Group shall take all of the Grace-Conn. Assets "as is, where is." Grace-Conn. and each member of the Grace-Conn. Group shall bear the economic and legal risk that conveyances of the Grace-Conn. Assets shall prove to be insufficient, that the title of any member of the Grace-Conn. Group to any Grace-Conn. Assets, Grace-Conn. Transferred Companies or Grace-Conn. Transferred Operations shall be other than good and marketable and free from encumbrances or that results from the failure of Grace-Conn. or any member of the Grace-Conn. Group to obtain any consents or approvals relating to the Grace-Conn. Business required in connection with the consummation of the transactions contemplated by this Agreement. Grace understands and agrees that no member of the Grace-Conn. Group is, in this Agreement or in any other agreement or document, representing or warranting to Grace or any member of the NMC Group in any way as to the NMC Assets, the NMC Business or the Liabilities of the NMC Group or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement or the Reorganization Agreement, it being agreed and understood that Grace, NMC and each other member of the NMC Group shall take all of the NMC Assets "as is, where is." Grace and each member of the NMC Group shall bear the economic and legal risk that conveyances of the NMC Assets shall prove to be insufficient, that the title of any member of the NMC Group to any NMC Assets or NMC Transferred Operations shall be other than good and marketable and free from encumbrances, or that results from the failure of Grace or any member of the NMC Group to obtain any consents or approvals relating to the NMC Business required in connection with the consummation of the transactions contemplated by this Agreement. The foregoing shall be without prejudice to any rights under Section 4.02 or Section 5.05 of this Agreement.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                  SECTION 8.01 CONDITIONS TO OBLIGATIONS. (a) The obligations of the parties hereto to consummate the payment of the Distribution are subject to the satisfaction of each of the following conditions:

                  (i) To the extent required by applicable law and stock exchange regulations, the transactions contemplated hereby shall have been duly approved by Grace shareholders;

                  (ii) All conditions to the Reorganization set forth in the Reorganization Agreement shall have been satisfied or waived contemporaneously with the Effective Time; and

                  (iii) The transactions contemplated hereby shall be in compliance with all applicable federal and state securities laws.

                  (b) Any determination made by the Board of Directors of Grace on behalf of either party hereto prior to the Distribution Date concerning the satisfaction or waiver of any or all of the conditions set forth in this Section shall be conclusive.

                  SECTION 8.02 USE OF GRACE NAME AND MARK. Grace acknowledges that Grace-Conn. shall own all rights in the "Grace" name and logo and related tradenames and marks. Effective at the Distribution Date, Grace shall change its name to a name that does not use the word "Grace" or any variation thereof and shall itself, and shall cause each member of the NMC Group to, cease all use of the "Grace" name as part of any corporate name. Within 90 days after the Distribution Date, Grace shall, and shall cause each member of the NMC Group to, cease all other use of the "Grace" name and logo and related tradenames and marks. Grace shall cause the NMC Group to use such names, logos and marks during such 90-day period only to the extent that it is not practical to change or replace any existing signs, letterheads, business cards, invoices or other business forms, telephone directory listings or promotional material, and shall cause the NMC Group to maintain the same standards of quality with respect to such names, logos and marks as previously exercised.

                  SECTION 8.03 COMPLETE AGREEMENT. This Agreement, the Exhibits and Schedules hereto and the agreements and other documents referred to herein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof (other than the Reorganization Agreement and the Schedules and Exhibits thereto) and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                  SECTION 8.04 EXPENSES. Grace-Conn. shall bear all costs with respect to the transactions contemplated hereby and by the Other Agreements, except as otherwise specifically provided in the Reorganization Agreement or the Other Agreements.

                  SECTION 8.05 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (other than the laws regarding choice of laws and conflicts of laws that would apply the substantive laws of any other jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.

                  SECTION 8.06 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to Grace or any member of the NMC Group:

                  W. R. Grace & Co.
                  c/o National Medical Care, Inc.
                  1601 Trapelo Road
                  Reservoir Place

                  Waltham, MA  02154
                  Attention:  Chief Financial Officer
                  Fax:  (617) 890-6993

                  with a copy to:

                  Fresenius AG
                  Borkenberg 14
                  61440 Oberursel
                  61343 Bad Homburg
                  Germany
                  Attention:  Mr. Udo Werle
                  Fax:  011-49-6171-60-2104

                  and

                  O'Melveny & Myers
                  Citicorp Center
                  153 East 53rd Street
                  New York, NY  10022-4611
                  Attention:  Dr. Ulrich Wagner
                  Fax:  (212) 326-2061

         If to Grace-Conn. or any member of the Grace-Conn. Group:

                  W. R. Grace & Co.-Conn.
                  One Town Center Road
                  Boca Raton, Florida  33486-1010
                  Attention:  Secretary
                  Fax:  (407) 362-1635

                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Attention:  Andrew R. Brownstein, Esq.
                  Fax:  (212) 403-2000

or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section.

                  SECTION 8.07 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement signed by all of the parties hereto.

                  SECTION 8.08 SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Except for the provisions of Sections 4.02 and 4.03 relating to indemnities, which are also for the benefit of the Indemnitees, this Agreement is solely for the benefit of the parties hereto and their Subsidiaries and Affiliates and is not intended to confer upon any other Persons any rights or remedies hereunder.

                  SECTION 8.09 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 8.10 INTERPRETATION. (a) The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

                  (b) The parties hereto intend that the Distribution shall be a distribution pursuant to the provisions of Section 355 of the Code, so that no gain or loss shall be recognized for federal income tax purposes as a result of such transaction, and all provisions of this Agreement shall be so interpreted. The parties hereto do not intend to submit the Distribution to the Internal Revenue Service for a private letter ruling with respect to such nonrecognition, and any ultimate ruling or decision that any gain or loss should be recognized for federal income Tax purposes shall not permit a rescission or reformation of this Agreement or transactions contemplated hereby.

                  SECTION 8.11 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

                  SECTION 8.12 REFERENCES; CONSTRUCTION. References to any "Article," "Exhibit," "Schedule" or "Section," without more, are to Articles, Exhibits, Schedules and Sections to or of this Agreement. Unless otherwise expressly stated, clauses beginning with the term "including" set forth examples only and in no way limit the generality of the matters thus exemplified.

                  SECTION 8.13 TERMINATION. Notwithstanding any provision hereof, following termination of the Reorganization Agreement, this Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Board of Directors of Grace without the approval of any other party hereto or of Grace's shareholders. In the event of such termination, no party hereto or to any Other Agreement shall have any Liability to any Person by reason of this Agreement or any Other Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                            W. R. GRACE & CO.


                                            By: /s/Albert J. Costello
                                               ---------------------------------
                                               Name:
                                               Title:


                                            W. R. GRACE & CO.-CONN.


                                            By: /s/Albert J. Costello
                                               ---------------------------------
                                               Name:
                                               Title:


                                            FRESENIUS AG


                                            By: /s/Gerd Krick
                                               ---------------------------------
                                               Name:
                                               Title:

                                                                 EXHIBIT A

                   TAX SHARING AND INDEMNIFICATION AGREEMENT


                 This TAX SHARING AND INDEMNIFICATION AGREEMENT (this "Agreement"), dated [as of the Closing Date], by and among W.R. Grace & Co., a New York corporation ("Grace"), W.R. Grace & Co.-Conn., a Connecticut corporation and a wholly owned subsidiary of Grace ("Grace-Conn."), and Fresenius AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany ("Fresenius AG").


                                    RECITALS

                 WHEREAS, Grace, Fresenius USA and Fresenius AG have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement");

                 WHEREAS, Grace and Grace-Conn. have entered into the Distribution Agreement;

                 AND WHEREAS, Grace, on behalf of itself and the NMC Group and Grace-Conn., on behalf of itself and the Grace-Conn. Group, wish to provide for the allocation between the NMC Group and the Grace-Conn. Group of all responsibilities, liabilities and benefits relating to or affecting Taxes (as hereinafter defined) paid or payable by either of them for all taxable periods, whether beginning before, on or after the Distribution Date (as hereinafter defined) and to provide for certain other matters.

                 NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Distribution Agreement or the Reorganization Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

                 "Adjusted NMC Group" means NMC and the NMC Subsidiaries.

                 "Grace-Conn. Tax Item" shall mean a Tax Item solely attributable to the Grace-Conn. Group, but including, for this purpose, any Tax Item solely attributable to Grace and arising with respect to a Pre-Merger Taxable Period or that portion of a Straddle Period ending on the Distribution Date, any item of income or gain, including any deferred item restored to income, any of the forgoing of which is associated with Grace's indirect interest in Grace Cocoa Associates L.P., and any Tax Item attributable solely to NMC arising with respect to the recapitalization of Grace immediately prior to the Grace Merger.

                 "Code" means the Internal Revenue Code of 1986, as amended, and shall include corresponding provisions of any subsequently enacted federal tax laws.

                 "Distribution Date" means the date on which the Distribution occurs or is deemed to occur for federal income tax purposes. For purposes of this Agreement, the Distribution shall be deemed effective as of the close of business on the Distribution Date.

                 "Final Determination" shall mean the final resolution of liability for any Tax for a taxable period, (i) by IRS Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the taxpayer, or by a comparable form under the laws of other jurisdictions; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the taxing authority to assert a further deficiency shall not constitute a Final Determination; (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (iv) by any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by the Tax imposing jurisdiction; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations or by mutual agreement of the parties.

                 "IRS" means the Internal Revenue Service.

                 "Joint Tax Return" shall mean any Tax Return that includes a member of the NMC Group and a member of the Grace-Conn. Group.

                 "Grace Tax Item" shall mean a Tax Item solely attributable to the NMC Group and that is not a Grace-Conn. Tax Item.

                 "Short Period" means the period commencing on January 1, 1996 and ending on the Distribution Date.

                 "Straddle Period" means a taxable period that includes but does not end on the Distribution Date.

                 "Tax" means any of the Taxes.

                 "Tax Deficiency" shall mean an assessment of Taxes, as a result of a Final Determination.

                 "Tax Detriment" means any item of income, gain, recapture of credit or any other Tax Item which increases Taxes paid or payable.

                 "Tax Item" means any item of income, gain, loss, deduction, credit, provisions for reserves, recapture of credit or any other item which increases or decreases Taxes paid or payable, including an adjustment under Code Section 481 resulting from a change in accounting method.

                 "Tax Refund" shall mean a refund of Taxes as the result of a Final Determination.

                 "Tax Return" means any return, filing, questionnaire, information return or other document required to be filed, including requests for extensions of time, filings made with estimated tax payments, claims for refund and amended returns that may be filed, for any period with any taxing authority (whether domestic or foreign) in connection with any Tax or Taxes (whether or not a payment is required to be made with respect to such filing).

                 "Taxes" means all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, federation or other body, and without limiting the generality of the foregoing, shall include income, sales, use, ad valorem, gross receipts, license, value added, franchise, transfer, recording, withholding, payroll, employment, excise, occupation, unemployment insurance, social security, business license, business organization, stamp, environmental, premium and property taxes, together with any related interest, penalties and additions to any such tax, or additional amounts imposed by any taxing authority (domestic or foreign) upon the NMC Group, the Grace-Conn. Group or any of their respective members or divisions or branches.


                                   ARTICLE II

                             FILING OF TAX RETURNS

                 Section 2.01 Manner of Filing. All Tax Returns filed after the Distribution Date shall be prepared on a basis which is consistent with the consummation of the transactions as set forth in the Distribution Agreement, the Grace Tax Matters Certificate, the Fresenius AG Tax Matters Certificate and the Grace Tax Opinions (in the absence of a controlling change in law or circumstances) and shall be filed on a timely basis (including extensions) by the party responsible for such filing under this Agreement. In the absence of a controlling change in law or circumstances, all Tax Returns filed after the date of this Agreement shall be prepared on a basis consistent with the elections, accounting methods, conventions, and principles of taxation used for the most recent taxable periods for which Tax Returns involving similar Tax Items have been filed, to the extent that a failure to do so would result in a Tax Detriment to the other party hereto or a member of its Group. Subject to the provisions of this Agreement, all decisions relating to the preparation of Tax Returns shall be made in the sole discretion of the party responsible under this Agreement for such preparation. Grace-Conn. will provide Grace with copies of all Tax Returns (or appropriate portions thereof) filed after the Distribution Date to the extent such returns relate to the NMC Group.

                 Section 2.02  Pre-Merger Tax Returns.

                 (a) Consolidated Returns. The Grace consolidated federal income Tax Returns required to be filed for all taxable periods ending on or before the Distribution Date ("Pre-Merger Taxable Periods"), and for all Straddle Periods" shall be prepared and filed by Grace-Conn., and Grace hereby irrevocably designates, and agrees to cause each of its subsidiaries to so designate, Grace-Conn. as its agent to take any and all actions necessary or incidental to the preparation and filing of such Returns. Grace-Conn. agrees to cooperate in good faith with Grace to determine the appropriate amount of Tax Items attributable to the NMC Group to be reflected on Grace's consolidated federal income Tax Return for Pre-Merger Taxable Periods and Straddle Periods. Grace-Conn. further agrees to provide Grace with a copy of each such Tax Return two weeks before it is filed, and to consider in good faith any comments thereon provided in writing by Grace.

                 (b) Combined, Consolidated and Unitary Returns. All state and local combined, consolidated and unitary corporate income Joint Tax Returns which are required to be filed for all Pre-Merger Taxable Periods and Straddle Periods, which have not been previously filed shall be prepared and filed by Grace-Conn., and Grace hereby irrevocably designates, and agrees to cause each of its subsidiaries to so designate, Grace-Conn. as its agent to take any and all actions necessary or incidental to the preparation and filing of such Joint Tax Returns. Grace-Conn. agrees to cooperate in good faith with Grace to determine the appropriate amount of Tax Items attributable to the NMC Group to be reflected on combined, consolidated and unitary corporate Joint Tax Returns for Pre-Merger Taxable Periods and Straddle Periods.

                 (c) Other Returns. All other Tax Returns not described elsewhere in this Section 2.02 that are required to be filed for all Pre-Merger Taxable Periods and Straddle Periods shall be prepared and filed by the party which prepared and filed such Return for the most recent period for which such Return was filed or if no such Return was filed in such period, the party responsible under the appropriate law of the taxing jurisdiction, provided, however, that any other Tax Returns which, but for this proviso, would be prepared and filed by Grace shall be prepared and filed by Grace-Conn., and Grace hereby irrevocably designates Grace-Conn. as its agent to take any and all actions necessary or incidental to the preparation and filing of such other Tax Returns. Grace-Conn. agrees to cooperate in good faith with Grace to determine the appropriate amount of Tax Items attributable to the NMC Business to be reflected on such Returns for Pre-Merger Taxable Periods and Straddle Periods.

                 Section 2.03 Post-Merger Tax Returns. All Tax Returns for periods beginning after the Distribution Date ("Post-Merger Taxable Periods") shall be the responsibility of the Grace-Conn. Group if such Tax Returns relate solely to a member or members of the Grace-Conn. Group or their respective assets or businesses, and shall be the responsibility of the NMC Group if such Tax Returns relate solely to a member or members of the NMC Group or their respective assets or businesses.


                                  ARTICLE III

                                PAYMENT OF TAXES

                 Section 3.01 Allocation of Tax Liabilities With Respect to Unfiled Returns.

                 (a) Consolidated Federal Income Tax Liabilities. Except as otherwise provided in this Agreement, Grace-Conn. shall pay, on a timely basis, all Taxes due with respect to the consolidated federal income tax liability for all Pre-Merger Taxable Periods and Straddle Periods of the affiliated group of which Grace is the common parent (the "Affiliated Group"). Grace and NMC on behalf of the NMC Group hereby assume and agree to pay directly to Grace-Conn. (i) the Adjusted NMC Group's allocable share of those Taxes for all Pre-Merger Taxable Periods and Straddle Periods and (ii) Grace's allocable share of those Taxes for the portion of any Straddle Period commencing on the day after the Distribution Date.

                 The NMC Group's allocable share of the Affiliated Group's consolidated federal income tax liability for Pre-Merger Taxable Periods and Straddle Periods and Grace's allocable share of such tax liability for the portion of any Straddle Period beginning on the day after the Distribution Date (calculated by treating the day after the Distribution Date as the first date of a taxable period) shall be determined in accordance with the Grace Financial Accounting Policy Statements on Income Taxes (Policy 409) a copy of which is attached hereto as Exhibit I (in effect as of the date hereof, the "Prior Arrangement").

                 After the Distribution Date, Grace and/or NMC shall timely pay all amounts payable by Grace and the NMC Group in respect of quarterly estimated federal income tax payments for the year ended December 31, 1996 in accordance with past practice and the Prior Arrangement, such payments to be made directly to Grace-Conn. which will, to the extent Tax is owed by the consolidated group, forward such payments to the IRS.

                 If the calculations made pursuant to this Section 3.01(a) as compared to the amount shown as due on the appropriate Tax Return indicate that the NMC Group has either overpaid or underpaid its share of the consolidated federal income tax liability for the year ended December 31, 1995 and for the year ended December 31, 1996, respectively, within 30 days of the filing of Grace's consolidated federal income tax return for the year ended December 31, 1995, and the year ending December 31, 1996, respectively, Grace-Conn. shall pay Grace and/or NMC the amount of any such overpayment or Grace and/or NMC shall pay Grace-Conn. the amount of any such underpayment.

                 All calculations and determinations required to be made pursuant to this Section 3.01(a) shall be made by Grace-Conn. on a basis reasonably consistent with prior years, whose good faith determination shall be binding upon the parties hereto in the absence of mathematical error.

                 (b) Combined, Consolidated and Unitary Corporate Income Taxes. Except as otherwise provided in this Agreement, Grace-Conn. or a member of the Grace-Conn. Group shall pay, on a timely basis, all Taxes due with respect to any combined, consolidated or unitary state, local and foreign corporate income tax liability for all Pre-Merger Taxable Periods and Straddle Periods with respect to Joint Tax Returns ("Combined Taxes"). Grace and NMC on behalf of the NMC Group hereby assume and agree to pay directly to Grace-Conn.
(i) the Adjusted NMC Group's allocable share of those Taxes for all Pre-Merger Taxable Periods and Straddle Periods and (ii) Grace's allocable share of those Taxes for the portion of any Straddle Period commencing on the day after the Distribution Date.

                 The NMC Group's allocable share of the Affiliated Group's combined, consolidated and unitary income tax liability (other than federal income taxes) for Pre-Merger Taxable Periods and Straddle Periods and Grace's allocable share of such tax liability for the portion of any Straddle Period beginning on the day after the Distribution Date (calculated by treating the day after the Distribution Date as the first date of a taxable period) shall be determined in accordance with the Prior Arrangement.

                 After the Distribution Date, Grace and/or NMC shall timely pay all amounts payable by Grace and the NMC Group in respect of quarterly estimated income tax payments for the year ended December 31, 1996 in accordance with past practice and the Prior Arrangement, such payments to be made directly to Grace-Conn. which will, to the extent Tax is owed by the combined, unitary or consolidated group, forward such payments to the appropriate Taxing authority.

                 If the calculations made pursuant to this Section 3.01(b) as compared to the amount shown as due on the appropriate Tax Return indicate that Grace and/or NMC has either overpaid or underpaid its share of its Combined Tax liability within 30 days after the filing of the relevant return, Grace-Conn. shall pay Grace the amount of any such overpayment or Grace shall pay Grace-Conn. the amount of any such underpayment. All calculations and determinations required to be made pursuant to this Section 3.01(b) shall be made by Grace-Conn. on a basis reasonably consistent with prior years, whose good faith determination shall be binding upon the parties hereto in the absence of mathematical error.

                 (c) All other Taxes for periods beginning before the Distribution Date shall be paid by the party responsible under this Agreement for filing the Tax Return pursuant to which such Taxes are due, provided that, in the case of other Taxes due with respect to Tax Returns of Grace for Straddle Periods ("Grace Straddle Returns"), Grace shall reimburse Grace-Conn. as follows:

                 1. The "Hypothetical Pre-Distribution Tax" shall mean the Tax that would have been due for the taxable period ending on the Distribution Date if the Distribution Date were the last day of the taxable period. Such Tax shall be computed by determining the items of income, expense, deduction, loss or credit on a "closing of the books" basis as of the Distribution Date.

                 2. Thirty days prior to the relevant due date (including extensions) of any Grace Straddle Return, Grace-Conn. shall present Grace with a schedule detailing the computation of the Hypothetical Pre-Distribution Tax attributable to Grace for such Straddle Period and the total Tax due with respect to the relevant Tax Return (the "Return Amount").

                 3. Ten days after Grace-Conn. presents Grace with the schedule described in clause 2 above, (x) Grace shall pay Grace-Conn. the amount by which the Return Amount exceeds the sum of (i) the Hypothetical Pre-Distribution Tax plus (ii) the sum of any estimated payments, deposits or credits made or applied after the Distribution Date with respect to such Tax for the Straddle Period (which shall be made in accordance with past practice and the Prior Arrangement, such payments to be made directly to Grace-Conn. which will forward such payments to the appropriate taxing authority), or (y) Grace-Conn. shall pay Grace the amount by which the sum of (i) the Hypothetical Pre-Distribution Tax plus (ii) the sum of any estimated payments, deposits or credits made or applied after the Distribution Date with respect to such Tax for the Straddle Period exceeds the Return Amount.

                 4. In the event Grace disputes Grace-Conn.'s computation of the Hypothetical Pre-Distribution Tax, the Return Amount or any of the payments, deposits or credits described in clause 1 above, Grace, or Grace-Conn., as the case may be, shall nevertheless pay to the other party any amounts that would be due under clause 3 pending adjustment after the resolution of such dispute, which shall be resolved by a "big six" accounting firm that does not have an engagement relationship with Grace, NMC or Grace-Conn. and that is mutually agreed upon by Grace and Grace-Conn..
                          The accounting firm shall resolve such dispute as expeditiously as possible and shall do so applying the applicable law and the provisions of this Agreement, with due regard for the positions of the parties. The costs, expenses and fees of the accounting firm shall be borne equally by Grace and Grace-Conn..

                 5. Where the Hypothetical Pre-Distribution Tax system is not feasible in calculating the portion of any Tax for a Straddle Period that Grace is responsible for under this Section 3.01(c), the amount of such Tax for which Grace is responsible shall be determined by prorating the actual tax due for the Straddle Period on a daily proration basis. The amount of such Tax borne by Grace-Conn. shall be the amount allocated to the portion of the Straddle Period through the Distribution Date. The principles of clauses 1, 2, 3 and 4 shall be used to provide for payment and reimbursement of such Tax between the parties.

                 6. In implementing this Section 3.01(c), the parties shall make any adjustments that are necessary to insure that, with respect to all Taxes for Straddle Periods, payment and reimbursement between the parties reflects the principle that Grace is to bear responsibility for Taxes for Grace (and any Affiliates) that are attributable to the portion of Straddle Periods after the Distribution Date.

                 (d) Notwithstanding anything to the contrary, in determining the NMC Group's allocable share of any Tax liability, any increase in the Tax liability resulting from any act or omission not in the ordinary course of business (other than transactions contemplated by this Agreement, the Distribution Agreement, the Reorganization Agreement or the Employee Benefits Agreement) on the part of any member of the NMC Group occurring on the Distribution Date after the Effective Time shall be deemed to arise in a taxable period which begins after the Distribution Date.

                 (e) Anything in Section 3.01(a) or (b) to the contrary notwithstanding, whenever Grace-Conn. is required to make any of the calculations or determinations referred to therein, Grace-Conn. shall provide Grace with (i) copies of any material calculations or determinations as soon as is practicable after such calculations or determinations have been made, and prior to the applicable Tax Returns' being filed, sufficient to enable Grace to verify mathematical accuracy and (ii) if requested by Grace, access during reasonable business hours to copies of any Returns, reports or other statements sufficient to enable Grace to verify reasonably consistent treatment with prior years.

                 Section 3.02  Redetermined Tax Liabilities.

                 (a) Joint Tax Returns. In the case of any Final Determination regarding a Joint Tax Return, any Tax Deficiency shall be paid to the appropriate taxing authority by, and any Tax Refund received from the appropriate taxing authority shall be paid to, Grace-Conn., and Grace shall forward any such Tax Refund to Grace-Conn. within ten days after receipt thereof; provided, however, that whether or not there is a Tax Deficiency or Tax Refund or whether or not a payment is required to or from the appropriate taxing authority, Grace shall make payments to Grace-Conn. or receive payments from Grace-Conn. based upon the following principles:

                          (i)     Grace shall make a payment to Grace-Conn. in
an amount equal to any increase in the NMC Group's allocable share of Tax (including any applicable interest or penalties, which is or has been imposed by any taxing authority with respect to any additional Taxes resulting from such adjustments, or any such interest that would have been imposed but for any offsetting Grace-Conn. Tax Items) with respect to such Return resulting from any adjustments to Grace Tax Items, less any payments previously made by Grace to Grace-Conn. (or directly to the appropriate taxing authority). For this purpose, the NMC Group's allocable share of Tax shall be determined in accordance with the Prior Arrangement.

                         (ii)     Grace-Conn. shall pay to Grace, to the extent
not previously paid to Grace by the appropriate taxing authority or by Grace-Conn., the amount of any decrease in the NMC Group's allocable share of Tax with respect to such Tax Return resulting from adjustments to Grace Tax Items, as determined in accordance with the Prior Arrangement and, in addition, Grace-Conn. shall pay to Grace, to the extent not previously paid to Grace by the applicable taxing authority or by Grace-Conn., any applicable interest that is or has been paid by the taxing authority with respect to the reduction in Taxes resulting from such adjustments or such interest that would have been payable but for any offsetting Grace-Conn. Tax Items. For this purpose, the NMC Group's allocable share of Taxes shall be determined in accordance with the Prior Arrangement.

                        (iii)     Payments made pursuant to subsections (i) and
(ii) above, shall be adjusted to take into account the amounts of any offsetting adjustments that would result in an increase or decrease in the NMC Group's allocable share of Taxes with respect to any Joint Tax Return for another period (as determined under the above principles), resulting from adjustments to Grace Tax Items in such Final Determination whether or not the offsetting adjustments are contained in a Final Determination with respect to such other Joint Tax Return. In the event such other Joint Tax Return has been or subsequently becomes, the subject of a Final Determination, this Section
3.02 shall be applied in a manner that avoids any duplications of payments.

                 (b) Separate Returns. Grace-Conn. shall be liable for and shall indemnify, defend and hold harmless the Grace Indemnitees from and against all Taxes for Pre-Merger Taxable Periods and Straddle Periods with respect to Tax Returns that include only members of the Grace-Conn. Group and Grace and for Post-Merger Taxable Periods that include only members of the Grace-Conn. Group, and Grace shall be liable for and shall indemnify, defend and hold harmless the Grace-Conn. Indemnitees from and against all Taxes for Pre-Merger Taxable Periods and Straddle Periods that include only NMC and the NMC Subsidiaries and for Post-Merger Taxable Periods that include only members of the NMC

Group. Grace-Conn. shall be entitled to receive and retain all refunds of Taxes for Pre-Merger Taxable Periods and Straddle Periods with respect to Tax Returns that include only members of the Grace-Conn. Group or Grace and for Post-Merger Taxable Periods with respect to Tax Returns that include only members of the Grace-Conn. Group. Grace shall be entitled to receive and retain all refunds of Taxes for Pre-Merger Taxable Periods and Straddle Periods with respect to Tax Returns that include only NMC and the NMC Subsidiaries and for Post-Merger Taxable Periods with respect to Tax Returns that include only members of the NMC Group.

                 (c) Calculation and Payment of Amounts. Except in the case of Tax Returns that include only NMC and the NMC Subsidiaries, all calculations and determinations required to be made pursuant to this Section 3.02 shall be made by Grace-Conn. in good faith and on a basis reasonably consistent with prior years. Any payments made by the parties hereunder to each other shall be treated by each of the parties as satisfaction of liabilities of such paying party and shall not be subject to any gross-up or additional payment.

                 (d) Other Tax Liabilities and Refunds. Any Tax Liability or Refund with respect to a Joint Tax Return not arising from an adjustment to, or change in, a Tax Item (e.g., change in applicable law) shall be allocated by Grace-Conn. between Grace-Conn. and Grace in a manner consistent with the Prior Arrangement.

                 (e) The provisions of Section 3.01(e) shall apply with respect to the calculations and allocations to be made by Grace-Conn. pursuant to Sections 3.02(c) and (d) hereof.

                 Section 3.03 Liability for Taxes with Respect to Post-Distribution Periods. Unless otherwise provided in this Agreement, the Grace-Conn. Group shall pay all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to periods beginning after the Distribution Date which are attributable to the Grace-Conn. Business. Unless otherwise provided in this Agreement, the NMC Group shall pay all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to periods beginning after the Distribution Date which are attributable to the NMC Business.

                 Section 3.04 Carrybacks. Any Tax Refund resulting from the carryback by Grace-Conn. of any Tax Item arising after the Distribution Date to a Pre-Merger Taxable Period or a Straddle Period shall be for the account of Grace-Conn., and Grace shall promptly pay over to Grace-Conn. any such Tax Refund that it receives. To the extent that the carryback by Grace-Conn. of any Tax Item does not result in a Tax Refund (or would not result in a refund if a claim were filed) solely as the result of an offsetting Grace Tax Item, Grace shall remit to Grace-Conn. the amount of any decrease in the Grace-Conn. Group's allocable share of Tax that would otherwise have resulted from such carryback as determined under the principles contained in Section 3.02(a).

                 Grace-Conn. shall be permitted to file, and Grace shall fully cooperate with Grace-Conn. in connection with, any refund claim. To the extent that such refund claims do not result in a Tax Refund (or would not result in a refund if a claim were filed) solely as the result of an offsetting Grace Tax Item, Grace shall remit to Grace-Conn. an amount equal to the decrease in the Grace-Conn. Group's allocable share of Tax that would otherwise have resulted from such refund claim as determined under the principles contained in Section 3.02(a).

                                   ARTICLE IV

              INDEMNITY:  COOPERATION AND EXCHANGE OF INFORMATION

                 Section 4.01 Breach. Grace-Conn. shall be liable for and shall indemnify, defend and hold harmless the Grace Indemnitees from and against, and Grace shall be liable for and shall indemnify, defend and hold harmless the Grace-Conn. Indemnitees from and against any payment required to be made as a result of the breach by a member of the Grace-Conn. Group or the NMC Group, as the case may be, of any obligation under this Agreement. If Grace or any member of the NMC Group fails to comply in any respect whatsoever with any of its responsibilities under the Agreement relating to promptly forwarding to Grace-Conn. any communications with and refunds received from any taxing authority ("Forwarding Responsibilities"), then:

                          (a)     If such failure relates to a communication
other than a refund, Grace and NMC shall be liable for and shall indemnify and hold Grace-Conn. and the Grace-Conn. Group harmless from and against any costs or expenses (including, without limitation, Taxes and lawyers' and accountants' fees) ("Indemnified Amount") incurred by or imposed upon Grace-Conn. or any member of the Grace-Conn. Group arising out of, in connection with or relating to such communication, regardless of whether Grace-Conn. or any member of the Grace-Conn. Group is harmed as a result of such failure, provided, that the liability of Grace and NMC under this paragraph (a) with respect to any one such failure shall be equal to the greater of X or Y; where "X" equals the lesser of (A) $10 million or (B) the Indemnified Amount; and "Y" equals that portion of the Indemnified Amount that Grace-Conn. demonstrates is caused (directly or indirectly) by such failure; and

                          (b)     If such failure relates to a refund, then
Grace and NMC shall be liable to Grace-Conn. and the Grace-Conn. Group for the full amount of such refund, plus interest accruing as of the date such communication is received by Grace or any member of the NMC Group at a rate of 5% above the prime rate as published in the Wall Street Journal, plus any costs or expenses (including, without limitation, lawyers' and accountants' fees) incurred by or imposed upon Grace-Conn. or any member of the Grace-Conn. Group in connection with obtaining such refund.

                 Section 4.02 Notice of Indemnity. Whenever a party hereto (hereinafter an "Indemnitee") becomes aware of the existence of an issue which could increase the liability for any Tax of the other party hereto or any member of its Group or require a payment hereunder (hereinafter an "Indemnity Issue"), the Indemnitee shall in good faith promptly give notice to such other party (hereinafter the "Indemnitor") of such Indemnity Issue. The failure of any Indemnitee to give such notice shall not relieve any Indemnitor of its obligations under this Agreement except to the extent such Indemnitor or its affiliate is actually materially prejudiced by such failure to give notice.
The Indemnitor and its representatives, at the Indemnitor's expense, shall be entitled to participate (i) in all conferences, meetings or proceedings with any taxing authority, the subject matter of which is or includes an Indemnity Issue and (ii) in all appearances before any court, the subject matter of which is or includes an Indemnity Issue. The party who has responsibility for filing the Tax Return under this Agreement (the "Responsible Party") with respect to which there is an increase in liability for any Tax or with respect to which a payment is required hereunder shall have the right to decide as between the parties hereto how such matter is to be dealt with and finally resolved with the appropriate taxing authority and shall control all audits and similar proceedings. The Responsible Party agrees to cooperate in the settlement of any Indemnity issue with the other party and to take such other party's interests into account. If the Indemnitor is not the Responsible Party, such cooperation may include permitting the Indemnitor, at the Indemnitor's sole expense, to litigate or otherwise resolve any Indemnity Issue.

                 Section 4.03 Cooperation and Exchange of Information. (a) Grace shall, and shall cause each appropriate member of the NMC Group to, prepare and submit to Grace-Conn., at Grace's expense, no later than July 1, 1996, all information as Grace-Conn. shall reasonably request to enable Grace-Conn. to file the Grace consolidated federal income tax return for the taxable year ending December 31, 1995, no later than July 1, 1997 for all information as Grace-Conn. shall reasonably request to enable Grace-Conn. to file the Grace consolidated federal income tax return for the taxable year ending December 31, 1996, no later than August 1, 1996 for all information that Grace-Conn. shall reasonably request to enable Grace-Conn. to file any state and local combined or unitary corporate income tax returns for the taxable year ending December 31, 1995, and no later than August 1, 1997 for all information that Grace-Conn. shall reasonably request to enable Grace-Conn. to file any state and local combined or unitary corporate income tax returns for the taxable year ending December 31, 1996. Grace-Conn. shall be entitled to require Grace to engage a "Big Six" public accounting firm reasonably acceptable to Grace-Conn. to review the information which Grace is required to provide under this Section 4.03(a). The expenses of such "Big Six" public accounting firm shall be borne by Grace. Grace shall furnish to Grace-Conn. by January 31, 1997, an estimate of the Affiliated Group Taxable income or loss for the taxable year ending December 31, 1996, for use in determining the payment due with respect to the Affiliated Group on March 15, 1997, together with IRS Form 7004, "Application for Automatic Extension of Time to File Corporation Income Tax Return."

                 (b) Grace, on behalf of itself and each member of the NMC Group, agrees to provide the Grace-Conn. Group, with such cooperation and information as Grace-Conn. shall reasonably request in connection with the preparation or filing of any Tax Return or claim for refund not inconsistent with this Agreement or in conducting any audit or other proceeding in respect to Taxes. Such cooperation and information shall include without limitation designation of an officer of Grace-Conn. as an officer of Grace and NMC for the purpose of signing Tax Returns, cashing refund checks and defending audits as well as promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any taxing authority which relate to the Affiliated Group or the NMC Businesses and providing copies of all relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by taxing authorities, including without limitation, foreign taxing authorities, and records concerning the ownership and Tax basis of property, which either party may possess. It is expressly the intention of the parties to this Agreement to take all actions necessary to establish Grace-Conn. as the sole agent for tax purposes of each member of the Affiliated Group with respect to all combined, consolidated and unitary Tax Returns of the Affiliated Group for Pre-Merger Taxable Periods and Straddle Periods as if Grace-Conn. were the common parent of the Affiliated Group, and as the sole agent for tax purposes of Grace for all Tax Returns of Grace for Pre-Merger Taxable Periods and Straddle Periods. Grace and NMC shall make, or shall cause the members of the NMC Group to make, their employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

                 (c) Grace and Grace-Conn. agree to retain all Tax Returns, related schedules and workpapers, and all material records and other documents as required under Section 6001 of the Code and the regulations promulgated thereunder relating thereto existing on the date hereof or created through the Distribution Date, until the expiration of the statute of limitations (including extensions) of the taxable years to which such Tax Returns and other documents relate and until the Final Determination of any payments which may be required in respect of such years under this Agreement. Grace-Conn. and Grace agree to advise each other promptly of any such Final Determination. Any information obtained under this Section shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting any audit or other proceeding.

                 (d) If any member of the Grace-Conn. Group or the NMC Group, as the case may be, fails to provide any information requested pursuant to this
Section 4.03 by (i) the dates, specified in subsection (a) hereof or, (ii) with respect to information not requested pursuant to subsection (a) hereof, within a reasonable period, as determined in good faith by the party requesting information, then the requesting party shall have the right to engage a "Big Six" public accounting firm of its choice to gather such information. Grace and Grace-Conn., as the case may be, agree upon 24 hours' notice, in the case of a failure to provide information pursuant to subsection (a) hereof, and otherwise upon 30 days' notice after the expiration of such reasonable period, to permit any such "Big Six" public accounting firm full access to all appropriate records or other information in the possession of any member of the Grace-Conn. Group or the NMC Group, as the case may be, during reasonable business hours, and promptly to reimburse or pay directly all costs and expenses in connection with the engagement of such public accountants.

                 (e) If any member of the Grace-Conn. Group or the NMC Group, as the case may be, supplies information to a member of the other Group pursuant to this Section 4.03 and an officer of the requesting party signs a statement or other document under penalties of perjury in reliance upon the accuracy of such information, then a duly authorized officer of the party supplying such information shall certify, under penalties of perjury, the accuracy and completeness of the information so supplied. Grace-Conn. agrees to indemnify and hold harmless each member of the NMC Group and its directors, officers and employees, and Grace agrees to indemnify and hold harmless each member of the Grace-Conn. Group and its directors, officers and employees from and against any cost, fine, penalty or other expense of any kind attributable to the negligence or willful misconduct of a member of the Grace-Conn. Group or the NMC Group, as the case may be, in supplying a member of the other Group with inaccurate or incomplete information.

                 Section 4.04 Certain Post-Distribution Transactions. Grace-Conn. shall, and shall cause each Grace-Conn. Group member to, comply with and take no action inconsistent with the Grace Representation Letter. Fresenius AG and Grace shall, and shall cause each NMC Group member to, comply with and take no action inconsistent with the Grace Representation Letter. Grace further agrees that except as specifically set forth in the Opinions or in the Grace Representation Letter, during the two-year period following the Distribution Date, neither it nor NMC shall cease to engage in the active trade or business described in the Grace Representation Letter unless pursuant to a favorable ruling letter obtained from the IRS and satisfactory to Grace-Conn. or in the opinion of Wachtell, Lipton, Rosen & Katz or other nationally recognized counsel to Grace, which opinion and which counsel shall be satisfactory to Grace-Conn., such act or omission would not adversely affect the federal income tax consequences of the Distribution to any of Grace, Grace-Conn. or the stockholders of Grace-Conn., as set forth in the Opinions. In addition, Fresenius AG, Grace and NMC agree to indemnify and hold the Grace-Conn. Indemnitees harmless from and against the results of any Action which causes the Distribution to fail to qualify under Section 355 of the Code or the Grace Merger to fail to qualify as a reorganization under Sections 367 and 368 of the Code. An "Action" shall mean (x) any transaction in the stock or assets, or any combination thereof, of Grace, its subsidiaries, NMC or a NMC Affiliate occurring after the Distribution Date which is inconsistent with the Grace Representation Letter or (y) any transaction or action on the part of any of Fresenius AG, Newco, or any of their respective subsidiaries or affiliates, whether occurring before or after the Distribution Date (but excluding any transaction or action on the part of any member of the NMC Group), which is inconsistent with the Fresenius AG Representation Letter. Notwithstanding the foregoing, an Action shall not include any transaction or action specifically disclosed or specifically described in the Representation Letters, the Distribution Agreement or the Reorganization Agreement (or any agreement or document included as an exhibit thereto) or of which Grace or Grace-Conn. has actual knowledge as of the date of this Agreement. An Action shall not include any action on the part of Grace-Conn. or a Grace-Conn. Affiliate. Grace-Conn. agrees to indemnify and hold the Grace Indemnitees harmless from and against any Tax liability and Indemnifiable Losses resulting from the failure of the Distribution to qualify under Section 355 of the Code or the Grace Merger to fail to qualify as a reorganization under Sections 367 and 368 of the Code, except where such failure is attributable to an Action.

                 Section 4.05 Injunction. The parties hereto agree that the payment of monetary compensation would not be an adequate remedy to a breach of the obligations contained in Section 4.04 hereof, and each party consents to the issuance and entry of an injunction against the taking of any action by it or a member of its Group described in the preceding section; provided, however, that the foregoing shall be without prejudice to and shall not constitute a waiver of any other remedy either party may be entitled to at law or at equity hereunder.


                                   ARTICLE V

                                 MISCELLANEOUS

                 Section 5.01 Expenses. Unless otherwise expressly provided in this Agreement or in the Distribution Agreement, each party shall bear any and all expenses that arise from their respective obligations under this Agreement.

                 Section 5.02 Amendment. This Agreement may not be amended except by an agreement in writing, signed by the parties hereto. Anything in this Agreement or the Distribution Agreement to the contrary notwithstanding, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Distribution Agreement, the provisions of this Agreement shall control.

                 Section 5.03 Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand including overnight business courier or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

                 To Grace-Conn. or any member of the Grace-Conn. Group:

                 W.R. Grace & Co.-Conn.
                 One Town Center Road
                 Boca Raton, Florida  33486-1010
                 Attention:  Secretary
                 Fax:  (407) 362-1635

                 With a copy to:

                 Wachtell, Lipton, Rosen & Katz
                 51 West 52nd Street
                 New York, New York  10019
                 Attention:  Andrew R. Brownstein, Esq.
                 Fax:  (212) 403-2000

                 To Grace or any member of the NMC Group:

                 NMC
                 1601 Trapelo Road
                 Reservoir Place
                 Waltham, Massachusetts  02154
                 Attention:  General Counsel

                 Section 5.04 Resolution of Disputes. Any disputes between the parties with respect to this Agreement shall be resolved by a "Big Six" public accounting firm or a law firm satisfactory to Grace-Conn. and Grace, whose fees and expenses shall be shared equally by Grace-Conn. and Grace.

                 Section 5.05 Application to Present and Future Subsidiaries. This Agreement is being entered into by Grace-Conn. and Grace on behalf of themselves and each member of the Grace-Conn. Group and NMC Group, respectively. This Agreement shall constitute a direct obligation of each such member and shall be deemed to have been readopted and affirmed on behalf of any corporation which becomes a member of the Grace-Conn. Group or NMC Group in the future. Grace-Conn. and Grace hereby guarantee the performance of all actions, agreements and obligations provided for under this Agreement of each member of the Grace-Conn. Group and the NMC Group, respectively. Grace-Conn. and Grace shall, upon the written request of the other, cause any of their respective group members formally to execute this Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the successors, assigns and persons controlling any of the corporations bound hereby for so long as such successors, assigns or controlling persons are members of the Grace-Conn. Group or the NMC Group or their successors and assigns.

                 Section 5.06 Term. This Agreement shall commence on the date of execution indicated below and shall continue in effect until otherwise agreed to in writing by Grace-Conn. and Grace, or their successors.

                 Section 5.07 Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part or to affect the meaning or interpretation of this Agreement.

                 Section 5.08 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

                 Section 5.09 Governing Law. This Agreement shall be governed by the laws of the State of New York.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the ____ day of ________, 1996.


                                        W.R. GRACE & CO.-CONN.



                                        By:
                                           -------------------------------
                                            Name:
                                            Title:


                                        W.R. GRACE & CO.



                                        By:
                                           -------------------------------
                                            Name:
                                            Title:


                                        FRESENIUS AG



                                        By:
                                           -------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT C

                       TERMS OF THE NY PREFERRED SHARES

1. In the Recapitalization each Grace Common Share shall be converted into a Grace Common Share plus 1/100 of a share of NY Preferred which may be issued in the form of a depository receipt.

2.       Each NY Preferred Share shall have a liquidation preference of $10.

2.a The "Target Face Amount" of the NY Preferred Shares shall be $200 million in the aggregate.

3. The NY Preferred Shares shall not pay dividends except for the special dividend described below and shall have no dividend preference except with respect to the special dividend.

4. The NY Preferred Shares shall have no class voting rights except as provided by law and as provided in paragraph 5 below, but shall vote as one class with the other series of Grace Preferred Shares and with the Grace Common Shares on all matters subject to a general vote of shareholders. The NY Preferred Shares together with the other series of Grace Preferred Shares shall have one-sixth of the total vote of the Grace Common Shares, the Grace Preferred Shares and the NY Preferred Shares on all matters subject to a general vote of shareholders.

5. The holders of the NY Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors of Grace out of funds legally available for the purpose, an aggregate Special Dividend payment equal to the "Special Dividend Amount," as determined pursuant to the formula set forth below. The Special Dividend shall be payable in cash in annual installments on October 1, 2002 and the same anniversary of such date in each of the following years, if applicable, and be equal to the lesser of (i) $100 million or (ii) the amount of the Special Dividend Amount then unpaid pursuant to the provisions hereof.

                 The Special Dividend Amount shall be equal to the Target Face Amount less the "Special Differential." The Special Differential shall be equal to $200 million less the "Applicable Percentage" of the total of the cumulative actual "Adjusted Cash Flow" for the five year period beginning on January 1, 1997 and ending on December 31, 2001 minus $3.7 billion. The Adjusted Cash Flow shall be equal to net income to common shareholders plus depreciation and amortization, less any after tax cash expenses or losses in connection with the OIG investigation not reflected in net income to common shareholders, plus non-cash restructuring charges, provisions for impairment in the value of long-term assets, and similar recorded reserves as of December 31, 2001, as reflected on Newco's audited financial statements prepared in accordance with U.S. GAAP. The
         Applicable Percentage shall be 44.8%, which percentage shall be adjusted proportionately to reflect issuances or repurchase of NY Preferred Shares following the Reorganization.

                 The Board of Directors of Newco, with the concurrence of the Independent Directors, may make appropriate adjustments to the foregoing to preserve its intended economic effect, in the light of unanticipated changes in capitalization, accounting policy and extraordinary transactions.

                 In the event that the Grace Common Shares are listed on the NYSE or the NASDAQ Stock Market, Grace may pay the Special Dividend or any installment thereof in Grace Common Shares based upon market price. In the event that the Special Dividend is payable but is not declared, Grace shall not pay any other dividends on its common shares as the case may be until the Special Dividend is declared and the NY Preferred voting as a class shall have a right to elect 2 directors to the Grace Board.

6. The NY Preferred may be redeemed by Grace at any time commencing five years after the Reorganization for the greater of the liquidation preference thereof or any unpaid Special Dividend Amount. In the event the Grace Common Shares are listed on the NYSE or the NASDAQ Stock Market, the redemption amount may be paid in Grace Common Shares based upon market price.

                                                                       EXHIBIT D

                    CERTAIN TERMS TO BE PROVIDED FOR IN OR AS
                       A RESULT OF NEWCO'S ORGANIZATIONAL
                DOCUMENTS AND/OR SHAREHOLDER "POOLING" AGREEMENT

                                   ARTICLE 1.
                                   DEFINITIONS

                 1933 Act:  the Securities Act of 1933, as amended.

                 1934 Act:  the Securities Exchange Act of 1934, as amended.

                 ADR:  as defined in the Reorganization Agreement.

                 ADR Facility:  as defined in the Reorganization Agreement.

                 Affiliate: as defined in Rule 12b-2 promulgated under the 1934 Act.

                 Beneficially Own: with respect to any security, having direct or indirect (including through any Affiliate) "beneficial ownership" of such security, as determined pursuant to Rule 13d-3 under the 1934 Act, including pursuant to any agreement, arrangement or understanding, whether or not in writing.

                 Code: the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

                 Controlled Affiliate: with respect to any person, an Affiliate of such person over which such person has control.

                 Effective Time: as defined in the Reorganization Agreement.

                 Exchange: either the New York Stock Exchange, Inc. or the Nasdaq Stock Market.

                 Extraordinary Transaction: (a) any merger, consolidation, sale of all or substantially all assets, recapitalization, other business combination, liquidation, or other similar action out of the ordinary course of business of Newco, (b) any issuance of Newco Voting Securities representing more than 10% of the total Newco Voting Securities outstanding on a fully diluted basis, or (c) any amendment to the organizational documents of Newco which adversely affects any holder of Newco Ordinary Shares.

                 Grace:  as defined in the preamble hereof.

                 Independent Director: a Newco Director without a substantial business or professional relationship with either Newco, the Shareholder or any Affiliate of either of the foregoing.

                 Interested Transaction: any transaction between the Shareholder or its Affiliate, on the one hand, and Newco or its Affiliate, on the other hand.

                 Newco Board: the supervisory board of Newco.

                 Newco Ordinary Shares: Ordinary shares of Newco.

                 Newco Director: a member of Newco Board.

                 Newco Securities: all securities and debt obligations of Newco.

                 Newco Voting Securities: at any time, any Newco Securities which are then entitled to vote generally in the election of Newco Directors.

                 Non-Employee Director: a Newco Director other than a Director representing employees pursuant to German co-determination laws.

                 Person: any individual, corporation, partnership, limited liability company, joint venture, trust, group, unincorporated organization, other form of business or legal entity or government authority.

                 Required Period: the period from the consummation of the Reorganization until (x) the acquisition of all Newco Voting Securities by Fresenius AG or its Affiliate consistent with the terms hereof, (y) the reduction of the Shareholders' interest in the Company to less than 25% of Newco Voting Securities outstanding on a fully diluted basis or (z) Newco no longer meeting the minimum thresholds for obligatory registration of the Newco Ordinary Shares under the 1934 Act.

                 Securities Filings: as defined in Section 3.1(a)(ii).

                 Shareholder: Fresenius AG.

                 Standstill Period: the three-year period following the consummation of the Reorganization.

                 Transfer: any sale, assignment, transfer or disposition.

                 US GAAP: as defined in the Reorganization Agreement.

                                   ARTICLE 2.

                    INDEPENDENT DIRECTORS; REQUIRED APPROVALS

                 SECTION 2.1. Independent Directors. During the Required Period, the ratio of Independent Directors to Non-Employee Directors shall not be less than one-third; and there shall be at least two Independent Directors at all times. Each Independent Director shall be afforded all rights of information, access and participation with respect to the business and affairs of Newco as are afforded any other Newco Director and shall be afforded contemporaneous English translations as may be advisable or requested in connection with the performance of their duties.

                 SECTION 2.2. Compliance with Laws. During the Required Period, Newco and its Affiliates, on the one hand, and the Shareholder and its Affiliates, on the other hand, shall comply with all provisions of German law relating to Interested Transactions and Extraordinary Transactions.

                 SECTION 2.3. Position in Newco Shares. (a) During the Standstill Period, the Shareholder and its Affiliates shall not Transfer any Newco Voting Securities, except (i) to Controlled Affiliates (other than Newco) of the Shareholder or (ii) pursuant to a sale in which all holders of Newco Ordinary Shares are offered the opportunity to participate with the Shareholder and its Affiliates on a pro rata basis, at the same price and on substantially the same terms as the Shareholder and its Affiliates. Notwithstanding the foregoing, during the Standstill Period, for so long as the Shareholder Beneficially Owns any Newco Voting Securities, the Shareholder shall not effect any Transfer which would result in the Shareholder Beneficially Owning less than 51% of all Newco Voting Securities outstanding on a fully diluted basis.

                 (b) During the Standstill Period, the Shareholder and its Affiliates shall not Beneficially Own Newco Voting Securities representing more than 57% of all Newco Voting Securities outstanding on a fully diluted basis, except pursuant to an Extraordinary Transaction approved by a majority of the Independent Directors and pursuant to which all outstanding Newco Voting Securities are acquired at the same price and other terms and pursuant to procedures (including applicable disclosures) in compliance with the 1934 Act.

                 (c) After the Standstill Period, during the Required Period, the Shareholder and its Affiliates shall not effect any acquisitions of Newco Voting Securities over any 90-day period representing more than 5% of the outstanding Newco Voting Securities on a fully diluted basis unless the Shareholder shall have announced its intention to effect such acquisitions at least two days prior to the commencement of such 90-day period and reports the result of such acquisitions promptly following such 90-day period.

                 (d) After the Standstill Period, during the Required Period, the Shareholder and its Affiliates shall not effect any acquisitions of Newco Voting Securities over any 90-day period representing more than 15% of the outstanding Newco Voting Securities on a fully diluted basis except pursuant to a tender offer for all Newco Voting Securities (subject to proration) made in compliance with the 1933 Act and the 1934 Act.

                 (e) After the Standstill Period, during the Required Period, the Shareholder and its Affiliates shall not effect any Transfer of Newco Voting Securities representing more than 50% of the outstanding Newco Voting Securities other than to a Controlled Affiliate of Shareholder or pursuant to a public offering without offering all other holders of Newco Voting Securities the opportunity to participate on a pro rata basis on the same terms and conditions.

                 SECTION 2.4 Organizational Documents. Newco's organizational documents shall contain as much of the terms contemplated hereby as is customary and appropriate under German law and shall provide for additional matters requiring shareholder approval or Supervisory Board approval (including supermajority approvals), as is customary for large German public companies.

                                   ARTICLE 3.

                           STATUS; INFORMATION RIGHTS

                 SECTION 3.1. Operating Statements; Public Newco Status. (a) During the Required Period, Newco shall:

                          (i) use best efforts to maintain the effectiveness of
                 the ADR Facility as available immediately following the Reorganization (or similar facility) and to assure that Newco Ordinary Shares and/or the ADRs are listed on the Exchange;

                         (ii) file all reports required by the Exchange, the
                 1933 Act, the 1934 Act and all applicable state and federal securities laws (collectively, the "Securities
                 Filings"); and

                        (iii) prepare all financial statements required for any
                 Securities Filings in accordance with US GAAP and, on an annual basis, prepare audited consolidated financial statements including, without limitation, a balance sheet, a statement of income and retained earnings, and a statement of changes in financial position and all appropriate notes, all in accordance with US GAAP.

                                   ARTICLE 4.

                                  MISCELLANEOUS

                 SECTION 4.1. Enforcement. The Pooling Agreement shall be made for the benefit of, and shall be enforceable by, any holder of Newco Ordinary Shares (including Beneficial Owners of such securities and including holders of ADRs) and by the Independent Directors as the agents thereof.

                 SECTION 4.2. Other. Insurance and indemnity provisions for Directors to be agreed.

                                                           Exhibit E

                                                                      FINAL COPY




                             CONTRIBUTION AGREEMENT

                                  BY AND AMONG

                                  FRESENIUS AG,

                               STERIL PHARMA GMBH

                                       AND

                             W. R. GRACE & CO.-CONN.

                             DATED FEBRUARY 4, 1996

                                TABLE OF CONTENTS

                                                                                                        PAGE
                                                                                                        ----
I.           Definitions.........................................................................        2

                    1.01     General.............................................................        2

II.          Certain Transactions Prior to the
               Contribution Date.................................................................        6

                    2.01     Certain Transfers...................................................        6
                    2.02     Termination of Agreements...........................................        7
                    2.03     Other Agreements....................................................        7

III.         [Intentionally Omitted].............................................................        7

IV.          Survival and Indemnification........................................................        8

                    4.01     Survival of Agreements..............................................        8
                    4.02     Indemnification.....................................................        8
                    4.03     Procedures for Indemnification for
                               Third-Party Claims................................................        8
                    4.04     Remedies Cumulative.................................................       10

V.           Certain Additional Covenants........................................................       10

                    5.01     Notices to Third Parties............................................       10
                    5.02     Licenses and Permits................................................       10
                    5.03     Intercompany Agreements.............................................       10
                    5.04     Guarantee Obligations...............................................       11
                    5.05     Further Assurances..................................................       11

VI.          Access to Information...............................................................       12

                    6.01     Provision of Corporate Records......................................       12
                    6.02     Access to Information...............................................       12
                    6.03     Production of Witnesses.............................................       14
                    6.04     Retention of Records................................................       14
                    6.05     Confidentiality.....................................................       14
                    6.06     Cooperation with Respect to
                               Government Reports and Filings....................................       15

VII.         No Representations or Warranties....................................................       15

                    7.01     No Representations or Warranties....................................       15

                                                                                                        PAGE
                                                                                                        ----
 VIII.       Miscellaneous.......................................................................       16

                    8.01     Use of Fresenius AG Name and Mark...................................       16
                    8.02     Complete Agreement..................................................       16
                    8.03     Expenses............................................................       16
                    8.04     Jurisdiction and Forum..............................................       16
                    8.05     Notices.............................................................       17
                    8.06     Amendment and Modification..........................................       18
                    8.07     Successors and Assigns; No Third-Party
                               Beneficiaries.....................................................       18
                    8.08     Counterparts........................................................       18
                    8.09     Interpretation......................................................       18
                    8.10     Severability........................................................       18
                    8.11     References; Construction............................................       18

SIGNATURES ......................................................................................       19

EXHIBIT A             Tax Indemnification Agreement
EXHIBIT B             Terms of Lease
EXHIBIT C             Terms of License

                             CONTRIBUTION AGREEMENT

                  This CONTRIBUTION AGREEMENT (this "Agreement"), dated February 4, 1996, by and between Fresenius AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany ("Fresenius AG"), Steril Pharma GmbH, a wholly owned Gesellschaft mit beschrankter Haftung of Fresenius AG ("GmbH" or "SP"), and W. R. Grace & Co.-Conn., a Connecticut corporation ("Grace-Conn.").

                              W I T N E S S E T H:

                  A. The Reorganization Agreement. Simultaneously herewith, Grace and Fresenius AG are entering into an Agreement and Plan of Reorganization (the "Reorganization Agreement") and, prior to the Effective Time, intend to consummate the transactions contemplated hereby.

                  B. The Contribution. Prior to the Effective Time, Fresenius AG intends to contribute its worldwide dialysis business to SP, as provided herein, and to retain and lease to Newco certain real property and buildings in the Federal Republic of Germany pursuant to a lease consistent with the terms set forth in Exhibit B hereto and to retain and license to Newco its name and certain derived marks pursuant to a license consistent with the terms set forth in Exhibit C hereto.

                  C. Newco. In connection with the Contribution, Fresenius AG intends that SP shall convert to an Aktiengesellschaft, pursuant to German law, and to become "Newco," consistent with the terms of the Reorganization Agreement.

                  D. The Distribution. Immediately prior to the Effective Time, Grace intends to transfer to (or retain in) Grace-Conn. all non-healthcare assets and liabilities, its interests in the Amicon bioseparations business and GN Holdings, Inc. and certain other assets, as contemplated by this Agreement, and to effect a distribution to its common shareholders of all of its equity interest in Grace-Conn.

                  E. The Recapitalization. Following the Distribution and immediately prior to the Effective Time, Grace intends to consummate the Recapitalization in which each holder of a Grace Common Share shall hold, immediately thereafter, a Grace Common Share and one one-hundredth of a NY Preferred Share.

                  F. The Mergers. At the Effective Time, the parties intend to effect a merger of a wholly owned New York corporate subsidiary of Newco with and into Grace, with Grace being the surviving corporation. Also at the Effective Time, the parties intend to effect a merger of a wholly owned Massachusetts corporate subsidiary of Newco with and into Fresenius USA, with Fresenius USA being the surviving corporation.

                  G. Financing. It is the intention of the parties hereto that, prior to the Distribution: (i) Grace and Grace-Conn. shall use reasonable efforts to cause NMC to arrange new credit facilities so that the transactions contemplated by the Transaction Agreements may be consummated; (ii) Fresenius AG shall use reasonable efforts to arrange new credit facilities for the FWD Business so that the transactions contemplated by the Transaction Agreements may be consummated; and (iii) the parties shall cooperate with one another with respect to the foregoing.

                  H. Intention of the Parties. It is the intention of the parties to the Reorganization Agreement that for United States federal income tax purposes (a) the Distribution shall qualify as a tax-free distribution under the Code, (b) each of the Mergers shall qualify as a "reorganization" under the Code, (c) the Contribution shall qualify as a tax-free exchange under the Code and (d) the Recapitalization shall be tax-free to Grace under the Code.

                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 GENERAL. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  Affiliate: with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that for purposes of this Agreement, no member of either Group shall be deemed to be an Affiliate of any member of the other Group.

                  Agreement:  as defined in the preamble to this Agreement.

                  Asset: any and all assets and properties, tangible or intangible, including, without limitation, the following: (i) cash, notes and accounts and notes receivable (whether current or non-current); (ii) certificates of deposit, banker's acceptances, stock, debentures, evidences of indebtedness, certificates of interest or participation in profit-sharing agreements, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, fractional undivided interests in oil, gas or other mineral rights, puts, calls, straddles, options and other securities of any kind; (iii) intangible property rights, inventions, discoveries, know-how, patents and patent applications, trade secrets, confidential information, registered and unregistered trademarks, service marks, service names, trade styles and trade names and associated goodwill; statutory, common law and registered copyrights; applications for any of the foregoing, rights to use the foregoing and other rights in, to and under the foregoing; (iv) rights under leases, contracts, licenses, permits, distribution arrangements, sales and purchase agreements, other agreements and business arrangements; (v) real estate and buildings and other improvements thereon; (vi) leasehold improvements, fixtures, trade fixtures, machinery, equipment (including transportation and office equipment), tools, dies and furniture; (vii) office supplies, production supplies, spare parts, other miscellaneous supplies and other tangible property of any kind;
(viii) computer
equipment and software; (ix) raw materials, work-in-process, finished goods, consigned goods and other inventories; (x) prepayments or prepaid expenses; (xi) claims, causes of action, choses in action, rights under express or implied warranties, rights of recovery and rights of set-off of any kind; (xii) the right to receive mail, payments on accounts receivable and other communications;
(xiii) lists of customers, records pertaining to customers and accounts, personnel records, lists and records pertaining to customers, suppliers and agents, and books, ledgers, files and business records of every kind; (xiv) advertising materials and other printed or written materials; (xv) goodwill as a going concern and other intangible properties; (xvi) employee contracts, including any rights thereunder to restrict an employee from competing in certain respects; and (xvii) licenses and authorizations issued by any governmental authority.

                  Business:  the Fresenius AG Business or the FWD Business.

                  Contribution:  as defined in the Reorganization Agreement.

                  Contribution Date: the date on which the Effective Time occurs.

                  CTC-DE:  as defined in Section 8.04(b) of this Agreement.

                  CTC-NY:  as defined in Section 8.04(b) of this Agreement.

                  Debt:  as defined in the Reorganization Agreement.

                  Effective Time:  as defined in the recitals to this Agreement.

                  Foreign Exchange Rate: with respect to any currency other than United States dollars as of any date, the rate on such date at which such currency may be exchanged for United States dollars as quoted in The Wall Street Journal.

                  Fresenius AG:  as defined in the preamble to this Agreement.

                  Fresenius AG Assets: all Assets owned by any member of the Fresenius AG Group immediately prior to the Contribution Date, other than FWD Business Assets and other than any stock or assets of Fresenius USA.

                  Fresenius AG Business: all of the business and operations conducted at any time, whether prior to, on or after the Contribution Date, by any member of the Fresenius AG Group, other than the FWD Business.

                  Fresenius AG Group: Fresenius AG and the Fresenius AG Subsidiaries, other than any member of the FWD Business Group.

                  Fresenius AG Indemnitees: Fresenius AG, each Affiliate of Fresenius AG and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

                  Fresenius AG Subsidiaries: all direct and indirect Subsidiaries of Fresenius AG, other than FWD Business Subsidiaries and other than Fresenius USA and its

Subsidiaries; provided, however, that for purposes of this Agreement, GmbH and the FWD Business Subsidiaries shall not be deemed to be Subsidiaries of Fresenius AG.

                  Fresenius Tax Indemnification Agreement: a tax sharing agreement between Fresenius AG and GmbH substantially in the form attached hereto as Exhibit B, with such changes as may be mutually satisfactory to Fresenius AG, GmbH, and Grace-Conn.

                  Fresenius USA:  Fresenius USA, Inc., a Massachusetts
Corporation.

                  Fresenius USA Merger: as defined in the Reorganization Agreement.

                  FWD Business: as defined in the Reorganization Agreement, but including all business and operations of Fresenius USA.

                  FWD Business Assets: as defined in the Reorganization Agreement, but including all Assets of Fresenius USA.

                  FWD Business Group:  GmbH and each other FWD Business
Subsidiary.

                  FWD Business Indemnitees: Grace-Conn., Newco, GmbH, each Affiliate of GmbH and each of their respective Representatives and each of the heirs, executors, successors and assigns of any of the foregoing.

                  FWD Business Subsidiary: (i) all FWD Business Subsidiaries (as defined in the Reorganization Agreement), (ii) Fresenius USA and (iii) all corporations, partnerships or other business entities in which any member of the FWD Business Group has owned or will own any equity interest or other investment and which predominantly relates to the FWD Business.

                  FWD Indemnitor:  as defined in Section 2.01 of this Agreement.

                  GmbH:  as defined in the preamble to this Agreement.

                  G-GmbH:  as defined in Section 2.01 of this Agreement.

                  Grace:  as defined in the Reorganization Agreement.

                  Grace-Conn.:  as defined in the preamble to this Agreement.

                  Group:  the Fresenius AG Group or the FWD Business Group.

                  Indemnifiable Losses: all losses, Liabilities, damages, claims, demands, judgments or settlements of any nature or kind, known or unknown, fixed, accrued, absolute or contingent, liquidated or unliquidated, including all reasonable costs and expenses (legal, accounting or otherwise as such costs are incurred) relating thereto, suffered (and not actually reimbursed by insurance proceeds) by an Indemnitee, including any reasonable costs or expenses of enforcing any indemnity hereunder.

                  Indemnifying Party: a Person who or which is obligated under this Agreement to provide indemnification.

                  Indemnitee: a Person who or which may seek indemnification under this Agreement.

                  Indemnity Payment: an amount that an Indemnifying Party is required to pay to or in respect of an Indemnitee pursuant to Article IV.

                  Information: all records, books, contracts, instruments, computer data and other data and information.

                  Liabilities: all debts, liabilities and obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and whether or not the same would properly be reflected on a balance sheet.

                  Litigation Matters: actual, threatened or future litigations, investigations, claims or other legal matters that have been or may be asserted against, or otherwise adversely affect, Fresenius AG and/or GmbH (or members of either Group).

                  NMC: National Medical Care, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Grace.

                  Newco:  as defined in the Reorganization Agreement.

                  NY Preferred Registration Statement: as defined in the Reorganization Agreement.

                  Other Agreements: an employee benefits agreement, restructuring agreements, an insurance procedures agreement, a lease consistent with the terms set forth in Exhibit B hereto, a license consistent with the terms set forth in Exhibit C hereto, the Fresenius Tax Indemnification Agreement and the other agreements entered into or to be entered into in connection with the Contribution referred to in any of the foregoing as contemplated by Section 2.03.

                  Person: an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or any department or agency thereof.

                  Privileged Information: with respect to either Group, Information regarding a member of such Group, or any of its operations, Assets or Liabilities (whether in documents or stored in any other form or known to employees or agents) that is or may be protected from disclosure pursuant to the attorney-client privilege, the work product doctrine or other applicable privileges, that a member of the other Group may come into possession of or obtain access to pursuant to this Agreement or otherwise.

                  Recapitalization:  as defined in the Reorganization Agreement.

                  Registration Statement: a registration statement to effect the registration of the Newco capital stock (or depositary receipts therefor) to be issued pursuant to the Reorganization Agreement under the Securities Act.

                  Reorganization Agreement: as defined in the recitals to this Agreement.

                  Representative: with respect to any Person, any of such Person's directors, officers, employees, agents, consultants, advisors, accountants, attorneys and representatives.

                  Securities Act: the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  SP:  as defined in the preamble to this Agreement.

                  Subsidiary: with respect to any specified Person, (i) any corporation or other legal entity of which such Person or any of its subsidiaries controls or owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of members to the board of directors or similar governing body, and (ii) any corporation, partnership or other business entity, in which such person has owned or shall own any equity interest or other investment and which predominantly relates to the business and operations conducted by such person's Group.

                  Tax:  as defined in the Fresenius Tax Indemnification
Agreement.

                  Third-Party Claim: any claim, suit, derivative suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal asserted by a Person who or which is neither a party hereto nor an Affiliate of a party hereto.


                                   ARTICLE II

               CERTAIN TRANSACTIONS PRIOR TO THE CONTRIBUTION DATE

                  SECTION 2.01 CERTAIN TRANSFERS. As promptly as practicable following the date hereof (and in any event prior to the Contribution Date), Fresenius AG shall contribute the FWD Business and all FWD Business Assets to Newco. In furtherance of the foregoing:

                  (a) Fresenius AG shall identify all existing Subsidiaries engaged solely in the FWD Business and contribute the capital stock of such Subsidiaries to SP.

                  (b) Fresenius AG shall identify all German FWD Business Assets (other than any capital stock, which is to be contributed pursuant to (a) above) and shall contribute such assets to a newly formed GmbH ("G-GmbH").

                  (c) Fresenius AG shall contribute all capital stock of G-GmbH to SP.

                  (d) Fresenius AG shall use reasonable best efforts to cause each remaining Subsidiary which conducts part of the FWD Business to divest itself of all Assets which are not FWD Business Assets; and, immediately thereafter, Fresenius AG shall contribute the capital stock of each such Subsidiary to SP; provided, however, that in no event shall Fresenius AG take any action which causes any representation set forth in the Fresenius AG Tax Matters Certificate to be untrue.

                  (e) To the extent that any FWD Business Assets remain in Fresenius AG Subsidiaries other than SP (or its direct Subsidiaries) and G-GmbH, Fresenius AG shall cause each such Subsidiary to divest itself of such FWD Business Assets and then shall cause such FWD Business Assets to be contributed to other Subsidiaries, which may be newly formed, and shall then contribute all of the capital stock of such Subsidiaries to SP.

                  (f) Fresenius AG shall contribute all capital stock of Fresenius USA held by it to SP.

                  (g) The Subsidiaries contributed to SP shall collectively be "FWD Indemnitor," on a joint and several basis, and none of such Subsidiaries shall be a direct or indirect parent of Grace.

                  (h) Fresenius AG shall undertake such transactions as may be necessary for SP to become Newco, consistent with the terms of the Reorganization Agreement.

                  (i) The foregoing shall be effectuated pursuant to transfer documents and agreements acceptable to Grace-Conn.

                  SECTION 2.02 TERMINATION OF AGREEMENTS. Except as agreed by Grace in writing prior to the Contribution Date, Fresenius AG shall terminate all agreements between any member of the Fresenius AG Group and any member of the FWD Business Group except as specifically provided herein or in the Other Agreements.

                  SECTION 2.03 OTHER AGREEMENTS. Each of Fresenius AG and GmbH shall enter into, or cause the appropriate members of the Group of which it is a member, to enter into, the Tax Indemnification Agreement and Other Agreements as may be advisable in connection with the Distribution including, without limitation, agreements with respect to employee benefits, restructuring, insurance procedures and other matters, all such other agreements to be on terms acceptable to Grace-Conn. prior to the Distribution Date.


                                   ARTICLE III

                            [Intentionally Omitted.]

                                   ARTICLE IV

                          SURVIVAL AND INDEMNIFICATION

                  SECTION 4.01 SURVIVAL OF AGREEMENTS. All covenants and agreements of the parties hereto contained in this Agreement shall survive the Contribution Date.

                  SECTION 4.02 INDEMNIFICATION. (a) Except as specifically otherwise provided in the Other Agreements, FWD Indemnitor shall indemnify, defend and hold harmless the Fresenius AG Indemnitees from and against (1) all Indemnifiable Losses arising from or relating to the FWD Business or the FWD Business Assets, whether such Indemnifiable Losses relate to events, occurrences or circumstances occurring or existing, or whether such Indemnifiable Losses are asserted, before or after the Contribution Date; and (2) all Indemnifiable Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact required to be stated, in the Registration Statement, NY Preferred Registration Statement or the Proxy Statement supplied by Grace or its subsidiaries or any preliminary or final form thereof or any amendment thereto, or necessary to make the statements therein not misleading.

                  (b) Except as specifically otherwise provided in the Other Agreements, Fresenius AG shall indemnify, defend and hold harmless the FWD Business Indemnitees from and against (1) all Indemnifiable Losses of or relating to the Fresenius AG Group (including, without limitation, relating to Fresenius USA or its shareholders or the Fresenius AG Business), whether such Indemnifiable Losses relate to events, occurrences or circumstances occurring or existing, or whether such Indemnifiable Losses are asserted, before or after the Contribution Date, other than those Indemnifiable Losses arising from the FWD Business; (2) all Indemnifiable Losses arising from or relating to all litigation brought by Fresenius USA shareholders acting in such capacity relating to the Reorganization; and (3) all Indemnifiable Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission to state a material fact required to be stated, in the Registration Statement, NY Preferred Registration Statement or the Proxy Statement or any preliminary or final form thereof or any amendment thereto, or necessary to make the statements therein not misleading, except that such indemnifications shall not apply to any Indemnifiable Losses that arise out of or are based upon any statement or omission, or alleged statement or omission, in any portion of the Registration Statement, NY Preferred Registration Statement or the Proxy Statement, or any preliminary or final form thereof or any amendment thereto, supplied by Grace or its Subsidiaries.

                  (c) Notwithstanding anything to the contrary set forth herein, indemnification relating to any arrangements between any member of the Fresenius AG Group and any member of the FWD Business Group for the provision after the Contribution of goods and services in the ordinary course shall be governed by the terms of such arrangements and not by this Section 4.02.

                  SECTION 4.03 PROCEDURES FOR INDEMNIFICATION FOR THIRD-PARTY CLAIMS. (a) GmbH shall, and shall cause the other FWD Business Indemnitees to, notify Fresenius AG in writing promptly after learning of any Third-Party Claim for which any FWD Business Indemnitee intends to seek indemnification from Fresenius AG under this Agreement. Fresenius AG shall, and shall cause the other Fresenius AG Indemnitees to, notify GmbH in writing promptly after learning of any Third-Party Claim for which any Fresenius AG Indemnitee intends to seek indemnification from FWD Indemnitor under this Agreement. The failure of any Indemnitee to give such notice shall not relieve any Indemnifying Party of its obligations under this Article except to the extent that such Indemnifying Party or its Affiliate is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail considering the information provided to the Indemnitee.

                  (b) Except as otherwise provided in subsection (c) of this
Section 4.03, an Indemnifying Party may, by notice to the Indemnitee and to FWD Indemnitor, if Fresenius AG is the Indemnifying Party, or to the indemnitees and Fresenius AG, if FWD Indemnitor is the Indemnifying Party, at any time after receipt by such Indemnifying Party of such Indemnitee's notice of a Third-Party Claim, undertake (itself or through another member of the Group of which the Indemnifying Party is a member) the defense or settlement of such Third-Party Claim. If an Indemnifying Party undertakes the defense of any Third-Party Claim, such Indemnifying Party shall thereby admit its obligation to indemnify the Indemnitee against such Third-Party Claim, and such Indemnifying Party shall control the investigation and defense or settlement thereof, and the Indemnitee may not settle or compromise such Third-Party Claim, except that such Indemnifying Party shall not require any Indemnitee, without its prior written consent, to take or refrain from taking any action in connection with such Third-Party Claim, or make any public statement, which such Indemnitee reasonably considers to be against its interests, nor shall the Indemnifying Party, without the prior written consent of the Indemnitee and of FWD Indemnitor, if the Indemnitee is a FWD Business Indemnitee, or of the Indemnitee and of Fresenius AG, if the Indemnitee is a Fresenius AG Indemnitee, consent to any settlement that does not include as a part thereof an unconditional release of the Indemnitees from liability with respect to such Third-Party Claim or that requires the Indemnitee or any of its Representatives or Affiliates to make any payment that is not fully indemnified under this Agreement or to submit to any non-monetary remedy; and subject to the Indemnifying Party's control rights, as specified herein, the Indemnitees may participate in such investigation and defense, at their own expense. Following the provision of notice to the Indemnifying Party, until such time as an Indemnifying Party has undertaken the defense of any Third-Party Claim, as provided herein, such Indemnified Party shall control the investigation and defense or settlement thereof, without prejudice to its right to seek indemnification hereunder.

                  (c) If an Indemnitee reasonably determines that there may be legal defenses available to it that are different from or in addition to those available to its Indemnifying Party which make it inappropriate for the Indemnifying Party to undertake the defense or settlement thereof, then such Indemnifying Party shall not be entitled to assume undertake the defense or settlement of such Third-Party Claim; and counsel for the Indemnifying Party shall be entitled to conduct the defense of such Indemnifying Party and counsel for the Indemnitee shall be entitled to conduct the defense of such Indemnitee, it being understood that both such counsel shall cooperate with each other to conduct the defense or settlement of such action as efficiently as possible.

                  (d) In no event shall an Indemnifying Party be liable for the fees and expenses of more than one counsel for all Indemnitees in connection with any one action, or separate but similar or related actions, in the same jurisdiction arising out of the same general allegations or circumstances.

                  (e) FWD Indemnitor shall, and shall cause the other FWD Business Indemnitees to, and Fresenius AG shall, and shall cause the other Fresenius AG Indemnitees to, make available to each other, their counsel and other Representatives, all information and documents reasonably available to them which relate to any Third-Party Claim, and otherwise cooperate as may reasonably be required in connection with the investigation, defense and settlement thereof. Any joint defense agreement entered into by Fresenius AG or FWD Indemnitor with any third party relating to any Third-Party Claim shall provide that Fresenius AG or FWD Indemnitor may, if requested, provide information obtained through any such agreement to the Fresenius AG Indemnitees or the FWD Business Indemnitees.

                  SECTION 4.04 REMEDIES CUMULATIVE. The remedies provided in this Article IV shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any other remedies against any Indemnifying Party. However, the procedures set forth in Section 4.03 shall be the exclusive procedures governing any indemnity action brought under this Agreement or otherwise and relating to a Third-Party Claim, except as otherwise specifically provided in any of the Other Agreements.


                                    ARTICLE V

                          CERTAIN ADDITIONAL COVENANTS

                  SECTION 5.01 NOTICES TO THIRD PARTIES. In addition to the actions described in Section 5.02, the members of the Fresenius AG Group and the members of the FWD Business Group shall cooperate to make all other filings and give notice to and obtain consents from all third parties that may reasonably be required to consummate the transactions contemplated by this Agreement and the Other Agreements.

                  SECTION 5.02 LICENSES AND PERMITS. Each party hereto shall cause the appropriate members of its Group to prepare and file with the appropriate licensing and permitting authorities applications for the transfer or issuance as may be necessary or advisable in connection with the Contribution to its Group of all material governmental licenses and permits required for the members of its Group to operate its Business after the Contribution. The members of the Fresenius AG Group and the members of the FWD Business Group shall cooperate and use all reasonable efforts to secure the transfer or issuance of the licenses and permits.

                  SECTION 5.03 INTERCOMPANY AGREEMENTS. All contracts, licenses, agreements, commitments or other arrangements, formal or informal, between any member of the Fresenius AG Group, on the one hand, and any member of the FWD Business Group (or any unit of the FWD Business), on the other hand, in existence as of the Contribution Date, pursuant to which any member of either Group provides to any member of the other Group services (including, without limitation, management, administrative, legal, financial, accounting, data processing, insurance, or technical support), or the use of any Assets of any member of the other Group, or the secondment of any employee, or pursuant to which rights, privileges or benefits are afforded to members of either Group as Affiliates of the other Group, shall terminate as of the close of business on the day prior to the Contribution Date, except as specifically provided herein or in the Other Agreements. From and after the Contribution Date, no member of either Group shall have any rights under any such contract, license, agreement, commitment or arrangement with any member of the other Group, except as specifically provided herein or in the Other Agreements.

                  SECTION 5.04 GUARANTEE OBLIGATIONS. (a) Fresenius AG and FWD Indemnitor shall cooperate, and shall cause their respective Groups to cooperate, to terminate, or to cause a member of the FWD Business Group to be substituted in all respects for any member of the Fresenius AG Group in respect of, all obligations of any member of the Fresenius AG Group under any loan, financing, lease, contract, or other obligation in existence as of the Contribution Date pertaining to the FWD Business for which such member of the Fresenius AG Group may be liable, as guarantor, original tenant, primary obligor or otherwise. If such a termination or substitution is not effected by the Contribution Date, (1) FWD Indemnitor shall indemnify and hold harmless the Fresenius AG Indemnitees for any Indemnifiable Loss arising from or relating thereto, and (2) without the prior written consent of the Chief Financial Officer, Treasurer or any Assistant Treasurer of Fresenius AG, from and after the Contribution Date, FWD Indemnitor shall not, and shall not permit any member of the FWD Business Group or any of its Affiliates to, renew or extend the term of, increase its obligations under, or transfer to a third party, any loan, lease, contract or other obligation for which any member of the Fresenius AG Group is or may be liable unless all obligations of the Fresenius AG Group with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to the Chief Financial Officer, Treasurer or any Assistant Treasurer of Fresenius AG.

                  (b) Fresenius AG and FWD Indemnitor shall cooperate, and shall cause their respective Groups to cooperate, to terminate, or to cause a member of the Fresenius AG Group to be substituted in all respects for any member of the FWD Business Group in respect of, all obligations of any member of the FWD Business Group under any loan, financing, lease, contract or other obligation in existence as of the Contribution Date pertaining to the Fresenius AG Business for which such member of the FWD Business Group may be liable, as guarantor, original tenant, primary obligor or otherwise. If such a termination or substitution is not effected by the Contribution Date, (1) Fresenius AG shall indemnify and hold harmless the FWD Business Indemnitees for any Indemnifiable Loss arising from or relating thereto, and (2) without the prior written consent of the Chief Financial Officer, Treasurer or any Assistant Treasurer of FWD Indemnitor, from and after the Contribution Date, Fresenius AG shall not, and shall not permit any member of the Fresenius AG Group to, renew or extend the term of, increase its obligations under, or transfer to a third party, any loan, lease, contract or other obligation for which any member of the FWD Business Group is or may be liable unless all obligations of the FWD Business Group with respect thereto are thereupon terminated by documentation reasonably satisfactory in form and substance to the Chief Financial Officer, Treasurer or any Assistant Treasurer of FWD Indemnitor.

                  SECTION 5.05 FURTHER ASSURANCES. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement including, without limitation, the Asset transfers and debt and cash balances of the other party contemplated thereby following the Contribution. Without limiting the foregoing, each party hereto shall cooperate with the other party, and execute and deliver, or use reasonable efforts to cause to be executed and delivered, all instruments, and to make all filings with, and to obtain all consents, approvals or authorizations of, any governmental or regulatory authority or any other Person under any permit, license, agreement, indenture or other instrument, and take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the Other Agreements, in order to effectuate the provisions and purposes of this Agreement. Without limiting the foregoing the parties will as promptly as practicable (and in the case of this Agreement and the Reorganization Agreement within one week after the signing hereof in Germany or Switzerland) apply for any notarial or similar registrations with respect to the transactions contemplated hereby in foreign jurisdictions.


                                   ARTICLE VI

                              ACCESS TO INFORMATION

                  SECTION 6.01 PROVISION OF CORPORATE RECORDS. Prior to or as promptly as practicable after the Contribution Date, Fresenius AG shall deliver to GmbH all corporate books and records of the FWD Business Group in its possession and copies of the relevant portions of all corporate books and records of the Fresenius AG Group relating directly and primarily to the FWD Business Assets, the FWD Business, or the Liabilities of the FWD Business Group, including, in each case, all active agreements, active litigation files and government filings. From and after the Contribution Date, all such books, records and copies shall be the property of GmbH. Prior to or as promptly as practicable after the Contribution Date, GmbH shall deliver to Fresenius AG all corporate books and records of the Fresenius AG Group in its possession and copies of the relevant portions of all corporate books and records of the Fresenius AG Group relating directly and primarily to the Fresenius AG Assets, the Fresenius AG Business, or the Liabilities of the Fresenius AG Group, including, in each case, all active agreements, active litigation files and government filings. From and after the Contribution Date, all such books, records and copies shall be the property of Fresenius AG.

                  SECTION 6.02 ACCESS TO INFORMATION. From and after the Contribution Date, each of Fresenius AG and GmbH shall afford to the other and to the other's Representatives reasonable access and duplicating rights during normal business hours to all Information within the possession or control of such party's Group relating to the other party's Group's pre-Contribution business, Assets or Liabilities or relating to or arising in connection with the relationship between the Groups on or prior to the Contribution Date, insofar as such access is reasonably required for a reasonable purpose, subject to the provisions below regarding Privileged Information. Without limiting the foregoing, Information may be requested under this Section 6.02 for audit, accounting, claims, litigation and Tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

                  In furtherance of the foregoing:

                  (a) Each party hereto acknowledges that: (1) Each of Fresenius AG and GmbH (and the members of the Fresenius AG Group and the FWD Business Group, respectively) has or may obtain Privileged Information;
         (2) there are a number of Litigation Matters affecting each or both of Fresenius AG and GmbH; (3) both Fresenius AG and GmbH have a common legal interest in Litigation Matters, in the Privileged Information, and in the preservation of the confidential status of the Privileged Information, in each case relating to pre-Contribution business of the Fresenius AG Group or the FWD Business Group or relating to or arising in connection with the relationship between the Groups on or prior to the Contribution Date; and (4) both Fresenius AG and GmbH intend that the transactions contemplated hereby and by the Reorganization Agreement and the Other Agreements and any transfer of Privileged Information in connection therewith shall not operate as a waiver of any potentially applicable privilege.

                  (b) Each of Fresenius AG and GmbH agrees, on behalf of itself and each member of the Group of which it is a member, not to disclose or otherwise waive any privilege attaching to any Privileged Information relating to pre-Contribution business of the FWD Business Group or the Fresenius AG Group, respectively, or relating to or arising in connection with the relationship between the Groups on or prior to the Contribution Date, without providing prompt written notice to and obtaining the prior written consent of the other, which consent shall not be unreasonably withheld and shall not be withheld if the other party certifies that such disclosure is to be made in response to a likely threat of suspension or debarment or similar action; provided, however, that Fresenius AG and GmbH may make such disclosure or waiver with respect to Privileged Information if such Privileged Information relates solely to the pre-Contribution business of the Fresenius AG Group in the case of Fresenius AG or the FWD Business Group in the case of GmbH. In the event of a disagreement between any member of the Fresenius AG Group and any member of the FWD Business Group concerning the reasonableness of withholding such consent, no disclosure shall be made prior to a resolution of such disagreement by a court of competent jurisdiction.

                  (c) Upon any member of the Fresenius AG Group or any member of the FWD Business Group receiving any subpoena or other compulsory disclosure notice from a court, other governmental agency or otherwise which requests disclosure of Privileged Information, in each case relating to pre-Contribution business of the FWD Business Group or the Fresenius AG Group, respectively, or relating to or arising in connection with the relationship between the Groups on or prior to the Contribution Date, the recipient of the notice shall promptly provide to the other Group (following the notice provisions set forth herein) a copy of such notice, the intended response, and all materials or information relating to the other Group that might be disclosed. In the event of a disagreement as to the intended response or disclosure, unless and until the disagreement is resolved as provided in subsection
         (b), the parties shall cooperate to assert all defenses to disclosure claimed by either party's Group, and shall not disclose any disputed documents or information until all legal defenses and claims of privilege have been finally determined.

                  SECTION 6.03 PRODUCTION OF WITNESSES. Subject to Section 6.02, after the Contribution Date, each of Fresenius AG and GmbH shall, and shall cause each member of the Fresenius AG Group and the FWD Business Group, respectively, to, make available to Fresenius AG or GmbH or any member of the Fresenius AG Group or of the FWD Business Group, as the case may be, upon written request, such Group's directors, officers, employees and agents as witnesses to the extent that any such Person may reasonably be required in connection with any Litigation Matters, administrative or other proceedings in which the requesting party may from time to time be involved and relating to pre-Contribution business of the Fresenius AG Group or the FWD Business Group or relating to or in connection with the relationship between the Groups on or prior to the Contribution Date.

                  SECTION 6.04 RETENTION OF RECORDS. Except as otherwise agreed in writing, or as otherwise provided in the Other Agreements, each of Fresenius AG and GmbH shall, and shall cause the members of the Group of which it is a member to, retain all Information in such party's Group's possession or under its control relating directly and primarily to the pre-Contribution business, Assets or Liabilities of the other party's Group that is less than ten years old until such Information is at least ten years old except that if, prior to the expiration of such period, any member of either party's Group wishes to destroy or dispose of any such Information that is at least three years old, prior to destroying or disposing of any of such Information, (1) the party whose Group is proposing to dispose of or destroy any such Information shall provide no less than 30-days' prior written notice to the other party, specifying the Information proposed to be destroyed or disposed of, and (2) if, prior to the scheduled date for such destruction or disposal, the other party requests in writing that any of the Information proposed to be destroyed or disposed of be delivered to such other party, the party whose Group is proposing to dispose of or destroy such Information promptly shall arrange for the delivery of the requested Information to a location specified by, and at the expense of, the requesting party.

                  SECTION 6.05 CONFIDENTIALITY. Subject to Section 6.02, which shall govern Privileged Information, from and after the Contribution Date, each of Fresenius AG and GmbH shall hold, and shall use its reasonable efforts to cause its Affiliates and Representatives to hold, in strict confidence all Information concerning the other party's Group obtained by it prior to the Contribution Date or furnished to it by such other party's Group pursuant to this Agreement or the Other Agreements and shall not release or disclose such Information to any other Person, except its Affiliates and Representatives, who shall be bound by the provisions of this Section 6.05, and each party shall be responsible for a breach by any of its Affiliates or Representatives; provided, however, that any member of the Fresenius AG Group or the FWD Business Group may disclose such Information to the extent that (a) disclosure is compelled by judicial or administrative process or, in the opinion of such Person's counsel, by other requirements of law, or (b) such party can show that such Information was (1) available to such Person on a nonconfidential basis (other than from a member of the other party's Group) prior to its disclosure by the other party's Group, (2) in the public domain through no fault of such Person or (3) lawfully acquired by such Person from another source after the time that it was furnished to such Person by the other party's Group, and not acquired from such source subject to any confidentiality obligation on the part of such source, or on the part of the acquiror, known to the acquiror. Notwithstanding the foregoing, each of Fresenius AG and GmbH shall be deemed to have satisfied its obligations under this

Section 6.05 with respect to any Information (other than Privileged Information) if it exercises the same care with regard to such Information as it takes to preserve confidentiality for its own similar Information.

                  SECTION 6.06 COOPERATION WITH RESPECT TO GOVERNMENT REPORTS AND FILINGS. Fresenius AG, on behalf of itself and each member of the Fresenius AG Group, agrees to provide any member of the FWD Business Group, and GmbH, on behalf of itself and each member of the FWD Business Group, agrees to provide any member of the Fresenius AG Group, with such cooperation and Information as may be reasonably requested by the other in connection with the preparation or filing of any government report or other government filing contemplated by this Agreement or in conducting any other government proceeding relating to pre-Contribution business of the Fresenius AG Group or the FWD Business Group, Assets or Liabilities of either Group or relating to or in connection with the relationship between the Groups on or prior to the Contribution Date. Such cooperation and Information shall include, without limitation, promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any government authority which relate to the Fresenius AG Group, in the case of the FWD Business Group, or the FWD Business Group, in the case of the Fresenius AG Group. Each party shall make its employees and facilities available during normal business hours and on reasonable prior notice to provide explanation of any documents or Information provided hereunder.


                                   ARTICLE VII

                        NO REPRESENTATIONS OR WARRANTIES

                  SECTION 7.01 NO REPRESENTATIONS OR WARRANTIES. Fresenius AG acknowledges that, prior to the date of this Agreement, it has had primary responsibility for the operation and management of the FWD Business Assets. GmbH understands and agrees that no member of the Fresenius AG Group is, in this Agreement or in any other agreement or document, representing or warranting to GmbH or any member of the FWD Business Group in any way as to the FWD Business Assets, the FWD Business or the Liabilities of the FWD Business Group or as to any consents or approvals required in connection with the consummation of the transactions contemplated by this Agreement, it being agreed and understood that GmbH and each member of the FWD Business Group shall take all of the FWD Business Assets "as is, where is". GmbH and each member of the FWD Business Group shall bear the economic and legal risk that conveyances of the FWD Business Assets shall prove to be insufficient, that the title of any member of the FWD Business Group to any FWD Business Assets, shall be other than good and marketable and free from encumbrances or that results from the failure of GmbH or any member of the FWD Business Group to obtain any consents or approvals relating to the FWD Business required in connection with the consummation of the transactions contemplated by this Agreement. The foregoing shall be without prejudice to any rights under Section 4.02 or Section 5.05 of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01 USE OF FRESENIUS AG NAME AND MARK. Prior to the Contribution Date, Fresenius AG shall enter into a license agreement consistent with the terms set forth in Exhibit C hereto, providing for the use of certain of Fresenius AG's names and marks.

                  SECTION 8.02 COMPLETE AGREEMENT. This Agreement, the exhibits and schedules hereto and the agreements and other documents referred to herein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof (other than the Reorganization Agreement and the schedules and exhibits thereto) and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                  SECTION 8.03 EXPENSES. Fresenius AG shall bear all costs with respect to the transactions contemplated hereby and by the Other Agreements, except as otherwise specifically provided in the Reorganization Agreement and the Other Agreements.

                  SECTION 8.04 JURISDICTION AND FORUM. (a) The parties hereto agree that the appropriate forum for any disputes between any of the parties hereto arising out of this Agreement or the transactions contemplated hereby shall be any state or federal court in the State of New York or the State of Delaware provided that the foregoing shall not limit the rights of any person to obtain execution of judgment in any other jurisdiction. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and amount of such judgment.

                  (b) By the execution and delivery of this Agreement, each of the parties hereto (i) irrevocably designates and appoints The Corporation Trust Company ("CTC-NY") care of CT Corporation System, at 1633 Broadway, 23rd floor, in the City of New York, County of New York, State of New York, 10019, or The Corporation Trust Company ("CTC-DE") care of Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801, as its authorized agent upon which process may be served in any action or proceeding arising out of or relating to this Agreement, (ii) submits to the personal jurisdiction of any state or federal court in the State of New York or the State of Delaware in any such action or proceeding, and (iii) agrees that service of process upon CTC-NY or upon CTC-DE shall be deemed in every respect effective service of process upon such person in any such action or proceeding. Each of the parties hereto further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CTC-NY or CTC-DE in full force and effect so long as this Agreement shall be in effect. The foregoing shall not limit the rights of any party to serve process in any other manner permitted by law.

                  (c) To the extent that either of the parties hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such person hereby irrevocably waives such immunity in respect of its obligations with respect to this Agreement.

                  SECTION 8.05 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  If to Fresenius AG or any member of the Fresenius AG Group:

                  Fresenius AG
                  Borkenberg 14
                  61440 Oberursel
                  61343 Bad Homburg
                  Germany
                  Attention: Mr. Udo Werle
                  Fax: 011-49-6171-60-2104

                  with a copy to:

                  O'Melveny & Myers
                  Citicorp Center
                  153 East 53rd Street
                  New York, NY 10022-4611
                  Attention: Dr. Ulrich Wagner
                  Fax: (212) 326-2061

         If to GmbH or any member of the FWD Business Group

                  GmbH
                  c/o Fresenius AG
                  Borkenberg 14
                  61440 Oberursel
                  61343 Bad Homburg
                  Germany
                  Attention: Mr. Udo Werle
                  Fax: 011-49-6171-60-2104

                  with a copy to:

                  W. R. Grace & Co.-Conn.
                  One Town Center Road
                  Boca Raton, Florida 33486-1010
                  Attention: Secretary
                  Fax: (407) 362-1635
                  with a copy to:

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York 10019
                  Attention: Andrew R. Brownstein, Esq.
                  Fax: (212) 403-2000

or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section 8.05.

                  SECTION 8.06 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement signed by all of the parties hereto.

                  SECTION 8.07 SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Except for the provisions of Sections
4.02 and 4.03 relating to indemnities, which are also for the benefit of the Indemnitees, this Agreement is solely for the benefit of the parties hereto and their Subsidiaries and Affiliates and is not intended to confer upon any other Persons any rights or remedies hereunder.

                  SECTION 8.08 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 8.09 INTERPRETATION. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

                  SECTION 8.10 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

                  SECTION 8.11 REFERENCES; CONSTRUCTION. References to any "Article," "Exhibit," "Schedule" or "Section," without more, are to Articles, Exhibits, Schedules and Sections to or of this Agreement. Unless otherwise expressly stated, clauses beginning with the term "including" set forth examples only and in no way limit the generality of the matters thus exemplified.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       FRESENIUS AG


                                       By: /s/ Gerd Krick
                                           -------------------------------
                                           Name:
                                           Title:


                                       STERIL PHARMA GMBH


                                       By: /s/ Gerd Krick
                                           -------------------------------
                                           Name:
                                           Title:


                                       W. R. GRACE & CO.-CONN.


                                       By: /s/ Albert J. Costello
                                           -------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A


                         TAX INDEMNIFICATION AGREEMENT


                 TAX INDEMNIFICATION AGREEMENT (the "Agreement"), dated February , 1996, among FRESENIUS AG, an Aktiengesellschaft organized under the laws of the Federal Republic of Germany ("Fresenius AG"), Newco and W.R. Grace & Co.-Conn., a Connecticut corporation ("Grace-Conn.").

                                    RECITALS

                 A. WHEREAS Fresenius AG has organized Newco for the purposes of effecting the transactions described herein and in the Agreement and Plan of Reorganization dated February 4, 1996 (the "Reorganization Agreement");

                 B. WHEREAS, as part of those transactions, Fresenius AG will have made the Contribution, as such term is defined in the Reorganization Agreement;

                 C. WHEREAS, as part of such transactions, W.R. Grace & Co., a New York corporation ("Grace") will have effected the Recapitalization and the Distribution, as such terms are defined in the Reorganization Agreement;

                 D. WHEREAS, as part of such transactions, the Fresenius USA Merger and the Grace Merger, as such terms are defined in the Reorganization Agreement, will have occurred; and

                 E. WHEREAS the parties hereto have determined that it is necessary and desirable to set forth their agreement with regard to the liability for Taxes (as such term is defined in that certain Tax Sharing and Indemnification Agreement dated as of the Closing Date, between Grace and Grace-Conn. (the "Tax Sharing Agreement")) relating to the Contribution and the Fresenius USA Merger;

                 NOW THEREFORE, in consideration of the premises, and of the covenants and agreements set forth herein and other good and valuable consideration, the parties agree as follows:

                 Section 1. Definitions. Capitalized terms not otherwise defined herein or by reference to a particular document referred to herein shall have the meaning ascribed to such terms in the Tax Sharing Agreement.

                 Section 2. Indemnification. Subject to the other provisions of this Agreement, Fresenius AG agrees to indemnify, defend and to hold harmless Grace, Grace-Conn., the Grace-Conn. Indemnities, Newco and Newco's subsidiaries from and against any Taxes, liability and Indemnifiable Losses,
(1) resulting from the Contribution or the Fresenius USA Merger or (2) arising out of, relating to or associated with any business or assets of Fresenius AG or its subsidiaries other than the FWD Business Assets or FWD Business ("Other Business"). Without limiting the foregoing, in the event that a Fresenius AG subsidiary operates both an FWD Business and an Other Business ("Dual Subsidiary"), Fresenius AG will indemnify and hold harmless Newco and its subsidiaries from and against any Tax liability and Indemnifiable Losses arising from or relating to any Other Business Tax Items. "Other Business Tax Items" shall mean a Tax Item attributable to

Fresenius AG and its subsidiaries other than a Tax Item solely attributable to the FWD Business. "Tax Item" means any item of income, gain, loss, deduction, credit, provisions for reserves, recapture of credit or any other item which increases or decreases taxes paid or payable. Fresenius AG will advance to Newco and/or any Dual Subsidiary any Taxes attributable to Other Business Tax Items in advance of the due date for the payment of such Taxes in respect of any Dual Subsidiary and pay the Tax due with respect to such Tax Return. Newco will cause to be filed any Tax Returns in respect of any Dual Subsidiary due after the Closing Date. Fresenius AG shall not be responsible for, and shall not indemnify, defend or hold harmless Newco or its subsidiaries from, any Taxes for which any of the corporations that are the subject of the Contribution or the Fresenius USA Merger are liable in connection with any of the operations of the FWD Business (and not Other Business Tax Items), whether occurring before or after the date of the Contribution or the Fresenius US Merger. Disputes with respect to the calculation of Other Business Tax Items shall be resolved in the manner set forth in Section 5.04 of the Tax Sharing Agreement.

                 Section 3. Notice of Indemnity. Whenever Newco or Grace-Conn., or any of their respective subsidiaries (hereinafter an "Indemnitee"), becomes aware of the existence of an issue which could cause Fresenius AG (hereinafter the "Indemnitor") to have any liability for indemnification hereunder ("Indemnity Issue"), the Indemnitee shall promptly give notice to the Indemnitor of such Indemnity Issue. The failure of any Indemnity to give such notice shall not relieve the Indemnitor of its obligations under this Agreement except to the extent the Indemnitor or any of its affiliates is actually materially prejudiced by such failure to give notice. The Indemnitor and its representatives, at the Indemnitor's expense, shall be entitled to participate (i) in all conferences, meetings or proceedings with any taxing authority, the subject matter of which is or includes an Indemnity Issue and (ii) in all appearances before any court, the subject matter of which is or includes an Indemnity Issue. The party who has the responsibility for filing the Tax Return with respect to which there in an increased Tax liability as a result of an Indemnity Issue (the "Responsible Party") shall have the right to decide as between the parties how such matter is to be dealt with and finally resolved with the appropriate taxing authority and shall control all audits and similar proceedings. The Responsible Party agrees to cooperate in the settlement of any Indemnity Issue with the other party and to take such other party's interests into account. If the Indemnitor is not the Responsible Party, (A) such cooperation may include permitting the Indemnitor, at the Indemni-tor's sole expense, to litigate or otherwise resolve any Indemnity Issue, and (B) whenever more than one action is reasonably available in connection with any Indemnity Issue, the Responsible Party agrees to take whatever action would mitigate the Indemnitor's liability hereunder, after consultation with the Indemnitor. Notwithstanding the foregoing, nothing herein shall require or obligate the Indemnitor to contest any Indemnity Issue.

                 Section 4. Expenses. Unless otherwise expressly provided in this Agreement, each party shall bear any and all expenses that arise from their respective obligations under this Agreement.

                 Section 5. Entire Agreement. This Agreement, together with the Tax Sharing Agreement, constitutes the entire agreement of the parties concerning the subject matter hereof and supersedes all other agreements, whether or not written, in respect of any indemnification obligation of Fresenius AG to Newco or Grace-Conn. or any of their respective subsidiaries. This Agreement may not be amended except in writing, signed by the parties hereto. Anything in this Agreement or the Distribution Agreement to the contrary notwithstanding, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Distribution Agreement, the provisions of this Agreement shall control.

                 Section 6.  Notices.

                 To Grace-Conn. or any member of the Grace-Conn. Group:

                 Grace-Conn.
                 One Town Center Road
                 Boca Raton, Florida  33486-1010
                 Attention:  Secretary
                 Fax:  (407) 362-1635

                 With a copy to:

                 Wachtell, Lipton, Rosen & Katz
                 51 West 52nd Street
                 New York, New York  10019
                 Attention:  Andrew R. Brownstein, Esq.
                 Fax:  (212) 403-2000

                 To Grace or any member of the NMC Group:

                 National Medical Care, Inc.
                 1601 Trapelo Road
                 Reservoir Place
                 Waltham, Massachusetts  02154
                 Attention:  General Counsel

                 Section 7. Term. This Agreement shall commence on the date of execution indicated below and shall continue in effect until otherwise agreed to in writing by Grace-Conn. and Fresenius AG, or their successors.

                 Section 8. Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without in-validating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

                 Section 9. Governing Law. This Agreement shall be governed by the laws of New York.

                 Section 10. Titles and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part or to affect the meaning or interpretation of this Agreement.

                 In WITNESS WHEREOF, the parties have executed this Agreement
as of the    day of     , 1996.


                                                  FRESENIUS AG



                                                  By:
                                                     -----------------------
                                                  Name:
                                                  Title:


                                                  NEWCO



                                                  By:
                                                     -----------------------
                                                  Name:
                                                  Title:


                                                  W.R. GRACE & CO.-CONN.



                                                  By:
                                                     -----------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT B


                             PROPOSED TERMS OF LEASE

Property Land and buildings located in Germany to the extent used in FWD's operations.

Term                              30 years.

Rental The equivalent of $12 million per year, exclusive of maintenance and other costs, providing for adjustment in accordance with German commercial practices for similar real estate.

                                                                       EXHIBIT C


                       TERMS OF LICENSE FOR NAME AND MARK


Worldwide exclusive use of Fresenius name and trademarks in the Newco corporate name and in connection with all aspects of the business of supplying renal care-related goods or services (the "Renal Business"), including laboratories. The license will be royalty-free and perpetual, subject to minimal trademark limitations.

North American exclusive use of Fresenius name and trademarks in connection with all aspects of other businesses of Newco in health care goods or services, provided that such license shall apply to a particular product or service only if, at the time of the first proposed commercial use by Newco in connection with a product or service, such product or service does not compete with a North American business of Fresenius AG then using the Fresenius name (i.e., first commercial use, existing Fresenius businesses to be grandfathered). Outside North America, Newco may obtain a license to use the Fresenius name and trademarks in connection with health care goods and services with the consent of Fresenius AG which will not be unreasonably withheld.

Newco to have a right of first negotiation/first refusal from Fresenius AG and Grace-Conn. on all new technology with respect to application in or in material special relationship to the Renal Business and the right to use the Fresenius name and trademark in respect of goods or services manufactured, sold or provided under such technology.

The parties will negotiate in good faith with respect to commercially reasonable licenses of the Fresenius name and trademarks beyond the foregoing.

Fresenius AG and Grace-Conn. will each give an appropriate 10-year covenant not to compete with Newco in the Renal Business.

Outside North America, Newco will do business under the name Fresenius Medical Care. In North America, Newco will do business initially under the name Fresenius/NMC.